Exhibit 10.1

H&E Equipment Services, LLC

Loan Agreement - GECC

June 2002

Execution Copy

H&E EQUIPMENT SERVICES L.L.C.,

and

GREAT NORTHERN EQUIPMENT, INC.,

as Borrowers,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

THE LENDERS SIGNATORY HERETO

FROM TIME TO TIME,

as Lenders

GENERAL ELECTRIC CAPITAL CORPORATION,

as Arranger

BANK OF AMERICA, N.A.,

as Syndication Agent

FLEET CAPITAL CORPORATION,

as Documentation Agent

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent

CREDIT AGREEMENT

Dated as of June 17, 2002

TABLE OF CONTENTS

Clause

1.	AMOUNT AND TERMS OF CREDIT
	1.1	Credit Facilities
	1.2	Letters of Credit
	1.3	Prepayments
	1.4	Use of Proceeds
	1.5	Interest and Applicable Margins
	1.6	Eligible Accounts
1.6A	Eligible Rolling Stock
1.6B	Eligible Rentals
	1.7	Eligible Parts and Tools Inventory
1.7A	Eligible Equipment Inventory
	1.8	Cash Management Systems
	1.9	Fees
	1.10	Receipt of Payments
	1.11	Application and Allocation of Payments
	1.12	Loan Account and Accounting
	1.13	Indemnity
	1.14	Access
	1.15	Taxes
	1.16	Capital Adequacy; Increased Costs; Illegality
	1.17	Single Loan
2.	CONDITIONS PRECEDENT
	2.1	Conditions to the Initial Loans
	2.2	Further Conditions to Each Loan
3.	REPRESENTATIONS AND WARRANTIES
	3.1	Corporate or Limited Liability Company Existence; Compliance with Law
	3.2	Executive Offices; Collateral Locations; FEIN
	3.3	Corporate or Limited Liability Company Power, Authorization, Enforceable Obligations

i

	3.4	Financial Statements and Projections
	3.5	Material Adverse Effect
	3.6	Ownership of Property; Liens
	3.7	Labor Matters
	3.8	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness
	3.9	Government Regulation
	3.10	Margin Regulations
	3.11	Taxes
	3.12	ERISA
	3.13	No Litigation
	3.14	Brokers
	3.15	Intellectual Property
	3.16	Full Disclosure
	3.17	Environmental Matters
	3.18	Insurance
	3.19	Deposit and Disbursement Accounts
	3.20	Government Contracts
	3.21	Customer and Trade Relations
	3.22	Agreements and Other Documents
	3.23	Solvency
	3.24	Contribution Agreement and Plan of Reorganization
	3.25	Status of Holdings
	3.26	Senior Debt
4.	FINANCIAL STATEMENTS AND INFORMATION
	4.1	Reports and Notices
	4.2	Communication with Accountants
5.	AFFIRMATIVE COVENANTS
	5.1	Maintenance of Existence and Conduct of Business

	5.2	Payment of Charges
	5.3	Books and Records
	5.4	Insurance; Damage to or Destruction of Collateral
	5.5	Compliance with Laws
	5.6	Supplemental Disclosure
	5.7	Intellectual Property
	5.8	Environmental Matters
	5.9	Landlords’ Agreements, Mortgagee Agreements, Bailee Letters, Real Estate Purchases and Vendor Inter-Creditor Agreements
	5.10	Government Accounts
	5.11	Further Assurances
6.	NEGATIVE COVENANTS
	6.1	Acquisitions, Subsidiaries, Etc.
	6.2	Investments; Loans and Advances
	6.3	Indebtedness
	6.4	Employee Loans and Affiliate Transactions
	6.5	Capital Structure and Business
	6.6	Guaranteed Indebtedness
	6.7	Liens
	6.8	Disposition of Stock and Assets
	6.9	ERISA
	6.10	Financial Covenants
	6.11	Hazardous Materials
	6.12	Designated Senior Debt
	6.13	Cancellation of Indebtedness
	6.14	Restricted Payments
	6.15	Change of Name or Location; Change of Fiscal Year
	6.16	No Impairment of Intercompany Transfers
	6.17	No Speculative Transactions

	6.18	Changes Relating to Senior Debt; Subordinated Debt Designation of Credit Facility
	6.19	Changes in Depreciation Schedules
	6.20	Credit Parties Other than Borrowers
	6.21	Lock Box Remittances; Vendor Payments
7.	TERM
	7.1	Termination
	7.2	Survival of Obligations Upon Termination of Financing Arrangements
	7.3	Default Purchase Option
8.	EVENTS OF DEFAULT: RIGHTS AND REMEDIES
	8.1	Events of Default
	8.2	Remedies
	8.3	Waivers by Credit Parties
9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT
	9.1	Assignment and Participations
	9.2	Appointment of Agent
	9.3	Agent’s Reliance, Etc.
	9.4	GE Capital and Affiliates
	9.5	Lender Credit Decision
	9.6	Indemnification
	9.7	Successor Agent
	9.8	Co-Agents
	9.9	Setoff and Sharing of Payments
	9.10	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert
10.	SUCCESSORS AND ASSIGNS
	10.1	Successors and Assigns
11.	MISCELLANEOUS
	11.1	Complete Agreement; Modification of Agreement
	11.2	Amendments and Waivers

	11.3	Fees and Expenses
	11.4	No Waiver
	11.5	Remedies
	11.6	Severability
	11.7	Conflict of Terms
	11.8	Confidentiality
	11.9	Governing Law
	11.10	Notices
	11.11	Section Titles
	11.12	Counterparts
	11.13	Waiver of Jury Trial
	11.14	Press Releases and Related Matters
	11.15	Reinstatement
	11.16	Advice of Counsel
	11.17	No Strict Construction
12.	CROSS-GUARANTY
	12.1	Cross-Guaranty
	12.2	Waivers by Borrowers
	12.3	Benefit of Guaranty
	12.4	Subordination of Subrogation, Etc.
	12.5	Election of Remedies
	12.6	Limitation
	12.7	Contribution with Respect to Guaranty Obligations
	12.8	Liability Cumulative

v

INDEX OF APPENDICES

Exhibit l.l(a)(i)	-	Form of Notice of Revolving Credit Advance
Exhibit l.l(a)(ii)	-	Form of Revolving Note
Exhibit l.l(b)(ii)	-	Form of Swing Line Note
Exhibit l.5(e)	-	Form of Notice of Conversion/Continuation
Exhibit l.6B(a)	-	Form of Lease
Exhibit 4.l(b)	-	Form of Borrowing Base Certificate
Exhibit 6.7(d)(iii)(A)	-	Form of Intercreditor Agreement (Floor Plan Inventory)
Exhibit 6.7(d)(iii)(B)	-	Form of Intercreditor Agreement (Off Balance Sheet Inventory)
Exhibit 9.1(a)	-	Form of Assignment Agreement
Exhibit B-l(a)	-	Form of Notice of Issuance of Letter of Credit
Schedule 1.1	-	Responsible Individual
Schedule 1.4	-	Sources and Uses; Funds Flow Memorandum
Schedule 3.2	-	Executive Offices; FEIN
Schedule 3.4(A)	-	Financial Statements
Schedule 3.4(B)	-	Pro Forma
Schedule 3.4(C)	-	Projections
Schedule 3.4(D)	-	Fair Salable Balance Sheet
Schedule 3.4(E)	-	Financial Statements
Schedule 3.6	-	Real Estate and Leases
Schedule 3.7	-	Labor Matters
Schedule 3.8	-	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.11	-	Tax Matters
Schedule 3.12	-	ERISA Plans
Schedule 3.13	-	Litigation
Schedule 3.15	-	Intellectual Property
Schedule 3.17	-	Hazardous Materials
Schedule 3.18	-	Insurance
Schedule 3.19	-	Deposit and Disbursement Accounts
Schedule 3.20	-	Government Contracts
Schedule 3.22	-	Material Agreements
Schedule 5.1	-	Trade Names
Schedule 5.9	-	Real Estate Liens
Schedule 6.2	-	Investments
Schedule 6.3	-	Indebtedness
Schedule 6.4(a)	-	Extraordinary Transactions
Schedule 6.4(b)	-	Transactions with Affiliates
Schedule 6.6	-	Guaranteed Indebtedness
Schedule 6.7	-	Existing Liens
Annex A (Recitals)	-	Definitions
Annex B (Section 1.2)	-	Letters of Credit
Annex C (Section 1.8)	-	Cash Management Systems

Annex D (Section 2.1 (a))	-	Closing Checklist
Annex E (Section 4.l(a))	-	Financial Statements and Projections — Reporting
Annex F (Section 4.1(b))	-	Collateral Reports
Annex G (Section 6.10)	-	Financial Covenants
Annex H (Section 9.9(a))	-	Lenders’ Wire Transfer Information
Annex I (Section 11.10)	-	Notice Addresses

CREDIT AGREEMENT, dated as of June 17, 2002 (this “Credit Agreement”), among GREAT NORTHERN EQUIPMENT, INC., a Montana corporation (“Great Northern”), H&E EQUIPMENT SERVICES L.L.C., a Louisiana limited liability company (f/k/a/ Gulf Wide Industries, L.L.C., a Louisiana limited liability company (“Gulf Wide”)) (“H&E” and together with Great Northern, each individually, a “Borrower”, and collectively and jointly and severally, the “Borrowers”), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself as Lender, as Administrative Agent for the Lenders and the other Lenders signatory hereto from time to time, GENERAL ELECTRIC CAPITAL CORPORATION, as Arranger (“Arranger”), BANK OF AMERICA, N.A., as Syndication Agent (“Syndication Agent”) and FLEET CAPITAL CORPORATION, as Documentation Agent (“Documentation Agent”).

WHEREAS:

(A)                              ICM Equipment Company, L.L.C., a Delaware limited liability company (“ICM”), owns all of the outstanding shares of capital stock of GNE Investments, Inc., a Washington corporation (“GNE Investments”);

(B)                                GNE Investments owns all of the outstanding shares of capital stock of Great Northern;

(C)                                H&E, owns all of the outstanding membership interests of Head & Engquist Equipment L.L.C, a Louisiana limited liability company (“Head & Engquist Equipment”);

(D)                               Pursuant to that certain Contribution Agreement and Plan of Reorganization dated as of June 14, 2002 (the “Contribution Agreement and Plan of Reorganization”) among H&E Holdings L.L.C., a Delaware limited liability company (“H&E Holdings”), H&E, Head & Engquist Equipment, ICM and the equity holders of ICM and H&E, all common and preferred equity of ICM and H&E will be contributed to H&E Holdings (the “H&E Contribution”) in exchange for membership interests in H&E Holdings so that H&E Holdings will own all of the outstanding membership interests of ICM and H&E;

(E)                                 As provided in the Contribution Agreement and Plan of Reorganization, immediately following the H&E Contribution, H&E Holdings will contribute all of the membership interests in ICM to H&E so that H&E will own all of the outstanding membership interests of ICM, and immediately prior to the execution of this Credit Agreement, Head & Engquist Equipment and ICM will merge with and into H&E (the “Mergers”);

(F)                                 Upon consummation of the Mergers, H&E will own all of the outstanding shares of capital stock of (i) GNE Investments, which will hold all of the outstanding shares of capital stock of Great Northern and (ii) H&E Finance Corp., a Delaware corporation (“H&E Finance”), which is being organized prior to the execution of this Credit Agreement for the purpose of entering into and consummating the transactions under the Senior Note Indenture and Senior Subordinated Note Indenture (as each such term is defined below);

(G)                                Borrowers have requested that Lenders extend a revolving credit facility to Borrowers of up to One Hundred Fifty Million Dollars ($150,000,000) in aggregate principal amount for the purpose of refinancing certain indebtedness of Borrowers and to provide (a) working capital financing for Borrowers, (b) funds for other general corporate purposes of Borrowers and (c) funds for other purposes permitted hereunder, and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein;

(H)                               H&E and H&E Finance have agreed to finance certain of its indebtedness through the issuance of (i) $200,000,000 of senior secured notes (together with any other senior notes issued pursuant to the Senior Note Indenture, as amended, modified or supplemented from time to time in accordance with their terms and the terms hereof, the “Senior Notes”) pursuant to an Indenture dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with its terms and the terms hereof, the “Senior Note Indenture”) among H&E, H&E Finance and Bank of New York, as trustee and (ii) $50,000,000 of senior unsecured subordinated notes (together with any other senior unsecured subordinated notes issued pursuant to the Senior Subordinated Note Indenture, as amended, modified or supplemented from time to time in accordance with their terms and the terms hereof, the “Senior Subordinated Notes”) pursuant to an Indenture dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with its terms and the terms hereof, the “Senior Subordinated Note Indenture”) among H&E, H&E Finance and Bank of New York, as trustee;

(I)                                    Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property;

(J)                                   GNE Investments, H&E Holdings and H&E Finance are willing to guarantee all of the obligations of Borrowers to Agent and Lenders under the Loan Documents and (i) H&E Holdings is willing to pledge to Agent, for the benefit of Agent and Lenders, all of the membership interests of H&E to secure such guaranty and all Obligations (as defined in Annex A), (ii) H&E is willing to pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of H&E Finance and GNE Investments to secure such guaranty and all Obligations, and (iii) GNE Investments is willing to pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of Great Northern to secure the Obligations; and

(K)                               Capitalized terms used in this Agreement have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern.  All Annexes, Disclosures Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement.  These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS HEREINAFTER CONTAINED, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE PARTIES HERETO AGREE AS FOLLOWS:

1.  AMOUNT AND TERMS OF CREDIT

1.1                                 Credit Facilities

(a)           Revolving Credit Facility

(i)                                     Subject to the terms and conditions hereof and to the last sentence of Section 1.1(c), each Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”).  The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint.  Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a); provided, that the amount of any Revolving Credit Advance to be made to any Borrower at any time shall not exceed Borrowing Availability of such Borrower at such time or, cause the Borrowing Availability of all Borrowers to be exceeded. Moreover, the sum of the Revolving Loan and Swing Line Loan outstanding to any Borrower shall not exceed at any time that Borrower’s separate Borrowing Base, provided, that in the case of any Revolving Advances or Swingline Advances that constitute H&E/Great Northern Advances included in such sum, “that Borrower’s separate Borrowing Base” shall mean the Great Northern Borrowing Base.  Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to the representative of Agent identified in Schedule 1.1 at the address specified therein.  Any such notice must be given no later than (l) noon (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) noon (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan.  Each such notice (a “Notice of Revolving Credit Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit l.l(a)(i), and shall include the information required in such Exhibit and such other administrative information as may be reasonably required by Agent.  If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

(ii)                                  Upon the request of any Revolving Lender, each Borrower shall execute and deliver to such Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each such note shall be in the maximum principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit l.l(a)(ii) (each as amended or replaced from time to time, a “Revolving Note” and, collectively, the “Revolving Notes”). Each Revolving Note shall represent the obligation of the applicable Borrower to pay the amount of the applicable Revolving Lender’s Revolving Loan Commitment or, if less, such Revolving Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to such Borrower together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the aggregate Revolving Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(b)           Swing Line Facility

(i)                                     Agent shall notify the Swing Line Lender upon Agent’s receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a “Swing Line Advance”) in accordance with any such notice.  The provisions of this Section l.l(b) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.l(a); provided, that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Credit Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of (x) the Maximum Amount and (y) the Aggregate Borrowing Base in each case, less the outstanding balance of the Revolving Loan at such time (“Swing Line Availability”).  Moreover, the Swing Line Loan outstanding to any Borrower shall not exceed at any time such Borrower’s separate Borrowing Base less the Revolving Loan outstanding to such Borrower, provided, that in the case of any H&E/Great Northern Advance, “such Borrower’s separate Borrowing Base” shall mean the Great Northern Borrowing Base.  Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section l.l(b).  Each Swing Line Advance shall be made on the day requested pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the applicable Borrower requesting a Swing Line Advance in accordance with Section 1.1(a).  Any such notice must be given no later than noon (New York time) on the Business Day of the proposed Swing Line Advance.  Unless the Swing Line Lender has received at least one Business Day’s prior written notice from Majority Revolving Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 2.2, except in the case of a Prohibited Swing Line Advance, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(b)(iii) or purchase participating interests in accordance with Section 1.1(b)(iv).  Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan.  Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

(ii)                                  Upon the request of the Swing Line Lender, each Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. If a promissory note is requested, each such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.l(b)(ii) (each as amended or replaced from time to time, a “Swing Line Note” and, collectively, the “Swing Line Notes”).  Each Swing Line Note shall represent the obligation of the applicable Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to such Borrower together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the Swing Line Loan and all other non contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

(iii)                               The Swing Line Lender shall at any time and from time to time in its sole and absolute discretion, but not less frequently than on each Settlement Date on behalf of any Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf), request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to such Borrower (which shall be an Index Rate Loan) in an amount equal to such Revolving Lender’s Pro Rata Share of the principal amount of such Borrower’s Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given.  Unless any of the events described in Sections 8.l(h) or (i) has occurred (in which event the procedures of Section l.l(b)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date such notice is given.  The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the applicable Borrower.

(iv)                              If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section l.l(b)(iii), one of the events described in Sections 8.1(h) or (i) has occurred, then, subject to the provisions of Section 1.1(b)(v) below, each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of the applicable Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to such Borrower in an amount equal to its Pro Rata Share of such Swing Line Loan.  Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v)                                 Each Revolving Lender’s obligation to make Revolving Credit Advances in accordance with Section 1.1(b)(iii) and to purchase participation interests in accordance with Section l.l(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time; or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1(b)(iii) or 1.l(b)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

(c)           Reliance on Notices; Appointment of Borrower Representative

Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any such notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.  Each Borrower, and to the extent applicable, each other Credit Party, hereby designates H&E as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Credit Party or Credit Parties under the Loan Documents.  Borrower Representative hereby accepts such appointment.  Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Credit Parties, and may give any notice or communication required or permitted to be given to any Credit Party or Credit Parties hereunder to Borrower Representative on behalf of such Credit Party or Credit Parties.  Each Credit Party agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Credit Party and shall be binding upon and enforceable against such Credit Party to the same extent as if the same had been made directly by such Credit Party.  Notwithstanding anything to the contrary contained herein, unless the Requisite Lenders shall otherwise agree in writing, the Borrower Representative shall not make any request for an Advance on behalf of Great Northern and Great Northern shall not be entitled to borrow from Lenders hereunder, provided, that subject to the terms hereof, H&E may make requests for and Lenders shall make H&E/Great Northern Advances.

1.2                                 Letters of Credit

Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of any Borrower, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of such Borrower.

1.3                                Prepayments

(a)                                  Voluntary Prepayments; Reductions in Revolving Loan Commitments

Any Borrower may at any time voluntarily prepay all or part of the Revolving Credit Advances made to such Borrower at any time or from time to time without premium or penalty.  Borrowers may at any time on at least ten (10) days’ prior written notice by Borrower Representative to Agent permanently reduce (but not terminate) the Revolving Loan Commitment; provided, that (A) any such reductions shall be in a minimum amount of $5,000,000 and integral multiples of $250,000 in excess of such amount, (B) the Revolving Loan Commitment shall not be reduced to an amount less than the amount of the Revolving Loan plus the Swingline Loan then outstanding, and (C) after giving effect to such reductions, Borrowers shall comply with Section 1.3(b)(i).  In addition, Borrowers may at any time on at least 10 days’ prior written notice by Borrower Representative to Agent terminate the Revolving Loan Commitment; provided, that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B.  Any such payment resulting from termination of the Revolving Loan Commitment must be accompanied by payment of all accrued and unpaid interest on the Loans and other Obligations and any LIBOR funding breakage costs in accordance with Section 1.13(b).  Upon any such reduction or termination of the

Revolving Loan Commitment, each Borrower’s right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided, that a permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit.  Each notice of partial prepayment shall designate the Borrower whose Revolving Credit Advances are to be repaid and identify the particular Revolving Credit Advances to be repaid.

(b)           Mandatory Prepayments

(i)                                     If at any time the aggregate outstanding balances of the Revolving Loan exceeds the lesser of (A) the Maximum Amount less the aggregate outstanding Swing Line Loan at such time and (B) the Aggregate Borrowing Base less the aggregate outstanding Swing Line Loan at such time, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess.  If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.  Furthermore, if, at any time, the outstanding balance of the Revolving Loan to any Borrower exceeds such Borrower’s separate Borrowing Base less the outstanding balance of the Swing Line Loan to such Borrower, the applicable Borrower shall immediately repay its Revolving Credit Advances in the amount of such excess (and, to the extent necessary, provide cash collateral for its Letter of Credit Obligations as described above), provided, that as to any Revolving Advances consisting of H&E Great Northern Advances included in such Revolving Loan balance, “such Borrower’s separate Borrowing Base” shall mean the Great Northern Borrowing Base.

(ii)                                  Immediately upon receipt by any Credit Party of proceeds of any asset disposition (excluding proceeds of dispositions of Equipment Inventory and P&E permitted by Section 6.8 having an aggregate Net Book Value in any one Fiscal Year, not exceeding $500,000) or any sale of Stock of any Subsidiary of such Credit Party, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by any Credit Party in connection therewith (in each case, paid to non-Affiliates), (B) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, on the assets so disposed and (C) transfer taxes plus an appropriate reserve for income taxes in accordance with GAAP in connection therewith.  Any such prepayment shall, subject to Section 1.3(b)(iv), be applied in accordance with Section 1.3(c).

(iii)                               If any Credit Party issues Stock or any Indebtedness (other than Indebtedness permitted by Section 6.3) in excess of $1,000,000 in the aggregate of such Stock and such Indebtedness, no later than the Business Day following the date of receipt of the cash proceeds thereof, the issuing Credit Party shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith; provided, that no such prepayment shall be required, so long as no Event of Default has occurred and is continuing, from the proceeds of any issuance of Stock by a Credit Party (i) to any director, officer or other employee of such Credit Party, the total proceeds of which do not exceed $5,000,000 in the aggregate, (ii) in connection with the Related Transactions, (iii) as consideration for any Person (other than any Affiliate of a Credit Party) providing permitted Indebtedness under Section 6.3, (iv) to any other Credit Party or (v) as consideration to any Person (other than an Affiliate) selling assets in any Permitted Acquisition. Any such prepayment shall, subject to Section 1.3(b)(iv), be applied in accordance with Section 1.3(c).

(iv)                              In the event that Section 1.3(b)(i), (ii) or (iii) shall require any prepayment to be made on a day other than an Interest Payment Date, then upon receipt of such prepayment and to the extent requested by any Borrower, Agent shall hold such amount as cash collateral (provided that the Borrower delivering the same shall have executed and delivered such documents as Agent shall have requested in connection with such cash collateral) and, so long as no Default or Event of Default shall have occurred and be continuing, shall not apply such cash collateral to the prepayment under the applicable paragraph of this Section 1.3 until the next succeeding Interest Payment Date. Such cash collateral shall be invested in Cash Equivalents as directed by such Borrower in accordance with such documents.  Interest earned on such cash collateral shall accrue for the account of the Borrower providing the same, shall constitute additional cash collateral and (assuming no Default or Event of Default shall be continuing) shall be, to the extent remaining, applied to such prepayment on such next succeeding Interest Payment Date.

(c)                                 Application of Certain Mandatory Prepayments

Any prepayments made by any Borrower or Credit Party pursuant to Section 1.3(b)(ii) or (iii) shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to Fees and any other fees and reimbursable expenses of Lenders then due and payable pursuant to any of the Loan Documents; third, to interest men due and payable on the Swing Line Loan; fourth, to the principal balance of the Swing Line Loan until the same has been repaid in full; fifth, to interest then due and payable on the Revolving Credit Advances; sixth, to the outstanding principal balance of the Revolving Credit Advances until the same has been paid in full; seventh, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B and last to any other Obligations, So long as no Event of Default is outstanding, the Borrowers may direct that any such prepayments be applied to Index Rate Loans to the extent outstanding, rather than LIBOR Loans.  Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments; provided, that any prepayment made by any Borrower pursuant to Section 1.3(b)(iii) in connection with the issuance of Indebtedness shall also permanently reduce the Revolving Loan Commitment by the amount of such prepayment.

(d)                                Application of Prepayments from Insurance and Condemnation Proceeds

Prepayments from insurance or condemnation proceeds in accordance with Section 5.4 shall be applied first to the Swing Line Loans and second to the Revolving Credit Advances of the applicable Borrower.  Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments.  So long as no Event of Default is outstanding, the Borrower Representative may direct that any such prepayments be applied to Index Rate Loans to the extent outstanding, rather than LIBOR Loans.  If the insurance or condemnation proceeds received as to a particular Borrower exceed the Loans outstanding to such Borrower, such excess proceeds shall be applied to the Loans outstanding to other Borrowers.

(e)                                 No Implied Consent

Nothing in this Section 1.3 shall be construed to constitute Agent’s or any Lender’s consent to any transaction referred to in Sections 1.3(b)(ii)and 1.3(b)(iii) which is not permitted by other provisions of this Agreement or the other Loan Documents.

1.4                                Use of Proceeds

Borrowers shall utilize the proceeds of the Revolving Loan and the Swing Line Loan solely for the Refinancing (and to pay any related transaction expenses), and for the financing of Borrowers’ ordinary working capital and general corporate needs.  Disclosure Schedule (1.4) contains a description of Borrowers’ sources and uses of funds as of the Closing Date, including Revolving Credit Advances and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

1.5                                Interest and Applicable Margins

(a)                                 Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Revolving Credit Advances and Swing Line Loans being made by each Lender, and in respect of all unreimbursed Letters of Credit Obligations, in arrears on each applicable Interest Payment Date, at the following rates:  (i) with respect to the Revolving Credit Advances and unreimbursed Letter of Credit Obligations and all other Obligations (other than LIBOR Loans and Swing Line Loans), the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower

Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum, based on the aggregate amount of the Swing Line Loan outstanding from time to time.

The Applicable Margins, on a per annum basis, are as follows:

Applicable Margin	Amount

Applicable Revolver Index Margin	1.50%

Applicable Revolver LIBOR Margin	3.00%

Applicable L/C Margin	3.00%

Applicable Unused Line Fee Margin	0.50%

(b)                                If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c)                                 All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable.  The Index Rate is a floating rate determined for each day.  Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

(d)                                So long as an Event of Default has occurred and is continuing, and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder (“Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations.  Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

(e)                                 So long as no Event of Default has occurred and is continuing, Borrower Representative - shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR

Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued.  Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of such amount. Any such election must be made by noon (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which the applicable Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election.  If no election is received with respect to a LIBOR Loan by noon (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if an Event of Default has occurred and is continuing), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period.  Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier.  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 1.5(e).  No Loan may be made as or converted into a LIBOR Loan until the earlier of (i) forty-five (45) days after the Closing Date or (ii) completion of primary syndication as determined by Agent.

(f)                                   Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply.  In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.  If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.  If, notwithstanding the provisions of this

Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

1.6                                Eligible Accounts

All of the Accounts owned by any Borrower and reflected in the most recent Borrowing Base Certificate delivered by such Borrower to Agent shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment exercised in good faith; provided, that (i) any increase of any advance rate above its Original Advance Rate is subject to the approval of all Lenders and (ii) any adjustment by Agent to any criterion set forth below that results in such criterion being less restrictive than as in effect on the Closing Date shall be subject to approval of Requisite Lenders.  Eligible Accounts shall not include any Account of any Borrower:

(a)                                 which does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

(b)                                upon which (i) such Borrower’s right to receive payment is contingent upon the fulfillment of any condition by such Borrower or (ii) such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

(c)                                 to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

(d)                                if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Borrower’s completion of further performance under such contract;

(e)                                 that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(f)                                   with respect to which an invoice, that is not unacceptable to Agent (in its reasonable judgment) in form and substance, has not been sent to the applicable Account Debtor;

(g)                                (i) that is not owned by such Borrower or (ii) to the extent it is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders, and Trustee, on behalf of the holders of Senior Notes;

(h)                                that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party; provided, however, that a sale to any Person that is an Affiliate or such an entity shall not be excluded under this paragraph (h) if such Person is an Affiliate or such an entity solely because it is controlled by BRS or a fund managed by BRS;

(i)                                    that is the obligation of an Account Debtor that is the United States or Canadian government or a political subdivision thereof, or any state, county, province or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, any Canadian equivalent thereof, or any applicable state, county or municipal law restricting assignment thereof, with respect to such obligation; provided, so long as no Default or Event of Default shall have occurred and be continuing, Accounts described in this Section 1.6(i) and identified to the Agent pursuant to Section 5.10 shall be deemed Eligible Accounts to the extent such Accounts in the aggregate outstanding at any time do not exceed $1,500,000 and otherwise meet the eligibility criteria set forth in this Section 1.6;

(j)                                    that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the provinces of Newfoundland, the Northwest Territories and the Territory of Nunavit), unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer;

(k)                                 to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(l)                                    that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(m)                              that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)                                    the Account is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

(ii)                                 the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii)                              a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(n)                                that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in paragraph (m) of this Section 1.6;

(o)                                as to which Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

(p)                                as to which any of the representations or warranties in the Loan Documents are untrue;

(q)                                to the extent such Account is evidenced by a judgment;

(r)                                   to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment;

(s)                                 that is payable in any currency other than Dollars; or

(t)                                   that is otherwise unacceptable to Agent in its reasonable credit judgment.

1.6A                      Eligible Rolling Stock

All of the P&E owned by any Borrower and reflected in the most recent Borrowing Base Certificate delivered by such Borrower to Agent shall be “Eligible Rolling Stock” for purposes of this Agreement, except any P&E to which any of the exclusionary criteria set forth below applies.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Rolling Stock in its reasonable credit judgment; provided, that (i) any increase of any advance rate above its Original Advance Rate is subject to the approval of all Lenders and (ii) any adjustment by Agent to any criterion set forth below that results in such criterion being less restrictive than as in effect on the Closing Date shall be subject to approval of Requisite Lenders.  Eligible Rolling Stock shall not include any P&E of any Borrower:

(a)                                 that is not owned by such Borrower free and clear of all Liens and rights of any other person, except the Liens in favor of Agent, on behalf of itself and Lenders, and Collateral Agent on behalf of the holders of Senior Notes, and the rights of a lessee pursuant to any permitted lease of such P&E or Permitted Encumbrances;

(b)                                if such P&E (i) is not stored on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule (3.2), or (ii) following thirty (30) days after the Closing Date, is stored at a leased location in respect of which Agent has requested a landlord waiver, unless a reasonably satisfactory landlord waiver has been delivered to Agent, provided that Agent may, following thirty (30) days after the Closing Date, treat any such

P&E at any such location as Eligible Rolling Stock and, in lieu of imposing the exclusionary criterion in this paragraph (b) to such P&E, impose a Reserve (without duplicating any Reserve established for other eligible collateral at such location as a consequence of the failure to obtain such landlord’s waiver) in an amount not less than six month’s rent for all such P&E stored at such location in respect of which such a landlord waiver has not been delivered, or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, (iv) is stored at an owned location subject to a mortgage in favor of a lender other than Agent unless a reasonably satisfactory mortgagee waiver requested by Agent has been delivered to Agent or (v) is anything other than automotive equipment, a trailer, a truck, a forklift, a motor vehicle or other rolling stock;

(c)                                 that is covered by a certificate of title unless the interest of Agent in the P&E has been noted on such certificate of title in accordance with applicable law;

(d)                                that is excess, obsolete or damaged;

(e)                                 that is held for sale or lease in the ordinary course of such Borrower’s business;

(f)                                   that is not subject to a first priority Lien in favor of Agent on behalf of itself and Lenders;

(g)                                as to which any of the representations or warranties pertaining to P&E set forth in the Loan Documents are untrue;

(h)                                that is not covered by casualty insurance as to which Agent is listed as loss payee in accordance with Section 5.4(c); or

(i)                                    that is otherwise unacceptable to Agent in its reasonable credit judgment.

1.6B                         Eligible Rentals

All of the Rentals of each Borrower and reflected in the most recent Borrowing Base Certificate delivered by such Borrower to Agent shall be “Eligible Rentals” for purposes of this Agreement, except any Rental to which any of the exclusionary criteria set forth below applies.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date to adjust any such criteria and to establish new criteria with respect to Eligible Rentals in its reasonable credit judgment, provided, that (i) any increase of any advance rate above its Original Advance Rate is subject to the approval of all Lenders and (ii) any adjustment by Agent of any criteria set forth below that results in such criteria being less restrictive than as in effect on the Closing Date shall be subject to the approval of Requisite Lenders.  Eligible Rentals shall not include any Rental of any Borrower;

(a)                                 not subject to a written lease agreement in the form attached as Exhibit 1.6B(a) or otherwise in form and substance acceptable to Agent;

(b)                                not subject to a first priority security interest of Agent on behalf of Lenders, perfected by possession of all Chattel Paper related to such Rental by possession or by the stamping of notice of Agent’s security interest thereon;

(c)                                 not due within ninety (90) days of the applicable date of determination;

(d)                                upon which such Borrower is not able to bring suit or otherwise enforce its remedies against the relevant lessee through judicial process;

(e)                                 that (i) is not owned by such Borrower, (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders or (iii) is subject to any counterclaim, dispute, offset or defense;

(f)                                   that is the obligation of a lessee that is the United States or Canadian government or a political subdivision thereof, or any state, county, province or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, its Canadian equivalent or any applicable state, county or municipal law restricting assignment thereof, with respect to such obligation;

(g)                                that is the obligation of a lessee located in a foreign country other than Canada (excluding the province of Newfoundland, the Northwest Territories and the Territory of Nunavit), unless payment thereof is assured by a letter of credit, reasonably satisfactory to Agent as to form, amount and issuer;

(h)                                that is in default, or is due under a lease which is in default;

(i)                                    if any lessee obligated upon such Rental suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due;

(j)                                    if any petition is filed by or against any lessee obligated upon such Rental under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(k)                                 that is the obligation of a lessee if fifty percent (50%) or more of the Dollar amount of all Rentals owing by that lessee are ineligible under the other criteria set forth in this Section 1.6B;

(l)                                    as to which any of the representations or warranties in the Loan Documents are untrue;

(m)                              to the extent such Rental exceeds any credit limit established by Agent, in its reasonable credit judgment;

(n)                                that is payable in any currency other than Dollars; or

(o)                                that is otherwise unacceptable to Agent in its reasonable credit judgment.

1.7                                Eligible Parts and Tools Inventory

All of the Parts and Tools Inventory owned by any Borrower and reflected in the most recent Borrowing Base Certificate delivered by such Borrower to Agent shall be “Eligible Parts and Tools Inventory” for purposes of this Agreement, except any Parts and Tools Inventory to which any of the exclusionary criteria set forth below applies. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Parts and Tools Inventory in its reasonable credit judgment; provided, that (i) any increase of any advance rate above its Original Advance Rate is subject to the approval of all Lenders and (ii) any adjustment by Agent to any criterion set forth below that results in such criterion being less restrictive than as in effect on the Closing Date shall be subject to approval of Requisite Lenders.  Eligible Parts and Tools Inventory shall not include any Parts and Tools Inventory of any Borrower;

(a)                                 that (i) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Parts and Tools Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Collateral Agent, on behalf of the holders of Senior Notes, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 hereof (subject to Reserves established by Agent in accordance with Section 5.9 hereof);

(b)                              (i) that is not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule (3.2), or (ii) following thirty (30) days after the Closing Date, is stored at a leased location in respect of which Agent has requested a landlord waiver, unless a reasonably satisfactory landlord waiver has been delivered to Agent, provided that Agent may, following thirty (30) days after the Closing Date, treat any such Parts and Tools Inventory at any such location as Eligible Parts and Tools Inventory and, in lieu of imposing the exclusionary criterion in this paragraph (b) to such Parts and Tools Inventory, impose a Reserve (without duplicating any Reserve established for other eligible collateral at such location as a consequence of the failure to obtain such landlord’s waiver) in an amount not less than six month’s rent for all Parts and Tools Inventory stored at such location in respect of which such a landlord waiver has not been delivered, or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent unless a reasonably satisfactory mortgagee waiver requested by Agent has been delivered to Agent, or (v) is located at any site if the aggregate book value of Parts and Tools Inventory at any such location is less than $25,000;

(c)                                 that is placed on consignment or is in transit;

(d)                                that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

(e)                                 that is excess, obsolete, unsalable or damaged;

(f)                                   that consists of display items or packing or shipping materials, manufacturing supplies or work-in-process Inventory;

(g)                                that is not held for sale in the ordinary course of such Borrower’s business;

(h)                                that is not subject to a first priority Lien in favor of Agent on behalf of itself and Lenders;

(i)                                    as to which any of the representations or warranties pertaining to Parts and Tools Inventory set forth in the Loan Documents are untrue;

(j)                                    that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(k)                                 that is not covered by casualty insurance as to which Agent is listed as loss payee in accordance with Section 5.4(c); or

(1)                                 that is otherwise unacceptable to Agent in its reasonable credit judgment.

1.7A                       Eligible Equipment Inventory

All of the Equipment Inventory owned by any Borrower and reflected in the most recent Borrowing Base Certificate delivered by such Borrower to Agent shall be “Eligible Equipment Inventory” for purposes of this Agreement, except any Equipment Inventory to which any of the exclusionary criteria set forth below applies.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Equipment Inventory in its reasonable credit judgment; provided, that (i) any increase of any advance rate above its Original Advance Rate is subject to the approval of all Lenders and (ii) any adjustment by Agent to any criterion set forth below that results in such criterion being less restrictive than as in effect on the Closing Date shall be subject to approval of Requisite Lenders.  Eligible Equipment Inventory shall not include any Equipment Inventory of any Borrower:

(a)                                 that is not owned by such Borrower free and clear of all Liens and rights of any other person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Equipment Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Collateral Agent, on behalf of the holders of Senior Notes, and the rights of a lessee pursuant to any permitted lease of such Equipment Inventory or Permitted Encumbrances;

(b)                                that (i) is not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule (3.2), or (ii) following thirty (30) days after the Closing Date, is stored at a leased location in respect of which Agent has requested a landlord waiver, unless a reasonably satisfactory landlord waiver has been delivered to Agent, provided that Agent may, following thirty (30) days after the Closing Date, treat any such Equipment Inventory stored at any such location as Eligible Equipment Inventory and, in lieu of imposing the exclusionary criterion in this paragraph (b) to such Equipment Inventory, impose a Reserve (without duplicating any Reserve established for other eligible collateral at such location as a consequence of the failure to obtain such landlord’s waiver) in an amount not less than six month’s rent for all Equipment Inventory stored at such location in respect of which such a landlord waiver has not been delivered, or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent unless a reasonably satisfactory mortgagee waiver requested by Agent has been delivered to Agent, or (v) is leased to a lessee other than pursuant to a lease entered into in the ordinary course of business of such Equipment Inventory and is located at a site that is in the United States or Canada (excluding the provinces of Newfoundland, the Northwest Territories and the Territory of Nunavit);

(c)                                 that is placed on consignment;

(d)                                that is covered by a negotiable document of title or a certificate of title unless such negotiable document has been delivered to Agent with all necessary endorsements free and clear of all Liens except those in favor of Agent and Lenders, or where it is required to perfect the security interest of Agent in the Equipment Inventory such certificate of title has been noted in such certificate of tide in accordance with applicable law;

(e)                                 that is obsolete, unsalable or damaged beyond repair;

(f)                                   that is not held for sale or lease in the ordinary course of such Borrower’s business;

(g)                                that is not subject to a first priority Lien in favor of Agent on behalf of itself and Lenders;

(h)                                as to which any of the representations or warranties pertaining to Equipment Inventory set forth in the Loan Documents are untrue;

(i)                                    that is not covered by casualty insurance as to which Agent is listed as loss payee in accordance with Section 5.4(c); or

(j)                                    that is otherwise unacceptable to Agent in its reasonable credit judgment.

1.8                                Cash Management Systems

On or prior to the Closing Date, each Borrower will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the “Cash Management Systems”).

1.9                                Fees

(a)                                 Borrowers shall pay to GE Capital, individually, the Fees specified in that certain fee letter of even date herewith among Borrowers and GE Capital (the “GE Capital Fee Letter”), at the times specified for payment therein which shall include the annual Administrative Agent’s fee, which will be due and payable on the Closing Date and on each anniversary thereof.

(b)                                As additional compensation for the Revolving Lenders, Borrowers agree to pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers’ non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

(c)                                 As additional compensation for the Agent, Borrowers agrees to pay to the L/C Issuer with respect to any Letter of Credit, at the time such Letter of Credit is issued or extended, a fronting fee in an amount equal to one quarter of one percent (0.25%) of the face amount of such Letter of Credit.

(d)                                Borrowers shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

(e)                                 In addition, and in addition to the costs of Equipment Inventory Appraisals, P&E Appraisals and Inspections, Borrowers agree to pay to Agent, which are due and payable as incurred, all out of pocket costs (including reasonable fees and expenses) paid by Agent to third party auditors, or a fee of $700 per audit day per in-house auditor, plus out of pocket expenses; provided, that Borrowers only agree to pay such costs and expenses in relation to (unless an Event of Default has occurred and is continuing) not more than four (4) audits in the first twelve months following the Closing Date and not more than three (3) audits in any subsequent year (each such audit to be conducted, while no Event of Default is continuing, during an Inspection).

1.10                           Receipt of Payments

Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account.  For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time.  Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

1.11                           Application and Allocation of Payments

(a)                                  So long as no Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied, first, to the Swing Line Loan and, second, to the Revolving Loan; (ii) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Section 1.3.  As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records.  In the absence of a specific determination by Agent with respect thereto, payments from any Borrower shall be applied to amounts then due and payable in the following order: first, to Fees and reimbursable expenses then due and payable to Agent pursuant to any of the Loan Documents; second, to Fees and any other fees and reimbursable expenses of Lenders then due and payable to Lenders pursuant to any of the Loan Documents; third, to interest then due and payable on the Swing Line Loan; fourth, to the principal balance of the Swing Line Loan until the same has been repaid in full; fifth, to interest then due and payable on the Revolving Credit Advances; sixth, to the outstanding principal balance of the Revolving Credit Advances until the same has been paid in full; seventh, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B; and last to all other Obligations not described in clauses first through seventh, pro rata to the Agent and Lenders.  Notwithstanding the foregoing, if, at the time of any application of any such payment the Commitment Termination Date has occurred, amounts then due under Hedging Agreements from any Borrower shall share (i) on a pro rata basis in applications referred to in clauses sixth and seventh, until all Revolving Credit Advances have been paid in full, all Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B and all obligations of such Borrower under its Hedging Agreements have been paid in full.

(b)                                 Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Credit Advances, due and owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time or would cause the aggregate balance of the Revolving Loan and the Swing Line Loan of any Borrower to exceed such Borrower’s separate Borrowing Base after giving effect to such charges. At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

1.12                           Loan Account and Accounting

Agent, as agent of each Borrower solely for purposes of this Section 1.12, shall maintain and update from time to time a loan account (the “Loan Account”) on its books to record: (a) all Advances, including principal thereof and interest thereon, (b) all payments made by Borrowers and other Credit Parties, and (c) all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account (including the principal of each Advance and interest thereon) as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.

1.13                           Indemnity

(a)                                  Each Credit Party shall jointly and severally indemnify and hold harmless each of Agent, Arranger, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided, that no Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

(b)                                 To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as the result of acceleration, by operation of law or otherwise), subject to Section 1.3(b)(iv); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide the applicable Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within 10 Business Days of receipt thereof, specifying the basis for such objection in detail.

1.14                           Access

Each Credit Party shall, during normal business hours, from time to time upon reasonable advance notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of such Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from such Credit Party’s books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of such Credit Party (clauses (a), (b) and (c) collectively, “Inspections”). Borrower agrees to pay to Agent, which are due and payable as incurred, all out of pocket costs (including fees and expenses) incurred by Agent in relation to any Inspections; provided, that in addition to paying for Equipment Inventory Appraisals and P&E Appraisals, Borrowers only agree to pay such costs and expenses in relation to (unless an Event of Default has occurred and is continuing) not more than four (4) Inspections in the first twelve months following the Closing Date and not more than three (3) Inspections in any subsequent year. If an Event of Default has occurred and is continuing or if action is necessary to preserve or protect the Collateral as determined by Agent, each Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, each Borrower shall provide Agent and each Lender with access to its suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media consistent with reasonable commercial standards, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least five (5) days’ prior written notice of regularly scheduled Inspections. Representatives of other Lenders may accompany Agent’s representatives on regularly scheduled audits at no charge to any Credit Party.

1.15                           Taxes

(a)                                  Any and all payments by each Credit Party hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes, unless required by law. If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or

Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, and (iii) such Credit Party shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Agent and Lenders shall not be obligated to return or refund any amounts received pursuant to this Section, except that in the event a Lender or Agent receives a refund of, or credit with respect to, any Taxes paid (directly or indirectly) by a Credit Party pursuant to Section 1.15(a) or Section 1.15(b), such Lender or Agent, as applicable, shall pay the amount of such refund or credit to such Credit Party within thirty (30) days of receipt of such refund or application of such credit; provided that the calculation of such refund or credit shall be determined solely by such Lender or Agent, as applicable.

(b)                                 Each Credit Party shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties and interest, neither of which are the result of gross negligence by Agent or such Lender, and reasonable expenses) arising therefrom or with respect thereto.

(c)                                  Each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”) as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent, at the time such Foreign Lender becomes a party to this Agreement, a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender’s entitlement to such exemption (a “Certificate of Exemption”). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder, and each Foreign Lender shall complete all further documentation reasonably requested by Borrower Representative or the Agent required to establish and maintain such withholding exemption. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

1.16                           Capital Adequacy; Increased Costs; Illegality

(a)                                  If any Lender shall have determined in good faith that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon written demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(b)                                 If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan (excluding for purposes of this Section 1.16(b) Taxes, as to which Section 1.15 shall govern), then Borrowers shall from time to time, upon written demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

(c)                                  Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s good faith opinion, adversely affecting it or its Loans or the income obtained therefrom, on written notice thereof and written demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

(d)                                 Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts, increased costs or reserve costs as provided in Section 1.15(a), 1.15(b), 1.16(a), 1.16(b) or 1.16(c), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent not to be unreasonably withheld, may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrower Representative obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign (in accordance with the register requirements for assignments in Section 9.1) its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower Representative’s notice of intention to replace such Affected Lender. Furthermore, if Borrower Representative gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrowers’ rights under this Section 1.16(d) shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

(e)                                  Notwithstanding the provisions of Section 1.16(a) and (b), if any Lender fails to notify Borrower Representative of any event or circumstance which will entitle such Lender to compensation pursuant to Section 1.16(a) or (b) within 180 days after such Lender becomes aware of such event or occurrence, then such Lender shall not be entitled to compensation from Borrowers for any amount arising prior to the date which is 180 days before the date of such notice to Borrower Representative.

1.17                           Single Loan

All Loans to each Borrower and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of the Collateral.

2.              CONDITIONS PRECEDENT

2.1                                 Conditions to the Initial Loans

No Lender shall be obligated to make any Loan to, or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

(a)                                  Credit Agreement; Loan Documents

This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

(b)                                 Repayment of Prior Obligations; Satisfaction of Outstanding L/Cs

(i)                                     Agent shall have received fully executed originals of pay-off letters reasonably satisfactory to Agent confirming that all of the Prior Obligations will be repaid in full from the proceeds of the initial Revolving Credit Advance and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of any Prior Lender shall be terminated by such Prior Lender immediately upon such payment; and

(ii)                                  all letters of credit issued or guaranteed by such Prior Lender shall have been terminated, cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Agent, Borrowers and such Prior Lender.

(c)                                  Approvals

Agent shall have received (i) reasonably satisfactory evidence that each Credit Party has obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) a certificate of an Authorized Officer in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

(d)                                 Opening Availability

The Eligible Accounts, Eligible Rentals, Eligible Parts and Tools Inventory, Eligible Rolling Stock and Eligible Equipment Inventory supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the

Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrowers, collectively, with Borrowing Availability, after giving effect to the initial Revolving Credit Advance made to each Borrower, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $50,000,000.

(e)                                  Payment of Fees

Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date in accordance with Section 11.3.

(f)                                    Capital Structure: Other Indebtedness

The organizational documents, terms of equity interests, capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be reasonably acceptable to Agent.

(g)                                 Due Diligence

Agent shall have completed its business and legal due diligence with results reasonably satisfactory to Agent.

(h)                                 Funding of Senior Debt

Agent shall have received (i) evidence satisfactory to it that Borrowers shall have received not less than (x) $200,000,000 (less discounts and commissions) in cash in consideration of the issuance of Senior Notes pursuant to the Senior Note Indenture and - (y) $50,000,000 (less discounts and commissions) in cash in consideration of the issuance of Senior Subordinated Notes pursuant to the Senior Subordinated Note Indenture, (ii) fully executed copies of the Senior Note Indenture and Senior Subordinated Note Indenture in form and substance reasonably satisfactory to it and (iii) the Intercreditor Agreement, executed and delivered on behalf of the Collateral Agent.

(i)                                     Consummation of Related Transactions

Agent shall have received fully executed copies of the Contribution Agreement and Plan of Reorganization and each of the other Related Transactions Documents, each of which shall be in form and substance reasonably satisfactory to Agent and its counsel. The Mergers and the other Related Transactions shall have been consummated in accordance with the terms of the Contribution Agreement and Plan of Reorganization and the other Related Transaction Documents.

2.2                            Further Conditions to Each Loan

Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a)                                  (i) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date in any material respect, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement and (ii) Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect; or

(b)                                 (i) any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Lenders and (ii) Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the feet that such event or circumstance has occurred; or

(c)                                  (i) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and (ii) Agent or Requisite Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of such Default or Event of Default; or

(d)                                 after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Aggregate Borrowing Base and the Maximum Amount, in each case, less the aggregate outstanding Swing Line Loan at such time, or (ii) the outstanding principal amount of the Revolving Loan to the applicable Borrower would exceed such Borrower’s separate Borrowing Base less the aggregate outstanding Swing Line Loan at such time, to that Borrower; or

(e)                                  after giving effect to any Swing Line Advance, the outstanding principal amount of the Swing Line Loan would exceed Swing Line Availability.

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by such Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by such Borrower of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.              REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, each Credit Party, jointly and severally, makes the following representations and warranties to Agent and each Lender, with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

3.1                                 Corporate or Limited Liability Company Existence; Compliance with Law

Each Credit Party (a) is a limited liability company or corporation, as applicable, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $50,000; (c) has the requisite corporate or limited liability company, as applicable, power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as is now, heretofore and is proposed to be conducted; (d) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or certificate of formation and operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law; except in the case of clauses (b), (d) and (f) of this Section 3.1, where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2                                 Executive Offices; Collateral Locations; FEIN

As of the Closing Date, the current location of each Credit Party’s chief executive office and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2), and none of such locations has changed within the 12 months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the jurisdiction of organization, organizational identification number, if any, and federal employer identification number of each Credit Party.

3.3                                 Corporate or Limited Liability Company Power, Authorization, Enforceable Obligations

The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Credit Party’s corporate or limited liability company, as applicable, power; (b) have been duly authorized by all necessary corporate, limited liability company, shareholder and member action, as applicable; (c) do not contravene any provision of such Credit Party’s certificate of formation, operating agreement, charter or by-laws, as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party other than Permitted Encumbrances or those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2. l(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity.

3.4                                 Financial Statements and Projections

Except for the Projections, the Fair Salable Balance Sheet and the Financial Statements referenced in items (a)(iii) and (a)(iv) below, all Financial Statements concerning any Credit Party and its Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(a)                                  Financial Statements

The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

(i)                                     The audited consolidated and consolidating balance sheets at December 31, 2001 and the related statements of income and cash flows of ICM and its Subsidiaries for the Fiscal Year then ended certified by KPMG Peat Marwick LLP.

(ii)                                  The audited consolidated and consolidating balance sheets as of December 31, 2001 and the related statements of income and cash flows of Gulf Wide and its Subsidiaries for the Fiscal Year then ended, certified by KPMG Peat Marwick LLP.

(iii)                               The unaudited balance sheets as of March 31, 2002 and the related statements of income and cash flows of ICM and its Subsidiaries for the Fiscal Quarter then ended.

(iv)                              The unaudited balance sheets as of March 31, 2002 and the related statements of income and cash flows of Gulf Wide and its Subsidiaries for the Fiscal Quarter then ended.

(b)                                 Pro Forma

The Pro Forma delivered on or prior to the date hereof and attached hereto as Disclosure Schedule (3.4(b)) was prepared by Borrowers giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of ICM and its Subsidiaries dated March 31, 2002, Head & Engquist Equipment and its Subsidiaries dated March 31, 2002 and Gulf Wide and its Subsidiaries dated March 31, 2002 and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

(c)                                  Projections

The Projections delivered on or prior to the date hereof and attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Borrowers in light of the past operations of their businesses, but including future payments of known contingent liabilities reflected on the Fair Salable Balance Sheet, and reflect projections for the five (5) year period beginning on January 1, 2002 on a quarter by quarter basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers’ good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein.

(d)                                 Fair Salable Balance Sheet

The Fair Salable Balance Sheet delivered on or prior to the date hereof and attached hereto as Disclosure Schedule (3.4(d)) was prepared by Borrowers on the same basis as the Projections, except that Borrowers’ assets are set forth therein at their fair salable values on a going concern basis and the liabilities set forth therein include all contingent liabilities of Borrowers stated at the reasonably estimated present values thereof.

3.5                                 Material Adverse Effect

Between December 31, 2001 and the Closing Date: (a) none of the Credit Parties has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of any Credit Party’s knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 2001 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect. For all purposes of this Section 3.5, the entering into of the Related Transaction Documents and the consummation of the Related Transactions shall be deemed not to have a Material Adverse Effect.

3.6                             Ownership of Property; Liens

(a)                                  As of the Closing Date, the real estate (together with any real property acquired by any Borrower or Guarantor after the Closing Date, “Real Estate”) designated as such and listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or operated by any Credit Party. Except as disclosed in Disclosure Schedule (3.6), each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as more particularly described on such schedule, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets, including, without limitation, those titled vehicles described in Disclosure Schedule (3.6) (the “Titled Vehicles”). As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Except as described in Disclosure Schedule (3.6), each Credit Party has received all deeds, certificates of title, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other-actions necessary to establish, protect and perfect such Credit Party’s right, title and interest in and to all such Real Estate and other properties and assets including, without limitation, the Titled Vehicles. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. No portion of any Credit Party’s Real Estate has suffered any material damage by fire or other casualty loss mat has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. All material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.7                                 Labor Matters

As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party’s knowledge, threatened that could reasonably be expected to have a Material Adverse Effect; (b) hours worked by and payment made to employees of each Credit Party comply in all material respects with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described in Disclosure Schedule (3.7) have been delivered to Agent); (e) except as set forth in Disclosure Schedule (3.7), there is no organizing activity involving any Credit Party pending or, to any Credit Party’s knowledge, threatened by any labor union or group of employees; (f) except as set forth in Disclosure Schedule (3.7), there are no representation proceedings pending or, to any Credit Party’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual mat could reasonably be expected to have a Material Adverse Effect.

3.8                                 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness

Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the members or Stockholders, as applicable, and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)). None of the Credit Parties other than Borrowers has any assets (except Stock of their Subsidiaries) or any Indebtedness or Guaranteed Indebtedness (except the Obligations). No Credit Party has any outstanding Indebtedness or true lease obligations secured by a Lien described in Section 6.7(c) or Section 6,7(d) except as described in Disclosure Schedule (6.3) under the heading “Vendor Financings.”

3.9                                 Government Regulation

No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.10                           Margin Regulations

No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit any Subsidiary to take any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11                           Taxes

All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any-Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), except (a) Charges or other amounts being contested in accordance with Section 5.2(b) or (b) to the extent that the failure to file or pay could not reasonably be expected to result in a Material Adverse Effect. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties or their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to any Credit Party’s knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

3.12                           ERISA

(a)                                  Disclosure Schedule (3.12) lists all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans and Welfare Plans, including all Retiree Welfare Plans. Copies of all Title IV Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Title IV Plan, have been made available to Agent. Except as would not reasonably be expected to have a Material Adverse Effect (i) except with respect to Multiemployer Plans, each Qualified Plan has received a favorable determination letter from the IRS, and nothing has occurred that would cause the loss of such Qualified Plans qualification; (ii) each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA; (iii) neither any Credit Party nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any Title IV Plan; and (iv) no Credit Party or any ERISA Affiliate has engaged in a “prohibited transaction”, as defined in Section 406 of ERISA and Section 4975 of the IRC, that will subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(b)                                 Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur that could reasonably be expected a Material Adverse Effect; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan that could reasonably be expected to have a Material Adverse Effect; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(l) of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 400l(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at the time of any such transfer).

3.13                           No Litigation

No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party or before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s, right or power to enter into or perform any of its obligations under any Related Transaction Document or any Loan Document to which it is a party, or the validity or enforceability of any Related Transaction Document or any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party, and which, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth in Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or to any Credit Party’s knowledge threatened against any Credit Party that seeks damages in excess of $100,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

3.14                           Brokers

No broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith, except for (i) a fee paid to Bruckman, Rosser, Sherrill & Co., Inc. (“BRS Management Co.”) on the Closing Date in the amount of $7,218,750 pursuant to the terms of the First Amended and Restated Management Agreement dated as of the date hereof (the “BRS Management Agreement”) by and among BRS Management Co., H&E Holdings and H&E, such fee to be used in full to purchase on the Closing Date Senior Subordinated Notes and common units of H&E Holdings, and (ii) payments in accordance with Section 6.14(d).

3.15                           Intellectual Property

As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property material to the continuance of the conduct of its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, each registration or each application for registration of each Trademark, each Copyright and each License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its business and affairs without material infringement of or material interference with any Intellectual Property of any other Person. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property.

3.16                           Full Disclosure

No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

3.17                           Environmental Matters

(a)                                  Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $250,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate that would result in Environmental Liabilities that could reasonably be expected to exceed $250,000; (iii) each Credit Party is and has been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000; (iv) each Credit Party has obtained, and is in compliance with, all Environmental Permits required by Environmental Laws for the operations of its businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $250,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of Borrower that could reasonably be expected to exceed $250,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party, (vii) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Credit Party, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all material existing environmental reports, reviews and audits and all material written information in their possession pertaining to actual or potential Environmental Liabilities, in each case relating to the Credit Parties.

(b)                                 Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been in control of any of the Real Estate or any Credit Party’s affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

3.18                           Insurance

Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

3.19                           Deposit and Disbursement Accounts

Disclosure Schedule (3.19) lists all banks and other financial institutions at which each Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.20                           Government Contracts

Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority the value of which exceeds $100,000 and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar foreign, state or local law.

3.21                           Customer and Trade Relations

As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused it or them, as applicable, to be ranked among the ten largest customers of such Credit Party, considered as a whole; or (b) the business relationship of any Credit Party with any supplier or group of suppliers whose sales during the preceding twelve (12) months caused it or them, as applicable, to be ranked among the ten largest suppliers of such Credit Party.

3.22                           Agreements and Other Documents

As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure Schedule (3.22): (a) supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; (b) leases by such Credit Party as lessee of Equipment Inventory having a remaining term of one year or longer, the total value of leases of Equipment

Inventory as to which a Credit Party is lessee, for each lessor, the annual payments on all such leases of Equipment Inventory and the Operating Lease Pay-Off Value for each operating lease of Equipment Inventory of a Borrower or a Guarantor; (c) licenses and permits held by such Credit Party, the absence of which could be reasonably likely to have a Material Adverse Effect; (d) instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien (other than Permitted Encumbrances) granted by such Credit Party with respect thereto; and (e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party. With respect to the leases referred to in clause (b) above, other than as set forth on Disclosure Schedule (3.22), no Credit Party has any obligation in such lease or otherwise to purchase such Equipment Inventory from the lessor of such Equipment Inventory at any time. Each Borrower has provided to Agent the forms of lease under which such Borrower leases Equipment Inventory to third Persons.

3.23                           Solvency

Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrowers, (c) the Mergers and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

3.24                           Contribution Agreement and Plan of Reorganization

As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of the Contribution Agreement and Plan of Reorganization (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof. The Contribution Agreement and Plan of Reorganization complies with, and the Mergers have been consummated in accordance with, all applicable laws. The Contribution Agreement and Plan of Reorganization is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over any Credit Party and other Persons referenced therein with respect to the transactions contemplated by the Contribution Agreement and Plan of Reorganization have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Contribution Agreement and Plan of Reorganization or to the conduct by any Credit Party of its business thereafter. To the best of each Credit Party’s knowledge, none of the representations or warranties in the Contribution Agreement and Plan of Reorganization contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading.

3.25                           Status of Holdings

Prior to the Closing Date, H&E Holdings, H&E Finance, Gulf Wide and GNE Investments will not have engaged in any business or incurred any Indebtedness or any other liabilities (except in connection with its corporate formation, the Related Transactions Documents and this Agreement).

3.26                           Senior Debt

As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of the Senior Notes, the Senior Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Indenture and all agreements and instruments executed and delivered in connection therewith (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Borrowers have the limited liability company power and authority to incur the Indebtedness evidenced by the Senior Notes and the Senior Subordinated Notes. The subordination provisions of the Senior Subordinated Note Indenture are enforceable against the Trustee under the Senior Subordinated Note Indenture and the holders of the Senior Subordinated Notes by Agent and Lenders. The terms of the Intercreditor Agreement are enforceable against the trustee for the Senior Notes and the holders of the Senior Notes.

4.              FINANCIAL STATEMENTS AND INFORMATION

4.1                                 Reports and Notices

(a)                                  Each Credit Party hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

(b)                                 Each Credit Party hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4. 1(b)) at the times, to the Persons and in the manner set forth in Annex F.

4.2                                 Communication with Accountants

Each Credit Party authorizes (a) Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants including Arthur Andersen, KPMG Peat Marwick LLP and Hawthorne Weymouth, and authorizes and, at Agent’s request, shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.              AFFIRMATIVE COVENANTS

Each Credit Party jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

5.1                            Maintenance of Existence and Conduct of Business

Each Credit Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a limited liability company or a corporation, as the case may be, and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (d) transact business only in such limited liability company, corporate and trade names as are set forth in Disclosure Schedule (5.1).

5.2                            Payment of Charges

(a)                               Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due.

(b)                              Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees and Permitted Encumbrances) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (v) Agent has not advised such Credit Party in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

5.3                                 Books and Records

Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

5.4                                 Insurance; Damage to or Destruction of Collateral

(a)                                  Each Credit Party shall at its sole cost and expense, maintain the policies of insurance described in Disclosure Schedule (3.18) as in effect on the date hereof, and each Person succeeding to the position of such individual, or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b)                                 Agent reserves the right at any time upon any change in any Credit Party’s risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent’s opinion, adequately protect both Agent’s and Lender’s interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry.- If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

(c)                                  Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all “All Risk,” keyman life insurance and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed

$5,000,000, as such Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d), or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $5,000,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the Collateral; provided, that if the applicable Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d). All insurance proceeds that are to be made available to a Credit Party to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a reserve against the Aggregate Borrowing Base and, if such Credit Party is a Borrower, the separate Borrowing Base of such Borrower in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to the applicable Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) the Borrower Representative shall request a Revolving Credit Advance for the applicable Borrower (or, if the Credit Party is not a Borrower, for all Borrowers, pro rata) in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance; and (iii) the reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d).

(d)                                 Borrower Representative shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any property of any Credit Party in excess of $1,000,000 in the aggregate for all such condemnations or takings, notify the Agent of the pendency of such proceeding, and agree that the Agent may participate in any such proceeding, and Borrower Representative from time to time will deliver to the

Agent all instruments reasonably requested by the Agent to permit such participation. The Agent is authorized to collect the proceeds of any condemnation claim or award and apply them, at the direction of the Required Lenders, to the reduction of the Obligations. Notwithstanding the foregoing, if the proceeds of such condemnation could not reasonably be expected to have a Material Adverse Effect and the amount of any condemnation does not exceed $5,000,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided, that if the applicable Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such condemnation, Agent may apply such condemnation proceeds to the Obligations in accordance with Section 1.3(d). All condemnation proceeds that are to be made available to a Credit Party to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a reserve against the Aggregate Borrowing Base and, if such Credit Party is a Borrower, the separate Borrowing Base of such Borrower in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to the applicable Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) the Borrower Representative shall request a Revolving Credit Advance for the applicable Borrower (or, if the Credit Party is not a Borrower, for all Borrowers, pro rata) in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance; and (iii) the reserve established with respect to such condemnation proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such condemnation proceeds shall be applied in accordance with Section 1.3(d).

5.5                                 Compliance with Laws

Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to licensing, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6                                 Supplemental Disclosure

From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided, that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

5.7                                 Intellectual Property

Each Credit Party will conduct its business and affairs without material infringement of or material interference with any Intellectual Property of any other Person; provided, that to the extent any Credit Party learns of any such material infringement or interference and such Credit Party promptly takes steps to eliminate such infringement or interference (by procuring a license or otherwise) such Credit Party shall not be deemed to be in violation of this Section 5.7 so long as such Credit Party is entitled to continue to use such Intellectual Property.

5.8                                 Environmental Matters

Each Credit Party shall and shall cause each Person within its reasonable control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which could reasonably be expected to result in Environmental Liabilities in excess of $250,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any written communication or-report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $250,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above; to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then Credit Parties shall, upon Agent’s written request (i) cause the performance of an environmental audit, which may include subsurface sampling of soil and groundwater, and preparation of an environmental report with respect to the subject matter of such breach, at Credit Parties’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting environmental audits and testing with respect to the subject matter of such breach, as Agent deems appropriate, including subsurface sampling of soil and groundwater, provided, that Agent provides Borrower Representative with reasonable prior notice and conducts, or causes its representatives to conduct, all such audits and tests in a manner reasonably directed to minimize interference with the applicable Credit Party’s business. Borrowers shall reimburse Agent for the reasonable costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

5.9                                 Landlords’ Agreements, Mortgagee Agreements, Bailee Letters, Real Estate Purchases and Vendor Inter-Creditor Agreements

(a)                                  Each Credit Party shall use its commercially reasonable best efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located (other than with respect to Equipment Inventory which is being leased by a Borrower to others in the ordinary course of such Borrower’s business), which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of 30 days after the Closing Date (or, if later, as of the date such location is acquired or leased), the applicable Borrower’s Eligible Parts and Tools Inventory, Eligible Rolling Stock or Eligible Equipment Inventory at that location shall, in Agent’s discretion, be excluded from the applicable Borrower’s Borrowing Base or be subject to such Reserves as may be established in good faith by Agent in its reasonable credit judgment and as set forth in Sections 1.6A, 1.7 and 1.7A. After the Closing Date, no real property or warehouse space shall be leased by any Borrower and no Parts and Tools Inventory or Equipment Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without prior written notice to Agent Each Credit Party shall timely and fully pay and perform its obligations in all material respects under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership or leasehold interest in Real Estate after the Closing Date, it shall first provide to Agent (with respect to any such leasehold interest, at the reasonable request of Agent) written notice thereof and a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate, together with a FIRREA compliant appraisal (if requested by Agent), environmental audits, mortgage title insurance commitment, real property survey, local counsel opinions, and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

(b)                                 At the request of Agent, Borrowers shall execute and deliver or cause to be executed and delivered to Agent a mortgage or deed of trust granting to Agent a first priority Lien on any Real Estate owned by any Borrower or Guarantor (or, if such Real Estate is subject to any prior Liens as of the Closing Date, a Lien subject only to such prior Liens), together with a FIRREA compliant appraisal, environmental audit, mortgage title insurance commitment, real property survey, local counsel opinion, and if required by Agent, supplemental casualty insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance satisfactory to Agent. Borrowers shall execute and deliver or cause to be executed and delivered in respect of the Real Estate described on Disclosure Schedule (5.9) hereto on or prior to the date sixty (60) days following the Closing Date, documents of the type listed in the immediately foregoing sentence, as described in such Disclosure Schedule (5.9) or as requested by Agent.

(c)                                  Prior to entering into any financing arrangement described in Section 6.7(c) or Section 6.7(d) a Borrower shall notify Agent. In the event that a Borrower obtains knowledge of the assignment by any holder of any such Lien referred to in Section 6.7(c) or Section 6.7(d), or the owner of any equipment leased by a Borrower has transferred or sold such Lien or Equipment to another Person, such Borrower shall notify Agent and use reasonable efforts to cause such Person to enter into an applicable Vendor Inter-Creditor Agreement with such Person.

5.10                           Government Accounts

Each Borrower shall at any time upon reasonable request by the Agent prepare and deliver to the Agent a report setting forth all of its Accounts on which the Account Debtor is the United States or Canadian Government or a political subdivision thereof, or any state, province or municipality or department, agency or instrumentality thereof, which such report shall disclose the name of the Account Debtor, the amount of such Account and any other information the Agent shall reasonably request.

5.11                           Further Assurances

Each Credit Party agrees that it shall, and shall cause each other Credit Party to, at such Credit Party’s expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document. All chattel paper owned by any Credit Party shall be conspicuously legended to indicate that it is subject to a Lien in favor of the Agent.

6.              NEGATIVE COVENANTS

Each Credit Party agrees jointly and severally as to all parties that from and after the date hereof until the Termination Date:

6.1                                 Acquisitions, Subsidiaries, Etc.

No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person; provided, that any Credit Party may merge with another Credit Party, so long as (i) that Borrower Representative shall be the survivor of any such merger to which it is a party and (ii) a Borrower shall be the survivor of any such merger to which one or more Borrowers is a party. Notwithstanding the foregoing, any Borrower may acquire all or any substantial portion of the assets (other than assets consisting of Stock) of any Person (the “Target”) (a “Permitted Acquisition”) subject to the satisfaction of each of the following conditions:

(i)                                     Agent shall receive at least forty-five (45) days prior written notice of such proposed Permitted Acquisition, which notice shall include a detailed description of such proposed Permitted Acquisition including, without limitation, financial statements of Target and any other due diligence items requested by Lenders;

(ii)                                  such Permitted Acquisition shall only involve assets 75% or more of which are located in the United States and comprising a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date or a business reasonably related thereto or a logical extension thereof, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrowers prior to such Permitted Acquisition;

(iii)                               no additional Indebtedness or Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrowers and Target after giving effect to such Permitted Acquisition, except (A) Indebtedness permitted under clause (v) and (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness and other liabilities and contingent obligations of the Target to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition;

(iv)                              the sum of all amounts paid or payable in connection with all Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrowers and Target) shall not exceed $25,000,000 in any Fiscal Year or $75,000,000 from and after the Closing Date until the Termination Date in the aggregate and the portion thereof allocable to goodwill and intangible assets for any Permitted Acquisition shall not exceed 30% of the applicable purchase price for such Permitted Acquisition;

(v)                                 no Indebtedness for borrowed money to finance such acquisitions shall be incurred, guaranteed, assumed or consolidated in connection with such Permitted Acquisitions other than Revolving Credit Advances subject to the terms hereof and including any assets being purchased in the Permitted Acquisition to the extent otherwise includable in the Aggregate Borrowing Base;

(vi)                              the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

(vii)                           at or prior to the closing of any Permitted Acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto, and Credit Parties and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

(viii)                        Concurrently with delivery of the notice referred to in clause (i) above, Borrower Representative shall have delivered to Agent, in form and substance satisfactory to Agent:

(A)                              (x)                                   a pro forma consolidated and consolidating, if applicable, balance sheet of Borrowers and their Subsidiaries (the “Acquisition Pro Forma”), based on recent financial data, which shall be complete and shall accurately and fairly represent the assets, liabilities, financial condition and results of operations of Borrowers and their Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that

(y)                                 on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and Borrowers would have been in compliance with the financial covenants set forth in Annex G for the four quarter period reflected in the Compliance Certificate most recently delivered, to Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all

Loans funded in connection therewith as if made on the first day of such period);

(B)                                updated versions of the most recently delivered operating plan in form reasonably satisfactory to the Agent taking into account such Permitted Acquisition (the “Acquisition Projections”); and

(C)                                a certificate of an Authorized Officer of Borrower Representative to the effect that: (w) Borrowers will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Borrowers and their Subsidiaries (on a consolidated and consolidating basis, if applicable) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Borrowers subsequent to the date thereof based upon the historical performance of Borrowers and the Target and show that Borrowers shall continue to be in compliance with the financial covenants set forth in Annex G for the three (3) year period thereafter or the balance remaining of the Commitment term; and (z) Borrowers have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

(ix)                                on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent;

(x)                                   Agent and Lenders shall have received results of an appraisal and audit of the Target, its assets, and its books and records, in form and substance reasonably satisfactory to the Agent;

(xi)                                the structure and terms of the Permitted Acquisition shall be satisfactory to the Agent and no Credit Party shall acquire any liabilities in such transaction other than those approved by the Agent;

(xii)                             at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

(xiii)                          at the time of such Permitted Acquisition and after giving effect thereto and the making of any Loans in connection therewith, Borrowing Availability (for all Borrowers) shall exceed $25,000,000.

6.2                                 Investments; Loans and Advances

Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) a Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to such Borrower pursuant to a bankruptcy proceeding of such Account Debtor or negotiated agreements with respect to settlement of such Account Debtor’s Accounts, as applicable, in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $1,000,000; (b) a Borrower may acquire Intercompany Notes permitted to be incurred under Section 6.3, (c) a Borrower may invest in Capital Expenditures to the extent permitted under Annex G, (d) a Credit Party may hold investments received pursuant to a sale of assets permitted under Section 6.8, (e) a Credit Party may hold investments held in the ordinary course of business in any Deposit Account subject to a Lien in favor of Agent, (f) a Credit Party may hold investments in existence on the date hereof and summarized in Disclosure Schedule (6.2), and (g) so long as no Default or Event of Default has occurred and is continuing, Borrowers may make investments, subject to Control Letters or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued, unconditionally guaranteed or insured by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior secured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (iv) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks, (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above and (vi) other investments not exceeding $100,000 in aggregate amount in which Agent has a perfected first priority security interest.  Each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date.

6.3                                 Indebtedness

(a)                                  No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in clause (c) or (d) of Section 6.7, (ii) the Loans and the other Obligations, (iii) deferred taxes, to the extent permitted under applicable law, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party than the terms of the Indebtedness being refinanced, amended or modified, (vi) Indebtedness specifically permitted under Section 6.1, (vii) Indebtedness of Borrowers not exceeding (x) $200,000,000 in aggregate principal amount (less all payments of principal thereof) evidenced by the Senior Notes and (y) $50,000,000 in aggregate principal amount (less all payments of principal thereof) evidenced by the Senior Subordinated Notes and (viii) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Borrower; provided, that: (A) each Borrower shall have executed and delivered to each other Borrower, on the Closing Date, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by such Borrower to such other Borrowers which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) each Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of each Borrower under any such Intercompany Notes shall be subordinated to the Obligations of such Borrower hereunder in a manner reasonably satisfactory to Agent; (D) at the time any such intercompany loan or advance is made by any Borrower to any other Borrower and after giving effect thereto, each such Borrower shall be Solvent; (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; and (F) in the case of any intercompany Indebtedness, (X) the Borrower advancing such funds shall have Borrowing Availability under its separate Borrowing Base of not less than $1,00 after giving effect to such intercompany loan, or (Y) the intercompany Indebtedness shall be a Great Northern Advance, (ix) Indebtedness owing to Affiliates and holders of Stock of such Credit Party that constitutes Subordinated Debt, is unsecured, interest on which is not payable in cash until after the Termination Date and as to which no principal is payable until after the Termination Date, (x) Indebtedness under Hedging Agreements to the extent permitted under Section 6.17 and (xi) unsecured Indebtedness not otherwise referred to in this Section 6.3 not exceeding $1,000,000 in aggregate principal amount outstanding at any time for all Credit Parties.

(b)                                 No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c) and (iii) Indebtedness permitted by Section 6.3(a)(v) upon any refinancing thereof in accordance with Section 6.3(a)(v).

6.4                                 Employee Loans and Affiliate Transactions

(a)                                  No Credit Party shall enter into or be a party to any transaction with any Affiliate of any Credit Party (other than another Credit Party) thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party’s business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party; provided, that other than a transaction described in any Related Transaction Documents or Disclosure Schedule 6.4(a), no Credit Party shall in any event enter into any such transaction or series of related transactions (i) involving payments in excess of $10,000 without disclosing to Agent in advance the terms of such transactions and (ii) involving payments in excess of $50,000 in the aggregate; and provided further, that Borrowers may pay the fees to BRS Management Co. disclosed in, and subject to the terms of, Section 6.14.

(b)                                 All employee loans and affiliate transactions existing as of the Closing Date hereof are described in Disclosure Schedule (6.4(b)).  No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $100,000 to any employee and up to a maximum of $500,000 in the aggregate at any one time outstanding.  No Credit Party shall repurchase any Stock of any employee of such Credit Party, except upon termination of such employee consistent with past practices for such repurchase up to a maximum amount of $1,000,000 in the aggregate for all employees of all Credit Parties in any one Fiscal Year; provided, that at the time of any such repurchase and after giving effect thereto the aggregate Borrowing Availability for all Borrowers is in excess of $25,000,000.

6.5                                 Capital Structure and Business

No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) other than with respect to H&E Holdings, make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, provided, that any Borrower may issue or sell shares of its Stock for cash so long as (i) the proceeds thereof are applied in prepayment of the Obligations as required by Section 1.3(b)(iii), (ii) no Change of Control occurs after giving effect thereto and (iii) such shares are pledged to the Agent for the benefit of the Lenders pursuant to a Pledge Agreement, or (c) amend its charter, bylaws, certificate of formation or operating agreement, each as applicable, in a manner that would adversely affect Agent or Lenders or Credit Parry’s duty or ability to repay the Obligations.  No Credit Party shall engage in any business other than the businesses currently engaged in by it or reasonably related thereto or a logical extension thereof.

6.6                                 Guaranteed Indebtedness

No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) for Guaranteed Indebtedness in existence on the date hereof described in Disclosure Schedule (6.6), (b) for Guaranteed Indebtedness incurred for the benefit of the purchasers of Equipment Inventory to support sales by any Borrower or Guarantor of such Equipment Inventory in the ordinary course of business to such purchasers, not to exceed $2,000,000 at any one time outstanding for all Credit Parties, (c) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (d) for Guaranteed Indebtedness incurred for the benefit of any other Credit Parry if the primary obligation is expressly permitted by this Agreement other than Indebtedness, if any, of a Target existing at the time such Target is acquired.

6.7                                 Liens

No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized in Disclosure Schedule (6.7) securing the Indebtedness described in Disclosure Schedule (6.3) (other than under the heading “Vendor Financings” it being understood that Liens reflected under such heading shall be permitted only if in compliance with Section 6.7(c) or Section 6.7(d)) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens, provided, that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (c) Liens created by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to P&E and Fixtures acquired by a Credit Party in the ordinary course of its business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capita] Lease Obligations for all Credit Parties of not more than $15,000,000 outstanding at any one time for all such Liens (provided, that (i) such Liens attach only to the assets subject to such purchase money debt and proceeds thereof, (ii) such Indebtedness is incurred within ninety (90) days following such purchase; and (d) (x) Liens created by conditional sale or other tide retention agreements (including Capital Leases) or in connection with purchase money Indebtedness provided by the seller of such Equipment Inventory or an Affiliate of such seller or a third party financing source not affiliated with such seller with respect to Equipment Inventory acquired by a Credit Party in the ordinary course of its business, involving the incurrence of an aggregate principal amount of purchase money Indebtedness for all Credit Parties of not more than $90,000,000 in principal amount outstanding at any one time for all such Liens and (y) Liens on rental proceeds of Equipment Inventory leased by a Borrower securing true lease obligations of a Borrower of Equipment Inventory, provided, that (i) such Liens attach only to the Equipment Inventory purchased with the proceeds of such purchase money Indebtedness or such rental proceeds except as otherwise permitted by any agreement referred to in subparagraph (iii) below, (ii) such Indebtedness is incurred at the time of such purchase and (iii) a Vendor Inter-Creditor Agreement between the holder of such Lien and

Agent (in the form of Exhibit 6.7(d)(iii)(A) in the case of Floor Plan Equipment Inventory, and in the form of Exhibit 6.7(d)(iii)(B) in the case of Off Balance Sheet Equipment Inventory, in each case with such changes thereto as may be acceptable to Agent or such other form of intercreditor agreement as Agent may approve) has been delivered to Agent, provided, however, that notwithstanding the foregoing, the Credit Parties may have outstanding Indebtedness or lease obligations secured by a Lien described in this paragraph (d) without a Vendor Inter-Creditor Agreement so long as the aggregate amount of such Indebtedness or lease obligations does not exceed (x) during the period ending thirty (30) days following the Closing Date, $17,500,000 in the aggregate for all Credit Parties, including as to lease obligations, the amount of purchase option amounts payable thereunder or (y) thereafter, $4,000,000 in the aggregate in respect of lease obligations and $0 in respect of such Indebtedness, for all Credit Parties, excluding as to lease obligations, purchase option amounts payable thereunder, it being understood that the Agent may establish Reserves in respect of any such Indebtedness or lease obligations for which no Vendor Inter-Creditor Agreement has been delivered.  In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

6.8                                 Disposition of Stock and Assets

No Credit Party shall sell, lease, license, transfer, convey, assign or otherwise dispose of any of its properties or other assets (other than cash), including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (a) the sale or lease by a Borrower of Equipment Inventory in the ordinary course of its business, (b) the sale, transfer, conveyance or other disposition by a Credit Party of P&E, Equipment Inventory, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Parry’s business and having a Net Book Value not exceeding $250,000 in any single transaction or $500,000 for all Credit Parties in the aggregate in any Fiscal Year, (c) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment Inventory that is part of a discontinued line, (d) the sale, transfer, conveyance or other disposition by a Credit Party of other P&E and Fixtures having a value not exceeding $500,000 in any single transaction or $1,000,000 in the aggregate for all Credit Parties in any Fiscal Year, (e) the licensing of Intellectual Property by any Credit Party in the ordinary course of its business, (f) the sale, transfer, conveyance or other disposition of assets from a Borrower to another Borrower and (g) a trade-in or trade-up of assets (pursuant to which such Credit Party acquires a substantially similar asset to the one disposed of within forty-five (45) days following such disposition and the value of the asset disposed of is credited against the purchase price of the asset so acquired) by a Credit Party in the ordinary course of its business.  With respect to any disposition of assets or other properties permitted pursuant to clauses (b) and (c) above, subject to Section 1.3(b), Agent agrees on reasonable prior written notice to release its Lien (and the Lenders authorize Agent to do so) on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to such Credit Party, at such Credit Party’s expense, appropriate UCC-3 termination statements and other releases as reasonably requested by such Credit Party.

6.9                                 ERISA

No Credit Party shall, nor shall it cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412(n) of the IRC or Section 302(f) or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such Lien or such ERISA Event could reasonably be expected to have a Material Adverse Effect.

6.10                           Financial Covenants

No Borrower shall breach or fail to comply with any of the Financial Covenants.

6.11                           Hazardous Materials

No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or impacts that could not reasonably be expected to have a Material Adverse Effect.

6.12                           Designated Senior Debt

This Agreement and the Indebtedness arising hereunder are “Designated Senior Debt” under the Senior Subordinated Note Indenture and H&E shall not designate any other Indebtedness or any credit agreement as “Designated Senior Debt” thereunder without the prior consent of Requisite Lenders

6.13                           Cancellation of Indebtedness

No Credit Party shall cancel any claim or debt owing to it having a face value exceeding $100,000 except for reasonable consideration negotiated on an arm’s-length basis and in the ordinary course of its business consistent with past practices.

6.14                           Restricted Payments

No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers and payments of principal and interest on Intercompany Notes, in each case to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of a Borrower paid to such Borrower, (c) employee loans permitted under Section 6.4(b) above, (d) payments of management fees pursuant to the BRS Management Services Agreement in accordance with Section 3.14 on the Closing Date, and thereafter not to exceed the greater, on an annual basis, of (x) $2,000,000 or (y) one point seventy-five percent (1.75%) of EBITDAR for the immediately preceding Fiscal Year, in each case plus reasonable out-of-pocket expenses,

(e) scheduled payments of interest as and when due and payable with respect to the Subordinated Debt, subject to the subordination terms thereof, (f) repurchases of Stock of any employee of such Credit Party upon termination of such employee, subject to Section 6.4(b), (g) distributions to H&E Holdings to the extent necessary to pay the taxes of H&E Holdings and to cover administrative fees and reasonable out-of-pocket expenses, and with respect to such fees and expenses in an amount not to exceed $250,000, and (h) distributions of Stock of such Credit Party in connection with the cashless exercise of options by the holders of options for Stock of such Credit Party; provided, that in the case of clauses (d) and (f) above (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Restricted Payment pursuant to clauses (d) and (f) above.

6.15                           Change of Name or Location; Change of Fiscal Year

No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or organization, or (b) change its offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or organization, or (e) change its state of incorporation or organization, in each case without at least thirty (30) days prior written notice to Agent and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken; provided that any such new location shall be in the continental United States.  Without limiting the foregoing, no Credit Party shall change its name, identity or limited liability company (or corporate, as the case may be) structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 or 9-507 of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken.  No Credit Party shall change its Fiscal Year without the prior consent of Agent.

6.16                           No Impairment of Intercompany Transfers

No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of a Borrower to such Borrower or between Borrowers.

6.17                           No Speculative Transactions

No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars under a Hedging Agreement; provided that (i) any such Hedging Agreement must have a Lender as the sole counterparty, (ii) at any time, the aggregate amount payable upon termination, liquidation or cancellation of such Hedging Agreements for all Credit Parties, calculated in accordance with GAAP, shall not exceed $1,000,000 and (iii) at any time, Agent may maintain Reserves in the amount of such aggregate amount.

6.18                           Changes Relating to Senior Debt; Subordinated Debt Designation of Credit Facility

(a)                                  No Credit Party shall change or amend the terms of any Senior Debt or Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Senior Debt or such Subordinated Debt by more than two percentage points (2%); (b) change the dates upon which payments of principal or interest are due on such Senior Debt or such Subordinated Debt other than to extend such dates; (c) add any default, event of default or change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Senior Debt or such Subordinated Debt; (d) add any covenant or change any covenant in a matter adverse to such Credit Party, (e) change the redemption or prepayment provisions of such Senior Debt or such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (f) grant any security or collateral to secure payment of such Senior Debt or such Subordinated Debt; (g) with respect to the Senior Note Indenture and the Senior Subordinated Note Indenture, each change or amend the asset sale provision of the Senior Note Indenture or the Senior Subordinated Note Indenture, in each case, without the prior written approval of the Required Lenders, (h) change or amend the definition of “Borrowing Base” contained therein, or (i) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Senior Debt or such Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender.

(b)                                 No Credit Party shall designate any credit agreement, credit facility, documents, agreement or indebtedness as a “Credit Facility” under and as such term is defined in the Senior Note Indenture, as originally in effect or as a “Credit Facility” under which as such term is defined in the Senior Subordinated Note Indenture, as originally in effect, other than, in each case, this Agreement, or, except for this Agreement and the Loan Documents, otherwise grant to any Indebtedness or Liens securing the same the rights of “Priority Lien Obligations” or “Priority Liens” as such terms are defined in the Senior Note Indenture, as originally in effect.

6.19                           Changes in Depreciation Schedules

No Credit Party shall change or amend the schedules or methodology used to calculate depreciation on its assets (except as required by applicable law or by a change in GAAP).

6.20                           Credit Parties Other than Borrowers

None of H&E Holdings, H&E Finance and GNE Investments shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations); provided that (i) H&E Finance may consummate the transactions contemplated by the Senior Note Indenture and the Senior Subordinated Note Indenture, (ii) H&E Holdings may incur certain rights and obligations under the BRS Management Agreement and (iii) GNE Investments may provide the guaranty of (x) the Senior Notes as provided for in the Senior Note Indenture and (y) the Senior Subordinated Notes as provided for in the Senior Subordinated Note Indenture and (iv) H&E, H&E Finance and GNE Investments may consummate the Related Transactions.

6.21                           Lock Box Remittances; Vendor Payments

No Credit Party shall make, direct or permit any remittance to be made into any lock box maintained for the benefit of Agent that is subject to any Lien or claim or other interest of any Person, other than Liens in favor of Agent, on behalf of itself and Lenders, and Collateral Agent, on behalf of the holders of Senior Notes and Liens in favor of the applicable depository bank permitted by the applicable lock box or pledged account agreement with such depository bank; provided, that the Credit Parties shall not be in default under this Section 6.21 if the amount on deposit in the deposit accounts associated with all such lock boxes and subject to any Lien or claim of any Person (other than the depositary bank) does not exceed $200,000 in the aggregate at any time.  No Credit Party shall send an invoice or otherwise bill any purchaser with respect to the purchase of any Floor Plan Equipment Inventory or any Off Balance Sheet Equipment Inventory (that has been purchased by a Credit Party) prior to the payment by such Credit Party of the purchase price of such Floor Plan Equipment Inventory or such Off Balance Sheet Equipment Inventory into such a lock box.  Each Credit Party shall comply with all requirements of each Vendor Inter-Creditor Agreement and shall give all notices and take all other actions under each Vendor Inter-Creditor Agreement to insure compliance with the requirements of this Section 6.21.

7.              TERM

7.1                                 Termination

The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

7.2                                 Survival of Obligations Upon Termination of Financing Arrangements

Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other

Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date.  Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon any Credit Party, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date, whereupon it shall terminate; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date and provided further that the indemnities contained in the Loan Documents in favor of a Lender shall survive the assignment by such Lender of the Commitments and Loans of such Lender.

7.3                                 Default Purchase Option

Agent agrees to promptly provide notice to the trustee under the Senior Note Indenture when there has occurred the maturity (including as a result of acceleration or the commencement of an Event of Default under Section 8.1(h) or 8.1(i)) of the Obligations and the termination of the Revolving Loan Commitment.  Such notice (the “Default Notice”) shall include the name and address of each Lender, and Agent agrees to notify Trustee of the name and address of any new Lender that acquires a Loan during the period beginning on the date of such Default Notice and ending on the earlier of the date twenty (20) Business Days following the delivery of the Default Notice or the Authorized Representative Property Elects under this Section 7.3, If an Authorized Representative Properly Elects to purchase all “Priority Lien Indebtedness” (as such term is defined in the Senior Note Indenture as originally in effect) arising under or secured by the Loan Documents (including, without limitation, Indebtedness arising under Hedging Agreements secured thereby), each Lender agrees to sell all, but not less than all, of the principal of and interest on and all prepayment or acceleration penalties and premiums in respect of the Loans outstanding at the time of purchase and all other Obligations (except Unasserted Contingent Obligations (as defined in the Senior Note Indenture as originally in effect)) then outstanding, together with all rights of such Lender with respect Jo Liens securing such Obligations and all Guarantees and other supporting obligations relating to such Obligations (the “Subject Property”), to Eligible Purchasers (as such term is defined in the Senior Note Indenture as originally in effect) identified by the Authorized Representative upon the following terms and conditions: (a) for a purchase price equal to 100% of the principal amount and accrued interest outstanding on the Obligations included in the Subject Property on the date of purchase plus all other Obligations included in the Subject Property (except any prepayment or acceleration penalty or premium (the term “prepayment penalty or acceleration premium” being deemed not to include default interest or LIBOR Rate breakage costs)) then unpaid, (b) with such purchase price payable in cash on the date of purchase (which date of purchase shall occur before the latter of (i) twenty (20) Business Days following the date of receipt by such trustee of the Default Notice and (ii) five (5) Business Days after the Authorized Representative shall have Properly Elected to purchase under this Section 7.3), against transfer to one or more “Eligible Purchasers” or its nominee or transferee identified by the Authorized Representative (such transfer to be without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any Obligations included in the Subject Property or the validity, enforceability, perfection or priority or sufficiency of any Lien securing, or Guaranty or other supporting obligation for, any Obligations included in the Subject Property or as to any other matter whatsoever, except only the representation and warranty that the transferee is transferring free and clear of all Liens and encumbrances (other than those that will be satisfied and discharged concurrently with the closing of such purchase), and has good right to convey, whatever claims and interest it may have in respect of the Subject Property pursuant to the Loan Documents), (c) with such purchase accompanied by a deposit by the Authorized Representative on behalf of such “Eligible Purchasers” of cash collateral under control of the Agent (pursuant to agreements reasonably acceptable to the Agent and with a depositary reasonably acceptable to the Agent) in an amount equal to 105% of the undrawn amount of each Letter of Credit then outstanding, as security for the additional obligation of the purchaser to purchase, at par plus accrued interest, the reimbursement obligation in respect of such Letters of Credit as and when such Letters of Credit are funded and to pay all Obligations included in the Subject Property then outstanding relating to such Letter of Credit and (d) upon documents reasonably acceptable to Agent, such Lender and the Authorized Representative and consistent with the foregoing clauses (a) through (c).  The option to purchase under this Section 7.3 is exercisable only once.  An “Authorized Representative” shall mean the Trustee or an Eligible Purchaser (as such term is defined in the Senior Note Indenture as originally in effect) who the Trustee, in a writing delivered to the Agent and each Lender, indicates is authorized to exercise rights under this Section 7.3.  The term “Properly Elects” means the delivery within twenty (20) Business Days following receipt by the Trustee of notice of acceleration of the Obligations and termination of the Commitments to the Agent and each Lender by an Authorized Representative of an irrevocable written notice to purchase all “Priority Lien Indebtedness” (as such term is defined in the Senior Note Indenture as originally in effect) arising under or secured by the Loan Documents (including, without limitation, Indebtedness arising under Hedging Agreements) pursuant to the terms of this Section 7.3.

8.              EVENTS OF DEFAULT: RIGHTS AND REMEDIES

8.1                                 Events of Default

The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a)                                  Any Borrower (i) fails to make any payment of principal of; or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or fails to provide cash collateral as and when required, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent’s demand for such reimbursement or payment of expenses.

(b)                                 Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a) or 6 applicable to it, or any of the provisions set forth in Annexes C, E or G, respectively applicable to it.

(c)                                  Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annex F, applicable to it and the same shall remain unremedied for ten (10) days or more.

(d)                                 Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents applicable to it, (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty (30) days or more.

(e)                                  A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party, including the Senior Debt and the Indebtedness under the Senior Subordinated Note Indenture, in excess of $2,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or in respect of any lease under which any Credit Party is lessee under which the aggregate cost of the leased property exceeds $2,000,000, or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof, including the Senior Debt, in excess of $2,000,000 in the aggregate, or rent in excess of $2,000,000 in the aggregate, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateralized in respect thereof to be demanded, in each case, regardless of whether such right is exercised, by such holder or trustee.

(f)                                    Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent, immaterial errors not exceeding $2,500,000 in the aggregate in any Borrowing Base Certificate), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

(g)                                 Assets with a value in excess of $1,000,000 of any Credit Party are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for sixty (60) days or more.

(h)                                 A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

(i)                                     Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

(j)                                     A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(k)                                  Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document on assets with a value in excess of $1,000,000 in the aggregate ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(l)                                     Any Change of Control occurs.

8.2                                 Remedies

(a)                                  If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend this facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit

Obligations shall be made or incurred in Agent’s sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing.  If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

(b)                                 If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate this facility with respect to further Advances or the incurrence of further Letter of Credit Obligations, (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each Credit Party, or (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Section 8.1(h) or Section 8.1(i), all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3                                 Waivers by Credit Parties

Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

9.              ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1                                 Assignment and Participations

(a)                                  Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder.  Any assignment by a Lender shall (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified

Assignee) and, so long as no Default or Event of Default has occurred and is continuing, the Borrower Representative (which shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent, provided, that neither the Agent’s nor the Borrower Representative’s consent shall be required if such assignment is to an existing Lender, to an Affiliate of such assigning Lender or to a special purpose entity organized to acquire commercial loans and managed by an existing Lender or an Affiliate or an existing Lender, and, provided, further that Borrower Representative’s consent shall not be required if such assignment is to a Qualified Assignee; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) include a payment to Agent by the assignor or assignee of an assignment fee of $3,500.  In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder and (v) not be effective until such assignment is reflected in the Loan Account.  Subject to the proviso in the last sentence of Section 7.2, the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment.  Each Credit Party hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of such Credit Party to the assignee and that the assignee shall be considered to be a “Lender”.  In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment.  In the event Agent or any Lender assigns or otherwise transfers all or any part of a Note, Agent or any such Lender shall so notify Borrowers and each Borrower shall execute new Notes in exchange for the Notes being assigned.  Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge as security for obligations of such Lender or assign all or any portion of such Lender’s rights under this Agreement and the other Loan Documents to any Person, including to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from such Lender’s obligations hereunder or under any other Loan Document.

(b)                                 Any participation by a Lender of all or any part of its Commitments and Loans shall be entered into with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the final maturity of the principal amount of any Loan in which such holder participates, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents).  Each participation created by any Lender shall provide that it shall be terminated by such Lender upon sale of such Lender’s Obligations pursuant to Section 7.3 (and such Lender shall pay to the participant all amounts required to be paid under such participation upon termination).  Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of such Borrower to the participant and the participant shall be considered to be a “Lender”; provided, that any such participant shall not be entitled to receive any greater payment under Section 1.15 or Section 1.16 than the Lender granting such participation would have been entitled to receive with respect to the portion of its Commitment and Loans so participated.  Except as set forth in the preceding sentence no Borrower shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c)                                  Except as expressly provided in this Section 9.1, no Lender shall, as between the Credit Parties, and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d)                                 Each Credit Party shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, in connection with the initial syndication of the Loans and Commitments and if otherwise requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants.  Each Credit Party shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(c).

(e)                                  Any Lender may furnish any information concerning any Credit Party in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided, that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

(f)                                    So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy, reserve or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section l.16(d).

9.2                                 Appointment of Agent

GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents.  The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person.  Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents.  The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.  Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity.  Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  Each Lender which is a party to a Hedging Agreement hereby appoints GE Capital as collateral agent under the Collateral Documents.

If Agent shall request instructions from Requisite Lenders, Majority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Majority Revolving Lenders, or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining.  Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Majority Revolving Lenders or all affected Lenders, as applicable.

9.3                                Agent’s Reliance, Etc.

Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.4                                GE Capital and Affiliates

With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of its Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders.  GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

9.5                                Lender Credit Decision

Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.  Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.6                                Indemnification

Lenders agree to indemnify Agent and Arranger (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent or Arranger in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent or Arranger in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent’s or Arranger’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  Without limiting the foregoing, each Lender agrees to reimburse Agent or Arranger promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent or Arranger in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by the Credit Parties.

9.7                                Successor Agent

Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower Representative.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000.  If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above.  Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided, that such approval shall not be required if a Default or an Event of Default has occurred and is continuing.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent.  Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue.  After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.  Agent may be removed at the written direction of the holders (other than Agent) of two-thirds or more of the Commitments (excluding Agent’s Commitment); provided, that in so doing, such Lenders shall be deemed to have waived and released any and all claims they may have against Agent.

9.8                                Co-Agents

None of the Lenders identified on the facing page or signature pages of this Agreement or any related document as “documentation agent”, “syndication agent” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders so identified as “documentation agent”, “syndication agent” or “arranger” shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.9                                Setoff and Sharing of Payments

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Credit Party (regardless of whether such balances are then due to such Credit Party) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Credit Party against and on account of any of the Obligations that are not paid when due.  Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof (other than any right of setoff exercised with respect to, or payments under, Section 1.13, 1.15 or 1.16) shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, Each Lender’s obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1.  Each Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation.  Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

9.10                           Advances; Payments; Non-Funding Lenders; Information; Actions in Concert

(a)                                 Advances; Payments

(i)                                     Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.l(b).  If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to noon (New York time) on the date such Notice of Revolving Credit Advance is received, by telecopy, telephone or other similar form of transmission.  Each Revolving Lender shall make the amount of such Lender’s Pro Rata Share of each Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 3:00 p.m. (New York time) on the requested funding date in the case of a LIBOR Loan.  After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance.  All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii)                                  On the 2nd Business Day of each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Provided that each Lender has funded all payments or Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it.  To the extent that any Lender (a “Non-Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrowers.  Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(b)                                Availability of Lender’s Pro Rata Share

Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date.  If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind.  If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent.  Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.  To the extent that Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c)                                 Return of Payments

(i)                                     If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)                                  If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)                                 Non-Funding Lenders

The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be included in the calculation of “Requisite Lenders” or “Majority Revolving Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement and in accordance with the recording requirements for transfers in Section 9.1.

(e)                                  Dissemination of Information

Agent shall use reasonable efforts to provide Lenders with (i) any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Borrower, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction and (ii) any Equipment Inventory Appraisals, P&E Appraisals and Collateral audits received by Agent.  Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral

Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

(f)                                    Actions in Concert

Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10.       SUCCESSORS AND ASSIGNS

10.1                           Successors and Assigns

This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein.  No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Requisite Lenders.  Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Requisite Lenders shall be void.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.       MISCELLANEOUS

11.1                           Complete Agreement; Modification of Agreement

The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2.  Any letter of interest, commitment letter or fee letter (other than the GE Capital Fee Letter) or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

11.2                           Amendments and Waivers

(a)                                  Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders or all affected Lenders, as applicable.  Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b)                                 No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Great Northern Borrowing Base or the H&E Borrowing Base, in each case, above the Original Advance Rates, shall be effective unless the same shall be in writing and signed by Agent, Lenders and Borrowers.  No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations, shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers.

(c)                                  No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Sections 1.3(b)(ii)-and (iii)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees payable to any affected Lender, (v) release any Guaranty or, (vi) except as otherwise permitted herein or in the other Loan Documents, permit any Credit Party to sell or otherwise dispose of any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders, or any of them to take any action hereunder; (viii) amend the definition of Prohibited Swing Line Advance; (ix) change Section 1.l(b)(i) in any manner that increases the obligations of the Lenders with respect to any Swing Line Advance, (x) eliminate or make less restrictive any condition to lending under Section 2.2; or (xi) amend or waive this Section 11.2 or the definitions of the terms “Requisite Lenders” or “Majority Revolving Lenders” insofar as such definitions affect the substance of this Section 11.2.  Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each Lender.

(d)                                 If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”):

(i)                                     requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii) and (iii) below being referred to as a “Non-Consenting Lender”), or

(ii)                                  requiring the consent of Requisite Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative’s request, Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e)                                  Upon payment in full in cash and performance of all of the Obligations (other than Unasserted Contingent Obligations), termination of the Commitments and all Letters of Credit (or the cash collateralization or backing with standby letters of credit of all Letters of Credit in accordance with Annex B) and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to the Credit Parties payoff letters, termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3                           Fees and Expenses

Borrowers shall reimburse (i) Agent and Arranger for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent and Arranger (and, with respect to clauses (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation and preparation of the Loan Documents as well as those incurred in connection with:

(a)                                  the forwarding to any Borrower or any other Person on behalf of any Borrower by Agent of the proceeds of any Loan;

(b)                                 any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(c)                                  any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct;

(d)                                 any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(e)                                  any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

(f)                                    efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any Credit Party or its affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral in accordance with the terms of the Loan Documents;

including, as to each of clauses (a) through (f) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent.  Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.4                           No Waiver

Agent’s or any Lender’s failure, at any time or times, to require strict performance by any Credit Party of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type.  Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrowers specifying such suspension or waiver.

11.5                           Remedies

Agent’s and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall riot be required.

11.6                           Severability

Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7                           Conflict of Terms

Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.8                           Confidentiality

Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by any Credit Party and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender.

11.9                           GOVERNING LAW

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE-AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH CREDIT PARTY, AGENT AND LENDERS HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY CREDIT PARTY, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL

BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT.  EACH CREDIT PARTY, AGENT AND LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY, AGENT AND LENDERS HEREBY WAIVE ANY OBJECTION WHICH ANY CREDIT PARTY, AGENT OR ANY LENDER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF EACH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

11.10                     Notices

Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon actual receipt in the case of notice sent by United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section. 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

11.11                     Section Titles

The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12                     Counterparts

This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

11.13                     WAIVER OF JURY TRIAL

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.14                     Press Releases and Related Matters

Each Credit Party agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure with respect to the transactions contemplated by this Agreement using the name of GE Capital, any of the Lenders parties hereto or any of their affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days’ prior notice to such party and without the prior written consent of such party unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with such party before issuing such press release or other public disclosure.  Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.  Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

11.15       Reinstatement

This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.16       Advice of Counsel

Each of the parties represents to each other parry hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

11.17       No Strict Construction

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.  CROSS-GUARANTY

12.1         Cross-Guaranty

Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower, Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by:

(a)           the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(b)           the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(c)           the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

(d)           the insolvency of any Credit Party; or

(e)           any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

12.2         Waivers by Borrowers

Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

12.3         Benefit of Guaranty

Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

12.4         Subordination of Subrogation, Etc.

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination and waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5         Election of Remedies

If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

12.6         Limitation

Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)           the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

(b)           the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance. Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 12.7.

12.7         Contribution with Respect to Guaranty Obligations

(a)           To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)           As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)           This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d)           The parties hereto acknowledge that the rights of contribution and indemnfication hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(e)           The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment in full in cash of the Obligations and the termination of the Commitments and Letters of Credit (or the cash collateralization or backing with standby letters of credit of all Letters of Credit in accordance with Annex B).

12.8         Liability Cumulative

The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

IN WITNESS WHEREOF, this Credit Agreement has been duly executed as of the date first written above.

H&E EQUIPMENT SERVICES L.L.C.,
as Borrower

By:
Name:
Title:

GREAT NORTHERN EQUIPMENT, INC.,
as Borrower

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

By:
Name:
Title:

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Syndication Agent and Lender

By:
Name:
Title:

FLEET CAPITAL CORPORATION,
as Documentation Agent and Lender

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:
Name:
Title:

LASALLE BUSINESS CREDIT, INC.,
as Lender

By:
Name:
Title:

ORIX FINANCIAL SERVICES, INC.,
as Lender

By:
Name:
Title:

The following Persons are signatories to this Credit Agreement in their capacity as Credit Parties and not as Borrowers:

H&E HOLDINGS L.L.C.,
as a Credit Party

By:
Name:
Title:

GNE INVESTMENTS, INC.,
as a Credit Party

By:
Name:
Title:

H&E FINANCE CORP.,
as a Credit Party

By:
Name:
Title:

EXHIBIT 1.1(a)(i)

to

CREDIT AGREEMENT

FORM OF NOTICE OF REVOLVING CREDIT ADVANCE

[H&E EQUIPMENT SERVICES L.L.C./GREAT NORTHERN EQUIPMENT INC.]

Notice of Revolving Credit Advance

Capitalized terms used herein which are defined in the Credit Agreement dated as of June 17, 2002 (as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among H&E EQUIPMENT SERVICES L.L.C., a Louisiana limited liability company (“H&E”), GREAT NORTHERN EQUIPMENT, INC., a Montana corporation (“Great Northern” and together with H&E, each individually, a “Borrower”, and collectively and jointly and severally, the “Borrowers”), the other persons named therein as Credit Parties, GENERAL ELECTRIC CAPITAL CORPORATION, as Agent (in such capacity, “Agent”), GENERAL ELECTRIC CAPITAL CORPORATION as Arranger (in such capacity, “Arranger”), BANK OF AMERICA, N.A. as Syndication Agent and FLEET CAPITAL CORPORATION as Documentation Agent, shall have the meanings therein defined. The undersigned hereby certifies that on the date hereof and on the borrowing date set forth below, and after giving effect to the Advances requested hereby: (i) there exists and shall exist no Default or Event of Default under the Credit Agreement; (ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement, (iii) the incurrence of the Revolving Credit Advance hereby requested is permitted under clause (I) or clause (12) of the definition of “Permitted Debt” contained Section 4.09 of the Senior Note Indenture and clause (1) or clause (2) of the definition of “Permitted Debt” contained in Section 4.09 of the Senior Subordinated Note Indenture.

[H&E Equipment Services L.L.C./	Name of Contact:	[ ]	Phone:	[ ]
Great Northern Equipment, Inc.]			Fax::	[ ]
Address: [ ]

Bank Address: [ ]	Wire Information:	[ ]	ABA#.	[ ]

Bank Contact: [ ]			Acct.#:	[ ]

We hereby give you notice that, pursuant to the Credit Agreement and upon the terms and subject to the conditions contained therein, we wish a Revolving Credit Advance to be made to [H&E Equipment Services L.L.C. as (i) an H&E/Great Northern Advance         or (ii) an Advance other than an H&E/Great Northern Advance         [check which applies], in either case, as follows:

Request Date                 Index Rate Loan Amount $                 LIBOR Loan Amount $                 LIBOR Period:       months

The proceeds of this Revolving Credit Advance should be credited to the above account.

Borrower Representative has caused this request to be executed by its duly Authorized Officer as of the date and year first written above.

By:
Name:

Title:

Phone:

Fax:

EXHIBIT 1.1(a)(ii)

to
CREDIT AGREEMENT

FORM OF REVOLVING NOTE

[ ], 2002	New York, New York
$

FOR VALUE RECEIVED, the undersigned, [H&E EQUIPMENT SERVICES L.L.C., a Louisiana limited liability company/GREAT NORTHERN EQUIPMENT, INC., a Montana Corporation] (“Borrower”), HEREBY PROMISES TO PAY to the order of                                         (“Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (in such capacity, “Agent”) at its address at 335 Madison Ave., 12th Floor, New York, NY, 10017, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                     MILLION DOLLARS AND              CENTS ($                 ) or if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the Credit Agreement (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of June 17, 2002 (as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among Borrower [H&E EQUIPMENT SERVICES L.L.C., a Louisiana limited liability company,] [GREAT NORTHERN EQUIPMENT, INC., a Montana corporation,] the other persons named therein as Credit Parties, the lenders party thereto from time to time (“Lenders”), Agent, GENERAL ELECTRIC CAPITAL CORPORATION as Arranger (in such capacity, “Arranger”), BANK OF AMERICA, N.A. as Syndication Agent and FLEET CAPITAL CORPORATION as Documentation Agent, and is entitled to the benefit and security of the Credit Agreement, the Security Agreements and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lenders to Borrower, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES WHICH SHALL BE DEEMED NOT TO INCLUDE SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK).

[H&E EQUIPMENT SERVICES L.L.C./GREAT NORTHERN EQUIPMENT INC.]

By:
Name:
Title:

EXHIBIT 1.1(b)(ii)

to
CREDIT AGREEMENT

FORM OF SWING LINE NOTE

[ ], 2002	New York, New York
$

FOR VALUE RECEIVED, the undersigned, [H&E EQUIPMENT SERVICES L.L.C., a Louisiana limited liability company/GREAT NORTHERN EQUIPMENT, INC., a Montana corporation] (“Borrower”), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION (“Swing Line Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (in such capacity, “Agent”) at Agent’s address at 335 Madison Avenue, 12th Floor, New York, NY, 10017, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of               MILLION DOLLARS AND NO CENTS ($                  ) or if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the Credit Agreement (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Swing Line Note is issued pursuant to that certain Credit Agreement dated as of June 17, 2002 (as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among [H&E EQUIPMENT SERVICES L.L.C., a Louisiana limited liability company,] [GREAT NORTHERN EQUIPMENT, INC., a Montana corporation,] the other persons named therein as Credit Parties, the lenders party thereto from time to time, Agent, GENERAL ELECTRIC CAPITAL CORPORATION as Arranger (in such capacity, “Arranger”), BANK OF AMERICA, N.A. as Syndication Agent and FLEET CAPITAL CORPORATION as Documentation Agent, and is entitled to the benefit and security of the Credit Agreement, the Security Agreements and all of the other Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Swing Line Advance made by Swing Line Lender to Borrower, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owning under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.

Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment of this Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Swing Line Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

THIS SWING LINE NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES WHICH SHALL BE DEEMED NOT TO INCLUDE SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK).

[H&E EQUIPMENT SERVICES L.L.C./GREAT NORTHERN EQUIPMENT, INC.]

By:
Name:
Title:

EXHIBIT 1.5(e)

to
CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

Pursuant to Section l.5(e)(i), (ii) and (iv) of the Credit Agreement (the “Credit Agreement”) among, inter alia, the undersigned and General Electric Capital Corporation, as Agent, dated as of June 17, 2002, (defined terms used herein shall have the meanings set forth in the Credit Agreement), the undersigned hereby requests that the following portions of the following loans be converted into LIBOR Loans, or continued as a LIBOR Loan, with the following LIBOR Periods:

Loan	Amount	LIBOR Period

The effective date for these conversions is                , 2002.

[H&E EQUIPMENT SERVICES L.L.C./GREAT NORTHERN EQUIPMENT, INC.]

By:
Name:
Title:

EXHIBIT 4.1(b)

to

CREDIT AGREEMENT

FORM OF BORROWING BASE CERTIFICATE

Borrowing Base Certificate

Pursuant to the Credit Agreement dated as of June 17, 2002 (as it may amended, restated, supplemented or otherwise in effect from time to time, the “Credit Agreement”) among H&E EQUIPMENT SERVICES L.L.C., a Louisiana limited liability company (the “H&E”), GREAT NORTHERN EQUIPMENT, INC., a Montana corporation (“Great Northern” and together with H&E, each individually, a “Borrower”, and collectively and jointly and severally, the “Borrowers”), the other Persons named therein as Credit Parties, the lenders party thereto from time to time, GENERAL ELECTRIC CAPITAL CORPORATION, as Agent (in such capacity, “Agent”), GENERAL ELECTRIC CAPITAL CORPORATION as Arranger (in such capacity, “Arranger”), BANK OF AMERICA, N.A, as Syndication Agent and FLEET CAPITAL CORPORATION as Documentation Agent, the undersigned certifies that as of the close of business on the date set forth below, the Borrowing Base (as defined in the Credit Agreement) for H&E and Great Northern are computed as set forth on Schedule I hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement or in Annex A thereto.

The undersigned represents and warrants that this Borrowing Base Certificate is a true and correct statement of and that the information contained herein is true and correct in all material respects regarding, the status of Eligible Accounts, Eligible Rentals, Eligible Rolling Stock, Eligible Parts and Tools Inventory and Eligible Equipment Inventory and that the amounts reflected herein are in compliance with the provisions of the Credit Agreement and the Appendices thereto. The undersigned further represents and warrants that there is no Default or Event of Default and all representations and warranties contained in the Credit Agreement and other Loan Documents are true and correct in all material respects. The undersigned understands that the Revolving Lenders will extend loans in reliance upon the information contained herein. In the event of a conflict between the following summary of eligibility criteria and Sections 1.6, 1.6A, 1.6B, 1.7 and 1.7A of the Credit Agreement, the Credit Agreement shall govern.

H&E EQUIPMENT SERVICES L.L.C.,
as Borrower Representative

By:
Name:
Title:

Schedule I

Accounts Balance (as of [ ], 200[ ])			$

Less:	Contingent or Not Enforceable (§ 1.6(b)):	$

	Progress billing (§ 1.6(d)):	$

	Not a Completed Sale (§ 1.6(e)):	$

	Unacceptable Invoice (§ 1.6(f)):	$

	Not owned/first lien (§ 1.6(q)):	$

	Bill and hold (§ 1.6(l)):	$

	Reps not true (§ 1.6(p)):	$

	Past Due Cust Accts>90 Days/60 Days (§ 1.6(m)(i)):	$

	Credit Bal > 90 Days (Incl In Over 90) (§ 1.6(c)):	$

	Cross Age > 50% (§ 1.6(n)):	$

	Contra Accounts (§ 1.6(c)) and § 1.6(k)):	$

	Foreign Accts (§ 1.6(j)):	$

	Fed Gov Accts (§ 1.6(I)):	$

	Bankruptcy Accounts (§ 1.6(m)(i) and (iii)):	$

	Collection Agency/Legal Accts (§ l.6(m)(i)):	$

	Accts Rec Surplus Returns (§ 1.6(e)):	$

	Accts Rec Warranty (§ 1.6(e)):	$

	Cash Sales (§ 1.6(e)):	$

	Intercompany/Related Party A/R (§ 1.6(h)):	$

	Preassigned A/R (§ 1.6(g)):	$

	Above Credit Limit (§ 1.6(r)):	$

	Finance Charges (§ 1.6(e)):	$

Customers on Payment Plans (§ l.6(m)):
Credit Memo Reserve (§ l.6(c)):
Unprocessed Credit Memos (§ 1.6(c)):
Not in Dollars (§ 1.6(s)):
Otherwise Not Acceptable (§ 1.6(t)):
Unapproved Lease (§ 1.6(a)):
Rental Not Due < 90 days (§ 1.6B(a)):
AR For Unpaid Yale Rentals
AR For Unpaid OBS Rentals
AR PER Inter Creditor Agrmts

Total Ineligible Accounts			-	$

Eligible Account				$

85% of Eligible Accounts			A	$

Eligible Rolling Stock Balance (as of [ ], 200[ ])				$

Less:	Free and Clear Rolling Stock:	$

	Location Rolling Stock:	$

	Titled Rolling Stock:	$

	Excess, obsolete, damaged Rolling Stock:	$

	Sale or Lease Rolling Stock:	$

	Prior Liens:	$

	Untrue Representations and Warranties:	$

	Uninsured:	$

	Unacceptable Rolling Stock:	$

	Total Ineligible Rolling Stock		-	$

	Eligible Rolling Stock			$

	50% of the Orderly Liquidation Value (“OLV”) of Rolling Stock		B	$

	Parts and Tools Inventory (“PTI”) Balance (as of [ ], 200[ ])			$

Less:	Free and Clear PTI:	$

	Location PTI:	$

	Consignment, in Transit:	$

	Negotiable Document of Title:	$

	Excess, obsolete, unsalable or damaged PTI:	$

	Display items, etc.:	$

	Not held for sale:	$

	Prior Liens:	$

	Untrue Representations and Warranties:	$

	Hazardous Materials, etc.:	$

	Uninsured:	$

	Unacceptable PTI:	$

	Total Ineligible Parts and Tools Inventory		-	$

	Eligible Parts and Tools Inventory			$

	Net Book Value (“NBV”) of Eligible Parts and Tools Inventory			$

	50% of NBV of Eligible Parts and Tools Inventory		C	$

Eligible new Equipment Inventory (“new EI”) Balance (as of [ ], 200[ ])				$

Less:	Free and Clear new EI:	$

	Location new EI:	$

	Consignment:	$

	Negotiable Document of Title:	$

	Obsolete, unsalable or damaged new EI:	$

	Not held for sale:	$

	Prior Liens:	$

	Untrue Representations and Warranties:	$

	Uninsured:	$

	Unacceptable new EI:	$

Total Ineligible new Equipment Inventory				$

Eligible new Equipment Inventory				$

NBV of Eligible new Equipment Inventory				$

100% of NBV of Eligible new Equipment Inventory			D	$

Eligible used Equipment Inventory (“used EI”) Balance (as of [ ], 200[ ])				$

Less:	Free and Clear used EI:	$

	Location used EI:	$

	Consignment:	$

	Negotiable Document of Title:	$

	Obsolete, unsalable or damaged used EI:	$

	Not held for sale:	$

	Prior Liens:	$

	Untrue Representations and Warranties:	$

	Uninsured:	$

	Unacceptable used EI:	$

Total Ineligible used Equipment Inventory			-	$

Eligible used Equipment Inventory				$

NBV of Eligible used Equipment Inventory				$

50% of NBV of Eligible used Equipment Inventory			E	$

Eligible Equipment Inventory held for lease (“lease EI”) Balance (as of [ ], 200[ ])				$

Less:	Free and Clear lease EI:	$

	Location lease EI:	$

	Consignment:	$

	Negotiable Document of Title:	$

	Obsolete, unsalable or damaged lease EI:	$

	Not held for sale:	$

	Prior Liens:	$

	Untrue Representations and Warranties:	$

	Uninsured;	$

	Unacceptable lease EI:	$

Total Ineligible Equipment Inventory held for lease		-	$

Eligible Equipment Inventory held for lease			$

100% of NBV of Eligible Equipment Inventory held for lease		-	$

80% of OLV Equipment Inventory held for lease		-	$

Available Equipment Inventory.	(lesser of X and Y)	F	$

Borrowing Base availability	(A+B+C+D+E+F)		$

Termination Value of Hedging Obligations (for consideration of Reserves)			$

EXHIBIT 9.1(a)

to

CREDIT AGREEMENT

FORM OF ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT is made as of [                    ], 2002 (this “Agreement”) by and between [                           ] (“Assignor Lender”) and [                           ] (“Assignee Lender”) and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION as Agent under the Credit Agreement defined below (in such capacity, “Agent”) and, if no Default or Event of Default shall have occurred and be continuing, or if such assignment is not to a Qualified Assignor (as such term is defined in the Credit Agreement), H&E EQUIPMENT SERVICES L.L.C. (“H&E”) as Borrower Representative under the Credit Agreement (“Borrower Representative”). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement or in Annex A thereto.

WHEREAS:

(A)          H&E, Great Northern Equipment, Inc. (“Great Northern” and together with H&E each individually, a “Borrower”, and collectively and jointly and severally, the “Borrowers”), the other Persons named therein as Credit Parties, Agent, Assignor Lender, General Electric Capital Corporation as Arranger, BANK OF AMERICA, N.A. as Syndication Agent, FLEET CAPITAL CORPORATION as Documentation Agent and other Persons party thereto as Lenders have entered into that certain Credit Agreement dated as of June 17, 2002 (as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrowers;

(B)          Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

(C)          Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

(D)          Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.  ASSIGNMENT, DELEGATION AND ACCEPTANCE

1.1           Assignment

Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender’s right, title, and interest in the Revolving Loan, Letter of Credit Obligations, Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Loans	Principal Amount			Pro Rata Share

Revolving Loan (H&E)	$	[	]	[	]%

Revolving Loan (Great Northern)	$	[	]	[	]%

1.2           Delegation

[Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/[       ]% of Assignor Lender’s Revolving Loan Commitment to H&E (such percentage representing a commitment of $[                  ]) and [100%/[       ]%] of Assignor Lender’s Revolving Loan Commitment to Great Northern (such percentage representing a commitment of $[                  ]).]

1.3           Acceptance by Assignee Lender

By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4           Effective Date

Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of the date of this Agreement (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.

2.  INITIAL PAYMENT AND DELIVERY OF NOTES.

2.1           Payment of the Assigned Amount

Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 together with accrued interest, fees and other amounts as set forth on Schedule 2.1 (the “Assigned Amount”).

2.2           Payment of Assignment Fee

Assignor Lender and/or Assignee Lender will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 9.1(a) of the Credit Agreement.

2.3           Execution and Delivery of Notes

Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrower and Agent will obtain from Borrower for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] or [the Assignee Lender].

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1           Assignee Lender’s Representations, Warranties and Covenants

Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

(a)           this Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b)           the execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c)           Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d)           Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party’s creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(e)           Assignee Lender is entering into (his Agreement in the ordinary course of its business, and is acquiring its interest, in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control;

(f)            no future assignment or participation granted by Assignee Lender pursuant to Section 9.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g)           Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

(h)           Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

(i)            as of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any Taxes, and simultaneously herewith Assignee Lender is delivering to Agent and Borrower all forms required to be delivered by it pursuant to Section 1.15 of the Credit Agreement, (ii) is not subject to capital adequacy or similar requirements under Section 1.16(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.16(a) or (b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 1.16(c) of the Credit Agreement, and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender’s failure to fulfill its obligations under the terms of Section 1.16(c) of the Credit Agreement or from any other inaccuracy in the foregoing.

3.2           Assignor Lender’s Representations, Warranties and Covenants

Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a)           Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b)           this Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c)           the execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d)           Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfil the obligations hereunder and to consummate the transactions contemplated hereby;

(e)           Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f)            this Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.  LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.  FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.  NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.  AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.  SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.  SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.  SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.  APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.  COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:

By:
Name:
Title:

Notice Address:

ASSIGNOR LENDER:

By:
Name:
Title:

Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent

By:
Name:
Title:

ACKNOWLEDGED AND CONSENTED TO as and when required under Clause 9.1(a) of the Credit Agreement:

H&E EQUIPMENT SERVICES L.L.C.,

as Borrower Representative

By:
Name:
Title:

SCHEDULE 2.1

Assignor Lender’s Loans	$

Principal Amount	$

Revolving Loan (H&E)	$

Revolving Loan (Great Northern)	$

Subtotal	$

Accrued Interest	$

Unused Line Fee	$

Other + or -	$

Total	$

All determined as of the Effective Date.

EXHIBIT B-l(a)

to

CREDIT AGREEMENT

FORM OF NOTICE OF LETTER OF CREDIT ISSUANCE

[H&E EQUIPMENT SERVICES, L.L.C./GREAT NORTHERN EQUIPMENT INC.]

Notice of Letter of Credit Issuance

General Electric Capital Corporation, as Agent under the Credit Agreement defined below	, 200[ ]

Ladies and Gentlemen:

We hereby refer to the Credit Agreement dated as of June [  ], 2002 (as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among H&E EQUIPMENT SERVICES, L.L.C., a Delaware limited liability company (“H&E”), GREAT NORTHERN EQUIPMENT INC., a Montana corporation (“Great Northern” and together with H&E, each individually, a “Borrower”, and collectively and jointly and severally, the “Borrowers”), the other persons named therein as Credit Parties, GENERAL ELECTRIC CAPITAL CORPORATION, as Agent (in such capacity, “Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, as Arranger (in such capacity, “Arranger”), BANK OF AMERICA, N.A. as Syndication Agent and FLEET CAPITAL as Documentation Agent. Capitalized terms used in the Credit Agreement, and Annex A thereto, shall have the meanings therein defined.

We hereby give you notice that, pursuant to the Credit Agreement and upon the terms and subject to the conditions contained therein, we wish a Letter of Credit to be issued to [H&E Equipment Services, L.L.C./Great Northern Equipment Inc.] on              , 200[  ]. The undersigned hereby certifies that on the date hereof and on the date of the issuance of the Letter of Credit, the issuance of the Letter of Credit hereby requested is permitted under clause (1) or clause (12) of the definition of “Permitted Debt” as contained in the Senior Note Indenture.

Very truly yours,

H&E EQUIPMENT SERVICES, L.L.C.,

as Borrower Representative

By:
Name:
Title:

ANNEX A (Recitals)

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“A Rated Bank” has the meaning assigned to it in Section 6.2.

“Account Debtor” means any Person who may become obligated to a Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” has the meaning assigned to it in Annex G.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

“Adjusted Interest Coverage Ratio” means, with respect to H&E Holdings and its Subsidiaries on a consolidated basis for any period, the ratio of (a) EBITDAR to (b) (i) Interest Expense plus (ii) Operating Lease Payments plus (iii) Capital Lease Payments plus, to the extent not already included under sub clause (i), (ii) or (iii) of this clause (b), Restricted Payments. For the purposes of this definition, Interest Expense for the Fiscal Quarters ending on September 30, 2001, December 31, 2001, and March 31, 2002 shall be deemed to be $8,600,000 for each such Fiscal Quarter.

“Adjusted Leverage Ratio” means, with respect to H&E Holdings and its Subsidiaries, on a consolidated basis, the ratio of (i) Funded Debt as of any date of determination plus Operating Lease Payoff Value, to (ii) EBITDAR for the period of four consecutive Fiscal Quarters ending on that date of determination.

“Advance” means any Revolving Credit Advance or Swing Line Advance, as the context may require.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of any Credit Party, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of such Credit Party.  For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, that the term “Affiliate” shall specifically include Don Wheeler and John Engquist and exclude Agent and each Lender.

“Agent” means GE Capital in its capacity as Administrative Agent for Lenders or its successor appointed pursuant to Section 9.7.

“Aggregate Borrowing Base” means, as of any date of determination, an amount equal to the sum of the Great Northern Borrowing Base and the H&E Borrowing Base.

“Agreement” means the Credit Agreement by and among the Credit Parties party thereto, GE Capital, as Arranger, GE Capital, as Administrative Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Appendices” has the meaning assigned to it in the recitals to the Agreement.

“Applicable L/C Margin” means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

“Applicable Margins” means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin and the Applicable Revolver LIBOR Margin all as set forth in Section 1.5(a).

“Applicable Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Credit Advances, the Swingline Advances, unreimbursed Letter of Credit Obligations and other Obligations (excluding LIBOR Loans) as determined by reference to Section 1.5(a).

“Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to LIBOR Loans, as determined by reference to Section 1.5(a).

“Applicable Unused Line Fee Margin” means the per annum fee, from time to time in effect, payable in respect of Borrowers’ non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to Section 1.5(a).

“Arranger” has the meaning assigned to it in the recitals to the Agreement.

“Assignment Agreement” has the meaning assigned to it in Section 9. l(a).

“Authorized Officer” means any of the following officers of each Credit Party: the chief executive officer, the chief operating officer, the chief financial officer, executive vice president, the secretary and the treasurer.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Authorized Representative” has the meaning assigned to it in Section 7.3.

“Blocked Account Agreement” has the meaning assigned to it in Annex C.

“Blocked Accounts” has the meaning assigned to it in Annex C.

“Borrower” has the meaning assigned to it in the preamble to the Agreement.

“Borrower Representative” means H&E in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(c).

“Borrowing Availability” means as of any date of determination (a) as to all Borrowers, the lesser of (i) the Maximum Amount and (ii) the Aggregate Borrowing Base, in each case, less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding, or (b) as to an individual Borrower, the lesser of (i) the Maximum Amount less the sum of the Revolving Loan and Swing Line Loan outstanding to all other Borrowers and (ii) that Borrower’s separate Borrowing Base, less the sum of the Revolving Loan and Swing Line Loan outstanding to that Borrower, provided, that in the case of determining Borrowing Availability under this clause (b), with respect to any requested H&E/Great Northern Advance, “such Borrower’s separate Borrowing Base” shall mean the Great Northern Borrowing Base.

“Borrowing Base” means, as the context may require, the H&E Borrowing Base, the Great Northern Borrowing Base or the Aggregate Borrowing Base.

“Borrowing Base Certificate” means a certificate to be executed and delivered from time to time by Borrower Representative on behalf of each Borrower in the form attached to the Agreement as Exhibit 4.1(b).

“BRS” means collectively Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership, BRS Partners, LP and BRSE LLP.

“BRS Management Agreement” has the meaning assigned to it in Section 3.14.

“BRS Management Co.” has the meaning assigned to it in Section 3.14.

“BRS Related Party” means (1) any stockholder having more than 5% of any class of stock of any entity that comprises BRS, any individual controlling any such stockholder, any immediate family member of any such stockholder (if an individual) or of any such individual and any majority owned Subsidiary, of BRS; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of any of the entities that comprise BRS and/or such other Persons referred to in the immediately preceding clause (1).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of [Utah] or the State of New York and in reference to LIBOR Loans means any such day that is also a LIBOR Business Day.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means as of any date of determination, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease as of the date of determination.

“Capital Lease Payments” means during any period for any Person, all payments (other than any portion of any payment included in Interest Expense for such period) required to be made by such Person during such period in respect of Capital Lease Obligations.

“Cash Collateral Account” has the meaning assigned to it Annex B.

“Cash Equivalents” has the meaning assigned to it in Annex B.

“Cash Management Systems” has the meaning assigned to it in Section 1.8.

“Certificate of Exemption” has the meaning assigned to it in Section 1.15(c).

“Change of Control” any event, transaction or occurrence as a result of which (a) prior to any initial public offering of the Stock of H&E Holdings, BRS together with any BRS Related Party shall cease to own and control directly or indirectly all of the voting rights associated with ownership of at least fifty-one percent (51%) of the outstanding membership interests (or other outstanding Stock) of H&E Holdings, (b) following any such initial public offering of the Stock of H&E Holdings, BRS together with any BRS Related Party together with John Engquist (and the immediate family members, spouse and lineal descendants of John Engquist) shall cease to own and control directly or indirectly all of the economic and voting rights associated with ownership of at least forty percent (40%) of the outstanding membership interests (or other outstanding Stock) of H&E Holdings, (c) H&E Holdings shall cease to own and control all of the economic and voting rights associated with ownership of at least one hundred percent (100%) of the outstanding membership interests (or other outstanding Stock) of H&E, (d) H&E shall cease to own and control all of the economic and voting rights associated with ownership of at least one hundred percent (100%) of the outstanding capital Stock of H&E Finance and GNE Investments, each on a fully diluted basis, (e) GNE Investments shall cease to own and control all of the economic and voting rights associated with ownership of at least one hundred percent (100%) of the outstanding capital Stock of Great Northern on a fully diluted basis, in each case except pursuant to a merger as provided in Section 6.l(b) or (f) there shall occur any “Change of Control” as such term is defined in the Senior Note Indenture or the Senior Subordinated Note Indenture.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

“Closing Date” means June 17, 2002.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreements and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

“Collateral Agent” means the Trustee for the Senior Notes, in its capacity as “Collateral Agent.”

“Collateral Documents” means the Security Agreements, the Pledge Agreements, the Guaranties, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Collateral Reports” means the reports with respect to the Collateral referred to in Annex F.

“Collection Account” means that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the “Collection Account”.

“Commitment Termination Date” means the earliest of (a) Jane 17, 2007, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full in cash by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0) or the termination of all Commitments (or the cash collateralization or backing with standby letters of credit of all Letters of Credit in accordance with Annex B), in accordance with the provisions of Section 1.3(a).

“Commitments” means (a) as to any Lender, such Lender’s Revolving Loan Commitment (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment) as set forth on the signature page to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment), which aggregate commitment shall be One Hundred Fifty Million Dollars ($150,000,000) on the Closing Date, as such amount may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

“Compliance Certificate” has the meaning assigned to it in Annex E.

“Concentration Account” has the meaning assigned to it in Annex C.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any

Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Contribution Agreement and Plan of Reorganization” has the meaning assigned to it in the recitals to the Agreement.

“Control Letter” means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets; and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Parry.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Copyrights” means all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means each Borrower and each Guarantor.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Notice” has the meaning assigned to it in Section 7.3.

“Default Rate” has the meaning assigned to it in Section 1.5(d).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

“Disbursement Accounts” has the meaning assigned to it on Annex C.

“Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Disclosure Schedules 1.4 through 6.7 in the Index to the Agreement.

“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“EBlTDA” means, with respect to any Person for any fiscal period, without duplication an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, and (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication and (vii) amounts not exceeding [$2,000,000] paid on or about the Closing Date in respect of transaction expenses relating to the Related Transactions. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary. For the purposes of this definition, Interest Expense for the Fiscal Quarters ending on September 30, 2001, December 31, 2001, and March 31, 2002 shall be deemed to be $8,600,000 for each such Fiscal Quarter.

“EBlTDAR” means, with respect to any Person for any fiscal period, EBITDA of such Person for such Period plus Operating Lease Payments of such Person for such Period.

“Eligible Accounts” has the meaning assigned to it in Section 1.6.

“Eligible Equipment Inventory” has the meaning assigned to it in Section 1.7A and excludes Eligible Parts and Tools Inventory and Eligible Rolling Stock.

“Eligible Parts and Tools Inventory” has the meaning assigned to it in Section 1.7 and excludes Eligible Equipment Inventory and Eligible Rolling Stock.

“Eligible Rentals” has the meaning assigned to it in Section 1.6B.

“Eligible Rolling Stock” has the meaning assigned to it in Section 1.6A and excludes Eligible Parts and Tools Inventory and Eligible Equipment Inventory.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health or safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals, registrations or other written documents required by any Governmental Authority under any Environmental Laws.

“Equipment Inventory” means Inventory of any Borrower consisting of equipment held for sale or lease to third parties and Inventory of such Borrower while on lease to third parries.

“Equipment Inventory Appraisal” means each periodic appraisal of Borrowers’ Equipment Inventory and Parts and Tools Inventory conducted at the Borrowers’ cost and expense by appraisers reasonably satisfactory to Agent and using a methodology reasonably satisfactory to Agent, provided, that unless an Event of Default is continuing, the Borrowers’ shall be responsible for the cost and expense of not more than four (4) such appraisals during the first twelve months following the Closing Date and not more than three (3) such appraisals per year thereafter, it being agreed that so long as such limit is in effect, each item of Equipment Inventory shall be appraised pursuant to a visit to sites of any one or more Credit Parties on one occasion during each year and the balance of such appraisals of such item in such year shall be done as a “desk appraisal.” An appraisal of Equipment Inventory and of Parts and Tools Inventory shall, for the purposes of the preceding sentence, constitute one appraisal.

“Equipment Inventory Rental Revenues” means, with respect to any Person for any fiscal period, an amount equal to the gross revenues of such Person derived from the lease of Equipment Inventory owned by such Person to third parties (excluding revenues in respect of taxes, freight insurance and like items).

“Equipment Inventory Rental Expenditures” means, with respect to any Person at any time, the aggregate acquisition cost (including all costs of initial acquisition, improvements and additions) of all Equipment Inventory owned by such Person at such time.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan (other than an event with respect to which the reporting requirement has been waived); (b) the withdrawal of such Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 400l(a)(2) of ERISA; (c) the complete or partial withdrawal of such Credit Party or any ERISA Affiliate from any

Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by such Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title TV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; or (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Title IV Plan described in Section 4064 of ERISA.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Event of Default” has the meaning assigned to it in Section 8.1.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“Fair Salable Balance Sheet” means a balance sheet of Borrowers prepared in accordance with Section 3.4(d).

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Covenants” means the financial covenants set forth in Annex G.

“Financial Statements” means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4 and Annex E.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Fiscal Month” means any of the monthly accounting periods of Borrowers.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30, and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Borrowers ending on December 31 of each year.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Floor Plan Equipment Inventory” means Eqiupment Inventory purchased by any Credit Party for sale or lease in the ordinary course of business and subject to a purchase money Lien in favor of the seller thereof or a third party financing source.

“Foreign Lender” has the meaning assigned to it in Section 1.15(c).

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and including without limitation, in the case of Borrowers, the Obligations (calculated with reference to the average outstanding balance of the Obligations during the six month period ending immediately prior to the relevant date of determination (or such shorter period that begins on the Closing Date and ends immediately prior to such relevant date of determination)), the Senior Debt and the Subordinated Debt.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied as such term is further defined in Annex G to the Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GE Capital Fee Letter” has the meaning assigned to it in Section 1.9(a).

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“GNE Investments” has the meaning assigned to it in the recitals to the Agreement.

“GNE Investments Pledge Agreement” means the Pledge Agreement dated as of the Closing Date executed by GNE Investments in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries owned or held by GNE Investments.

“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Great Northern” has the meaning assigned to it in the recitals to the Agreement.

“Great Northern Advance” shall mean an advance by H&E to Great Northern of the proceeds of an H&E/Great Northern Advance.

“Great Northern Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a)           up to eighty-five percent (85%) of Great Northern’s Eligible Accounts plus up to eighty five percent (85%) of Great Northern’s Eligible Rentals, less any Reserves (without duplication) established by Agent in good faith using reasonable credit judgment as of such time; plus

(b)           up to fifty percent (50%) of the Net Book Value of Great Northern’s Eligible Parts and Tools Inventory, less any Reserves (without duplication) established by Agent in good faith using reasonable credit judgment as of such time; plus

(c)           up to one hundred percent (100%) of the Net Book Value of Great Northern’s new Eligible Equipment Inventory held for sale, less any Reserves (without duplication) established by Agent in good faith using reasonable credit judgment as of such time; plus

(d)           up to fifty percent (50%) of the Net Book Value of Great Northern’s used Eligible Equipment Inventory held for sale, less any Reserves (without duplication) established by Agent in good faith using reasonable credit judgment as of such time; plus

(e)           the lesser of (i) one hundred percent (100%) of the Net Book Value of Great Northern’s Eligible Equipment Inventory held for lease to third parties or being leased to third parties and (ii) up to eighty percent (80%) of the Orderly Liquidation Value of Great Northern’s Eligible Equipment Inventory held for lease or being leased to third parties, in each case, less any Reserves (without duplication) established by Agent in good faith using reasonable credit judgment as of such time; plus

(f)            up to fifty percent (50%) of the Orderly Liquidation Value of Great Northern’s Eligible Rolling Stock, less any Reserves (without duplication) established by Agent in good faith using reasonable credit judgment as of such time.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means, collectively, the H&E Holdings Guaranty, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

“Guarantors” means H&E Holdings, Great Northern, each Subsidiary of each Borrower (other than each such Subsidiary that is a Borrower) and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Gulf Wide” has the meaning assigned to it in the recitals to the Agreement.

“H&E” has the meaning assigned to it in the recitals to the Agreement.

“H&E Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a)           up to eighty-five percent (85%) of H&E’s Eligible Accounts plus up to eighty five percent of H&E’s Eligible Rentals, less any Reserves (without duplication) established by Agent in good faith using reasonable credit judgment as of such time; plus

(b)           up to fifty percent (50%) of the Net Book Value of H&E’s Eligible Parts and Tools Inventory, less any Reserves (without duplication) established by Agent in good faith using reasonable credit judgment as of such time; plus

(c)           up to one hundred percent (100%) of the Net Book Value of H&E’s new Eligible Equipment Inventory held for sale, less any Reserves (without duplication) established by Agent in good faith using reasonable credit judgment as of such time; plus

(d)           up to fifty percent (50%) of the Net Book Value of H&E’s used Eligible Equipment Inventory held for sale, less any Reserves (without duplication) established by Agent in good faith using reasonable credit judgment as of such time; plus

(e)           the lesser of (i) one hundred percent (100%) of the Net Book Value of H&E’s Eligible Equipment Inventory held for lease to third parties or being leased to third parties, and (ii) up to eighty percent (80%) of the Orderly Liquidation Value of H&E’s Eligible Equipment Inventory held for lease to third parties or being leased to third parties, in each case, less any Reserves (without duplication) established by Agent in good faith using reasonable credit judgment as of such time; plus

(f)            up to fifty percent (50%) of the Orderly Liquidation Value of H&E’s Eligible Rolling Stock, less any Reserves (without duplication) established by Agent in good faith using reasonable credit judgment as of such time.

“H&E Contribution” has the meaning assigned to it in the recitals to the Agreement.

“H&E Finance” has the meaning assigned to it in the recitals to the Agreement.

“H&E/Great Northern Advance” shall mean a Revolving Advance or Swing Line Advance made to H&E and identified as an “H&E/Great Northern Advance” on the applicable notice of Revolving Credit Advance, the proceeds of which are to be advanced by H&E to Great Northern as a Great Northern Advance. Payments in respect of the Obligations shall be applied between H&E/Great Northern Advances and Advances other than H&E/Great Northern Advances as determined by Agent.

“H&E Holdings” has the meaning assigned to it in the recitals to the Agreement.

“H&E Holdings Guaranty” means the guaranty dated as of the Closing Date executed by H&E Holdings in favor of Agent, on behalf of itself and Lenders, in respect of the Obligations.

“H&E Holdings Pledge Agreement” means the Pledge Agreement dated as of the Closing Date executed by H&E Holdings in favor of Agent, on behalf of itself and Lenders, pledging all stock of its Subsidiaries owned or held by H&E Holdings and all Intercompany Notes owing to or held by it.

“Hazardous Material” means any substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, treasury management products or other interest or currency exchange rate or commodity price hedging arrangement to which a Lender and one or more Credit Parties are parties.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

“Indemnified Liabilities” has the meaning assigned to it in Section 1.13.

“Indemnified Person” has the meaning assigned to it in Section 1.13.

“Index Rate” means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Index Rate Loan” means a Loan or portion thereof bearing interest by reference to the Index Rate.

“Inspection” has the meaning assigned to it in Section 1.14.

“Instruments” means any “instrument,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercompany Notes” has the meaning assigned to it in Section 6.3.

“Inter-Creditor Agreement” means, the intercreditor agreement of even date herewith entered into by and among Bank of New York as Collateral Agent, Agent, H&E Finance and H&E.

“Interest Expense” means, with respect to any Person for any fiscal period, interest expense paid in cash of such Person determined in accordance with GAAP for the relevant period ended on such date, including expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and provided, further, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts of any Credit Party.

“IRC” means the Internal Revenue Code of 1986 and all regulations promulgated thereunder. “IRS” means the Internal Revenue Service.

“L/C Issuer” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit, buys loans or provides letters of credit as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes an L/C Issuer; provided, that no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be an L/C Issuer.

“L/C Sublimit” has the meaning assigned to such term in Annex B.

“Lenders” means GE Capital, the other initial Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any registered assignee of such Lender.

“Letter of Credit Fee” has the meaning assigned to it in Annex B.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of any Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or any other L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit, The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Lenders thereupon or pursuant thereto.

“Letters of Credit” means documentary or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers’ acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter of Credit Rights” means “letter of credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

Leverage Ratio” means, with respect to H&E Holdings and its Subsidiaries, on a consolidated basis, the ratio of (i) Funded Debt of H&E Holdings and its Subsidiaries as of any date of determination, to (ii) EBITDA of H&E Holdings and its Subsidiaries for the twelve-month period ending on that date of determination.

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower Representative’s irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)           if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b)           any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end 1 LIBOR Business Days prior to such date;

(c)           any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d)           Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e)           Borrower Representative shall select LIBOR Periods so that there shall be no more than ten (10) separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means for each LIBOR Period, (a) a rate of interest determined by Agent equal to the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by (b) a number equal to 4.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System. If such interest rate shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning assigned to it in Section 3.13.

“Loan Account” has the meaning assigned to it in Section 1.12.

“Loan Documents” means the Agreement, the Notes, the GE Capital Fee Letter, the Syndication Letter and the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement, any other Loan Document or the Syndication Letter to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loan and the Swing Line Loan.

“Lock Boxes” has the meaning assigned to it in Annex C.

“Majority Revolving Lenders” means (a) Lenders having more than 50% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Loans (without giving effect to the Swing Line Loan) and Letter of Credit Obligations.

“Margin Stock” has the meaning assigned to in Section 3.10.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Credit Parties considered as a whole, (b) Borrowers’ ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent’s Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

“Mergers” has the meaning assigned to it in the recitals to the Agreement.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001 (a)(3) of ERISA, and to which any Credit Party or an ERISA Affiliate is making or is obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Book Value” means book value as determined in accordance with GAAP, lower of cost and market, and after taking into account depreciation and excluding all “freight-in” costs and preparatory costs.

“Non-Funding Lender” has the meaning assigned to it in Section 9.9(d).

“Notes” means, collectively, the Revolving Notes and the Swing Line Notes.

“Notice of Conversion/Continuation” has the meaning assigned to it in Section 1.5(e).

“Notice of Revolving Credit Advance” has the meaning assigned to it in Section l.1(a).

“Obligations” means (a) all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents and (b) for the purposes of the application of payments under Section 1.11(a) and the Collateral Documents, all liabilities, indebtedness and obligations of any Borrower arising under any Hedging Agreement. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents or any Hedging Agreement.

“Off Balance Sheet Equipment Inventory” means Equipment Inventory that has been leased by any Credit Party as lessee under an operating lease, and held for sublease by such Credit Party to third parties in the ordinary course of business.

“Operating Lease Payments” means, for any Person during any period, all payments required to be made by such Person during such Period in respect of leases by such Person as lessee of Equipment Inventory, excluding any payment under any Capital Lease Obligation as lessee of such Equipment Inventory.

“Operating Lease Payoff Value” means, with respect to any operating lease of Equipment Inventory to which any Borrower or Guarantor is a lessee, at any time, the sum of the then remaining lease payments under such operating lease, discounted to present value at the notional interest rate for such operating lease.

“Orderly Liquidation Value” shall mean (i) with respect to Eligible Equipment Inventory, the orderly liquidation value thereof as determined by the most recent Equipment Inventory Appraisal and (ii) with respect to Eligible Rolling Stock, the orderly liquidation value thereof as determined by the most recent P&E Appraisal.

“Original Advance Rate” means, with respect to any percentage advance rate contained in the Great Northern Borrowing Base or the H&E Borrowing Base, such advance rate as in effect on the Closing Date.

“P&E” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto. P&E excludes Equipment Inventory and Fixtures.

“P&E Appraisal” means each periodic appraisal of Borrowers’ P&E conducted at the Borrowers’ cost and expense by appraisers reasonably satisfactory to Agent and using a methodology reasonably satisfactory to Agent, provided, that unless an Event of Default has occurred and is continuing, the Borrowers shall be responsible for the cost and expense of not more than four (4) such appraisals during the first twelve months following the Closing Date and not more than three (3) such appraisals per year thereafter, it being agreed that so long as such limit is in effect, each item of Equipment Inventory shall be appraised pursuant to a visit to sites of any one or more Credit Parries on one occasion during each year and the balance of such appraisals of such item in such year shall be done as a “desk appraisal.”

“P&E Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any P&E or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP (excluding any such expenditures related to Permitted Acquisitions).

“Parts and Took Inventory” means Inventory of any Borrower consisting of parts, tools and supplies.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Acquisition” has the meaning assigned to it in Section 6.1.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable, or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or teases to which any Borrower is a party as lessee in the ordinary course of business; (d) deposits of money securing statutory obligations of any Borrower; (e) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to P&E, Fixtures and/or Real Estate; (f) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities, so long as such Liens attach only to Equipment Inventory; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Borrower is a party; (h) any attachment or judgment lien not constituting an Event of Default under Section 8.l(j); (i) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (j) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders, and to the extent subject to the Inter-Creditor Agreement, in favor of Collateral Agent, on behalf of the holders of Senior Notes; and (k) Liens of landlords or mortgages arising by operation of law or pursuant to the terms of real property leases, provided, that the mortgage or rental payments secured thereby are not yet overdue, and the applicable mortgage or lease is not otherwise in default in a manner which could permit the applicable mortgagee or lessee to take enforcement action with respect to such Liens.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan”, as defined in Section 3(3) of ERISA, that any Credit Party maintains, contributes to or has an obligation to contribute to or has any liability under.

“Pledge Agreements” means the H&E Holdings Pledge Agreement, the H&E Pledge Agreement, the GNE Investments Pledge Agreement and any other pledge agreement entered into after the Closing Date in connection herewith (as required by the Agreement or any other Loan Document).

“Prior Lenders” means the holders of the Prior Obligations.

“Prior Obligations” means collectively, the indebtedness under or pursuant to, as applicable, (i) the Credit Agreement dated as of February 4, 1998, as amended and restated as of July 31, 1998, among ICM, Great Northern Equipment, Inc., Williams Bros. Construction, Inc., the Prior

Lenders, Bankers Trust Company as Syndication Agent and Co-Agent, GE Capital as Documentation Agent and Co-Agent and The CIT Group/Equipment Financing, Inc. as Agent, as subsequently amended; (ii) the Loan Agreement dated August 10, 1998 between The CIT Group/Equipment Financing, Inc. and H&E, as subsequently amended; and (iii) the 10% Senior Subordinated Promissory Note dated February 20, 2002 issued by ICM to John Engquist.

“Proceeds” means “proceeds.” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of me Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (i) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Pro Forma” means the unaudited consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of March 31, 2002 after giving pro forma effect to the Related Transactions.

“Prohibited Swing Line Advance” means a Swing Line Advance (i) that was made without satisfaction of the condition contained in Section 2.2(e) by virtue of such Swing Line Advance exceeding Swing Line Availability due to the limitation imposed by Section l.1(b)(i)(A) or l.1(b)(i)(B)(x) (but not l.1(b)(i)(B)(y)), or (ii) (x) that was made without satisfaction of the condition contained in Section 2.2(e) by virtue of such Swing Line Advance exceeding Swing Line Availability due to the limitation imposed by Section l.1(b)(i)(B)(y) based on the Aggregate Borrowing Base as reflected in the most recent Borrowing Base Certificate delivered to the Agent prior to the making of such Swing Line Advance and (y) that (A) exceeds $4,000,000, or (B) when added to any Swing Line Advances (described in clause (ii)(x) of this definition) made (1) during the period of 10 Business Days ending on (and including) the date of making of such Swing Line Advance, exceeds $4,000,000 or (2) during the period from and after the Closing Date, exceeds $10,000,000.

“Projections” means Borrowers’ forecasted consolidated and consolidating (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

“Properly Elects” has the meaning assigned to it in Section 7.3.

“Pro Rata Share” means with respect to all matters relating to any Lender and with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders.

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment’ advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided, that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Real Estate” has the meaning assigned to it in Section 3.6.

“Refinancing” means the repayment in full by Borrowers of the Prior Obligations on the Closing Date.

“Refunded Swing Line Loan” has the meaning assigned to it in Section 1.1(b)(iii).

“Related Transactions Documents” means the initial borrowing under the Commitments on the Closing Date, the Mergers, contributions and other transactions to occur under the Contribution Agreement and Plan of Reorganization, the Refinancing, the issuance of the Senior Notes, the issuance of the Senior Subordinated Notes and the related preferred and common units, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions.

“Related Transactions Documents” means the Loan Documents, the Contribution Agreement and Plan of Reorganization, the Senior Note Indenture, the Senior Subordinated Note Indenture and all other agreements and instruments executed and delivered in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Rentals” means rental payments due to any Borrower from the rental of (i) Equipment Inventory owned by such Borrower or (ii) inventory leased by such Borrower.

“Requisite Lenders” means (a) Lenders having at least 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, at least 66 2/3% of the aggregate outstanding amount of the Loans (without giving effect to the Swing Line Loan) and Letter of Credit Obligations.

“Reserves” means, with respect to the Borrowing Base of any Borrower (a) reserves established by Agent from time to time against Eligible Parts and Tools Inventory or Eligible Equipment Inventory pursuant to Section 5.9, (b) reserves established pursuant to Section 5.4(c), and (c) such other reserves against Eligible Accounts, Eligible Rentals, Eligible Parts and Tools Inventory, Eligible Rolling Stock, Eligible Equipment Inventory or Borrowing Availability of such Borrower that Agent may, in good faith and in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses shall be deemed to be a reasonable exercise of Agent’s credit judgment.

“Restricted Payment” means, with respect to any Credit Party, (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Credit Party’s Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation and directors’ fees in the ordinary course of business to Stockholders who are employees of such Person; (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates and (h) any optional payment or prepayment of principal of me Senior Notes or the Senior Subordinated Notes, any prepayment of premium, if any, or interest, fees, or other charges on or with respect to the Senior Notes or the Senior Subordinated Notes, and any redemption, purchase, retirement, defeasance, subleasing fund or similar optional payment with respect to the Senior Notes or the Senior Subordinated Notes.

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Credit Advance” has the meaning assigned to it in Section 1.1(a)(i).

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Loan Commitment.

“Revolving Loan” means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding, as the context may require, to any Borrower or all Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of any Borrower or all Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations. A Letter of Credit issued for the account of a Borrower shall be included in calculating the Letter of Credit Obligations of, and consequently the outstanding principal balance of the Revolving Loan made to, such Borrower.

“Revolving Loan Commitment” means (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be One Hundred Fifty Million Dollars ($150,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement, provided, however, mat in the event that the maximum amount permitted under clause (1) of the definition of “Permitted Debt” contained in the Senior Note Indenture or the Senior Subordinated Note Indenture is reduced by virtue of the application to “Senior Debt” (as defined in the Senior Note Indenture or Senior Subordinated Note Indenture) of “Net Proceeds” of “Assets Sales” (as such terms are defined in the Senior Note Indenture or Senior Subordinated Note Indenture), then and in such event the Revolving Loan Commitment shall be reduced automatically by the amount of each such reduction, with any such reduction to the Revolving Loan Commitment to be allocated to all Lenders pro rata.

“Revolving Note” has the meaning assigned to it in Section l.1(a)(ii).

“Security Agreements” means each Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

“Senior Debt” of any Person, means all Indebtedness and Capital Lease Obligations of such Person, other than Subordinated Debt of such Person.

“Senior Debt to Tangible Assets Ratio” means, with respect to any Person for any fiscal period, the ratio of Senior Debt of such Person to Tangible Assets of such Person.

“Senior Note Indenture” has the meaning assigned to it in the recitals to the Agreement.

“Senior Notes” has the meaning assigned to it in the recitals to the Agreement.

“Senior Subordinated Note Indenture” has the meaning assigned to it in the recitals to the Agreement.

“Senior Subordinated Notes” has the meaning assigned to it the recitals to the Agreement.

“Settlement Date” has the meaning assigned to it in Section 9.10(a)(ii).

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subject Property” has the meaning assigned to it in Section 7.3.

“Subordinated Debt” means Indebtedness evidenced by the Senior Subordinated Notes and any other Indebtedness of any Borrower subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Subsidiary Guaranties” means each Subsidiary Guaranty executed by each Subsidiary, of even date herewith or at any time thereafter, of each Borrower in favor of Agent, on behalf of itself and Lenders.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel. Paper, Documents, General Intangibles, Instruments or Investment Property.

“Swing Line Advance” has the meaning assigned to it in Section 1.1(b)(i).

“Swing Line Availability” has the meaning assigned to it in Section 1.1(b)(i).

“Swing Line Commitment” means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans as set forth on Annex J which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

“Swing Line Lender” means GE Capital.

“Swing Line Loan” means at any time, as the context may require, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

“Swing Line Note” has the meaning assigned to it in Section 1.1(b)(ii).

“Syndication Letter” means the letter agreement of every date herewith among the Borrowers and the Agent.

“Tangible Assets” means, with respect to any Person, all tangible assets of such Person as of any date of determination calculated in accordance with GAAP.

“Target” has the meaning assigned to it in Section 6.1.

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and lenders are organized or conduct business or any political subdivision thereof.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full in cash, (b) all other Obligations (other than contingent obligations for which no claim has been asserted), under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) none of the Borrowers shall have any further right to borrow any monies under the Agreement.

“Title IV Plan” means an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has any liability with respect to on behalf of participants who are or were employed by any of them.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter existing, adopted or acquired by any Credit Party: (a) all trademarks, trade names, limited liability company names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Trustee” means Bank of New York as trustee for (i) the holders of Senior Notes under the Senior Note Indenture and (ii) the holders of Senior Subordinated Notes under the Senior Subordinated Note Indenture.

“Unasserted Contingent Obligations” means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under Letters of Credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan.

“Utilization Rate of Equipment Inventory Ratio” means with respect to any Person for any fiscal period, the ratio of Equipment Inventory Rental Revenues to Equipment Inventory Rental Expenditures of such Person for such period.

“Vendor Inter-Creditor Agreement” means an agreement in the form of Exhibit 6.7(d)(iii)(A) or Exhibit 6.7(d)(iii)(B), in each case, with such changes thereto as may be approved by the Agent, between the Agent and the holder of a purchase money Lien in Equipment Inventory or such other form of intercreditor agreement as the Agent may approve.

“Welfare Plan” means a Plan described in Section 3(1) of ERISA.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set form in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles of the Code, the definition contained in Article 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B (Section 1.2)

to

CREDIT AGREEMENT

LETTERS OF CREDIT

(a)           Issuance

Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower and for such Borrower’s account, Letter of Credit Obligations by causing Letters of Credit to be issued by an L/C Issuer for such Borrower’s account and guaranteed by Agent; provided, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Ten Million Dollars ($10,000,000) (the “L/C Sublimit”), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Aggregate Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. Furthermore, the aggregate amount of any Letter of Credit Obligations incurred on behalf of any Borrower shall not at any time exceed such Borrower’s separate Borrowing Base less the aggregate principal balance of the Revolving Credit Advances and the Swing Line Loan to such Borrower. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the date that is referred to in clause (a) of the definition of Commitment Termination Date. Each issuance of a Letter of Credit shall be made on notice by Borrower Representative on behalf of the applicable Borrower to the representative of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later noon (New York time) on the date which is three (3) Business Days prior to the proposed issuance of such Letter of Credit. Each such notice (a “Notice of Issuance of Letter of Credit”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit B-l(a) and shall include the information required in such Exhibit and such other administrative information as may be reasonably required by Agent.

(b)           Advances Automatic; Participations

(i)            In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall men be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender’s Pro Rata Share of any such payment.

(ii)           If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(h) or Section 8.1(i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

(c)           Cash Collateral

(i)            If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, each Borrower will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent (“Cash Equivalents”) in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of such Borrower. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner reasonably satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the

Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

(ii)           If any Letter of Credit Obligations, whether or not men due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are “ be satisfactory to Agent in its sole discretion.

(iii)          From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by such Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Obligations of any Borrower then due and payable.

(iv)          No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount, shall be paid to Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

(d)           Fees and Expenses

Borrowers agree to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by me maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(e)           Request for Incurrence of Letter of Credit Obligations

Borrower Representative shall give Agent at least two (2) Business Days’ prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer). Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent arid the L/C Issuer.

(f)           Obligation Absolute

The obligation of Borrowers to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i)            any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii)           the existence of any claim, setoff, defense or other right that any Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii)          any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

(v)           any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi)          the fact that a Default or an Event of Default has occurred and is continuing.

(g)          Indemnification; Nature of Lenders’ Duties

(i)            In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

(ii)           As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher, (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under the Agreement.

(iii)          Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer.

ANNEX C (Section 1.8)

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CREDIT AGREEMENT

CASH MANAGEMENT SYSTEMS

Borrowers shall and shall cause each other Credit Party to establish and maintain the Cash Management Systems described below:

(a)           On or before the Closing Date, and until the Termination Date, each Borrower shall (i) establish lock boxes (“Lock Boxes”) or at Agent’s discretion, blocked accounts (“Blocked Accounts”) at one or more of the banks set forth in Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors (except as set forth below) forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or hot otherwise delivered to a Lock Box) into one or more Blocked Accounts in such Borrower’s name or any such Subsidiary’s name and at a bank identified in Disclosure Schedule (3.19) (each, a “Relationship Bank”). At the request of Agent, each Borrower shall have established a concentration account in its name (each a “Concentration Account” and collectively, the “Concentration Accounts”) at the bank which shall be designated as the Concentration Account bank for such Borrower in Disclosure Schedule (3.19) (the “Concentration Account Bank” and, collectively, the “Concentration Account Banks”) which bank shall be reasonably satisfactory to Agent and Borrowers.

(b)           Each Borrower may maintain, in its name, an account (each a “Disbursement Account” and collectively, the “Disbursement Accounts”) at a bank reasonably acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to such Borrower pursuant to Section 1.1 for use by such Borrower solely in accordance with the provisions of Section 1.4.  No Credit Party shall maintain any deposit account other than a deposit account that is subject to a Blocked Account Agreement, provided. that until the date forty-five (45) days following the Closing Date the Credit Parties may maintain not more than ten deposit accounts that are not subject to a Blocked Account Agreement so long as no such deposit account has at any time a balance of more than $5,000.

(c)           On or before the Closing Date (or such later date as Agent shall consent to in writing), each Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Credit Party and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Closing Date (a “Blocked Account Agreement”). Each such blocked account agreement shall provide, among other things, mat (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after me Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank-agrees, from and after the receipt of a notice (an “Activation Notice”) from Agent (which Activation Notice may be given by Agent at any time at which (1) a Default or Event of Default has occurred and is continuing, (2) Agent reasonably believes based upon information available to it that a Default or an Event of Default is likely to occur, (3) Agent reasonably believes that an event or circumstance that is likely to have a Material Adverse Effect has occurred, or (4) Agent reasonably has grounds to believe that the integrity of any Credit Party Cash Management Systems has been compromised or any Credit Party compliance with the provisions of this Annex C or any other provisions of the Loan Documents to the extent related to such Cash Management Systems (any of the foregoing being referred to herein as an “Activation Event”)), to forward immediately all amounts in each Blocked Account to such Borrower’s Concentration Account Bank and to commence the process of daily, sweeps from such Blocked Account into the applicable Concentration Account and (B) with respect to each Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Agent upon the occurrence of an Activation Event, to immediately forward all amounts received in the applicable Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. From and after the date Agent has delivered an Activation Notice to any bank with respect to any Blocked Account(s), no Credit Party shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

(d)           So long as no Default or Event of Default has occurred and is continuing, Credit Parties may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Credit Party or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent. Each Credit Party shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent’s liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent’s reasonable judgment.

(e)           The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which the applicable Credit Party and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to its Security Agreement.

(f)            All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1,10 and shall be applied (and allocated) by Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(g)           Each Credit Party shall and shall cause-its Affiliates, officers, employees, agents, directors or other Persons acting for in concert with such Borrower (each a “Related Person”) to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items or payment constituting proceeds of Collateral received by such Credit Party or any such Related Person, and (ii) within one (1) Business Day after receipt by such Borrower or any such Related Person of any checks, cash or other items or payment, deposit the same into a Blocked Account of such Credit Party, Each Credit Party and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts.

ANNEX D (Section 2.1(a))

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CREDIT AGREEMENT

CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.l(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in Annex A to the Agreement):

(A)          Appendices

All Appendices to the Agreement, in form and substance satisfactory to Agent.

(B)          Revolving Notes and Swing Line Note

Duly executed originals of the Revolving Notes and Swing Line Notes for each applicable Lender, dated the Closing Date, if requested by the respective Lenders.

(C)          Security Agreements

Duly executed originals of file Security Agreements executed by each Credit Party, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

(D)          Insurance

Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

(E)           Security Interests and Code Filings

(a)           Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Obligations (all of which shall be terminated on the Closing Date) or Permitted Encumbrances.

(b)           Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Parts and Tools Inventory or Equipment Inventory may be consigned.

(c)           Control Letters from (i) all issuers of uncertificated securities and financial assets held by each Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower.

(d)           Notwithstanding the foregoing, each Credit Party shall take all necessary action (including, without limitation, the delivery of all certificates of title to Agent and the addition of Agent as a Lien holder to each such certificate of title), to provide Agent with a first priority perfected security interest in all P&E covered by a certificate of title held by such Credit Party as soon as practicable following the Closing Date; burin no event later than thirty (30) days following the Closing Date.

(F)           Payoff Letter; Termination Statements

Copies of a duly executed payoff letter, in form and substance reasonably satisfactory to Agent, by and between all parties to the Prior Lenders’ loan documents evidencing repayment in full of all Prior Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance reasonably satisfactory to Agent, manually signed by the Prior Lenders releasing all liens of Prior Lender upon any of the personal property of each applicable Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Obligations.

(G)          Intellectual Property Security Agreements

Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party that owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance reasonably satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

(H)          Initial Borrowing Base Certificate

Duly executed originals of an initial Borrowing Base Certificate from each Borrower, dated the Closing Date, reflecting information concerning Eligible Accounts, Eligible Parts and Tools Inventory, Eligible Rolling Stock and Eligible Equipment Inventory of Borrowers.

(I)           Initial Notice of Revolving Credit Advance

Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Date Advance to be requested by Borrowers on the Closing Date.

(J)           Letter of Direction

Duly executed originals of a letter of direction from Borrowers addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance.

(K)          Cash Management System; Blocked Account Agreements

Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed tri- party blocked account and lock box agreements, reasonably satisfactory to Agent, with the banks as required by Annex C.

(L)           Certificate of Formation and Good Standing

For each Credit Party, (a) its articles or certificate of incorporation or certificate of formation, as applicable, and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation or formation, as applicable, and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

(M)         By-laws and Resolutions

For each Credit Party, (a) its by-laws or operating agreement, as applicable, together with all amendments thereto and (b) resolutions of such Person’s Board of Directors or Board of Members, as applicable, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s secretary or an assistant secretary as being in full force and effect without any modification or amendment.

(N)          Incumbency Certificates

For each Credit Party, signature and incumbency certificates of the officers of such Person executing any of the Loan Documents, certified as of the Closing Date by such Person’s secretary or an assistant secretary as being true, accurate, correct and complete.

(O)          Opinions of Counsel

Duly executed originals of opinions of Kirkland & Ellis, New York counsel for the Credit Parties, together with opinions of Louisiana, Delaware, Washington and Montana counsel, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, “authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

(P)           Pledge Agreements

Duly executed originals of each of each of the Pledge Agreements accompanied by (as applicable) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank.

(Q)          Accountants’ Letter

A letter from the Credit Parties to the independent auditors authorizing the independent Certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with Section 4.2 and acknowledging Lenders’ reliance on the auditor’s certification of past and future Financial Statements.

(R)          Appointment of Agent for Service

An appointment of CT Corporation as each Credit Party’s agent for service of process.

(S)           Guaranties

Duly executed originals of each Guaranty dated the Closing Date, and all documents, instruments and agreements executed pursuant thereto.

(T)          GE Capital Fee Letter

Duly executed originals of the GE Capital Fee Letter in form and substance satisfactory to GE Capital.

(U)          Officer’s Certificate

Duly executed originals of a certificate of an Authorized Officer of each Credit Party, dated the Closing Date, stating that, since December 31, 2001 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which any Borrower operates; (c) no Litigation has been commenced against such Credit Party which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party;

and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of any Borrower or any of its Subsidiaries.

(V)          Waivers

Landlord waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Agent, in each case as required pursuant to Section 5.9, provided that to any one more location as contemplated by Section 5.9 and the various borrowing base definitions.

(W)         Appraisals

Equipment Inventory Appraisals and P&E Appraisals conducted by an appraiser reasonably satisfactory to Agent and Borrowers and using a methodology reasonably satisfactory to Agent, each of which shall be in form and substance reasonably satisfactory to Agent.

(X)          Environmental Reports

Agent shall have received such environmental review and audit reports with respect to the Real Estate of any Credit Party as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports.

(Y)          Audited Financials; Financial Condition

The Financial Statements, Projections and other materials set forth in Section 3.4, certified by an Authorized Officer of Borrower Representative, in each case in form and substance reasonably satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of an Authorized Officer of each Borrower, based on such Pro Forma and Projections, to the effect that (a) such Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of such Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which such Borrower believes to be reasonable and fair in light of current conditions and current facts known to such Borrower and, as of the Closing Date, reflect such Borrower’s good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; (d) the Fair Salable Balance Sheet was prepared on the same basis as the Pro Forma, except that Borrowers’ assets are set forth therein at their fair salable values on a going concern basis, and the liabilities set forth therein include all contingent liabilities of Borrower stated at the reasonably estimated present values thereof; and (e) containing such other statements with respect to the solvency of such Borrower and matters related thereto as Agent shall request.

(Z)          Syndication Letter

Duly executed originals of the Syndication Letter in form and substance satisfactory to GE Capital.

(AA)      Inter-Creditor Agreement

Duly executed originals of the Inter-Creditor Agreement, and all documents, instruments and agreements executed pursuant thereto.

(BB)        Vendor Liter-Creditor Agreements

Duly executed originals of- a Vendor-Inter Creditor Agreement for each holder of a Lien described in Section 6.7(d) in the form required by such Section, in each case as required pursuant to Section 6.7(d), provided that Agent may waive this condition as to any one or more holders of such a Lien within the $17,500,000 limit contemplated by the last proviso to Section 6.7(d).

(CC)        Other Documents

Such other certificates, documents and agreements respecting and Credit Party as Agent may, in its sole discretion, request.

ANNEX E (Section 4.1 (a))

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CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS — REPORTING

H&E Holdings and Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a)           Monthly Financials

To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding H&E Holdings and its Subsidiaries, certified by an Authorized Officer of Borrower Representative, consisting of consolidated and consolidating, if applicable (i) unaudited balance sheets as of the close of such Fiscal Month (including a summary of the outstanding balance of ail Intercompany Notes as of the last day of such Fiscal Month) and the related statements of income and cash flow and shareholders’ equity for mat portion of the Fiscal Year ending as of the close of such Fiscal Month and (ii) unaudited statements of income, cash flows and shareholders’ equity for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each Financial Covenant which is tested on a monthly basis as of the end of such Fiscal Quarter, and (B) the certification of an Authorized Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of H&E Holdings and its Subsidiaries, on a consolidated and consolidating basis, if applicable, in each case as at the end of such Fiscal Month and for mat portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default

(b)           Quarterly Financials

To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating, if applicable, financial information regarding H&E Holdings and its Subsidiaries, certified by an Authorized Officer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal

Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form, the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a Compliance Certificate in respect of each of the Financial Covenants that are tested on a quarterly basis as at the end of such Fiscal Quarter and (B) the certification of an Authorized Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of H&E Holdings and its Subsidiaries, on both a consolidated and consolidating basis, if applicable, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.  In addition, H&E Holdings and Borrowers shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for mat Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

(c)           Operating Plan

To Agent and Lenders, as soon as available, but not later man forty-five (45) days after the end of each Fiscal Year, an annual operating plan for H&E Holdings and its Subsidiaries, on a consolidated and consolidating basis, approved by the Board of Directors of H&E Holdings, (a) for the first Fiscal Year following the Closing Date, which (i) includes a statement of all of the material assumptions on which such plan is based and (ii) includes monthly balance sheets, a monthly budget, income statements and statements of cash flow for the following year and (b) for the four Fiscal Years thereafter, which (i) includes a statement of all of the material assumptions on which such plan is based and (ii) includes monthly balance sheets, a monthly budget, income statements and statements of cash flow for the following year, and in each such case, integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(d)           Annual Audited Financials

To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for H&E Holdings and its Subsidiaries on a consolidated and (unaudited) consolidating basis, if applicable, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year which Financial Statements shall be prepared in accordance with GAAF and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants as of the end of such such Fiscal Year, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Agent and subject to standard qualifications required by nationally recognized accounting firms, signed by such accounting firm acknowledging that Agent and Lenders are entitled to rely upon such accounting firm’s certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of an Authorized Officer of Borrower Representative that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of H&E Holdings and its Subsidiaries on a consolidated and consolidating basis, if applicable, as at the end of such Fiscal Year and for the period men ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(e)           Management Letters

To Agent and Lenders, within ten (10) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

(f)            Default Notices

To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Credit Party has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(g)           SEC Filings and Press Releases

To Agent and Lenders, promptly upon their becoming available, copies “of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental regulatory authority; and (iii) all press releases and other statements made available” by any Credit Party” to the” public concerning material adverse changes or developments in the business of such Credit Party.

(h)           Subordinated.Debt, Senior Notes and Equity Notices

To Agent and Lenders, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt (including the Senior Subordinated Notes), the Senior Notes or Stock of such Credit Party, and, within two (2) Business Days after such Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt (including the Senior Subordinated Notes), or the Senior Notes, notice of such event of default.

(i)            Supplemental Schedules

To Agent, supplemental disclosures, if any, required by Section 5.6.

(j)            Litigation

To Agent and Lenders in writing, promptly upon learning thereof, written notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, or (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall.

(k)           Insurance Notices

To Agent, disclosure of losses or casualties required by Section 5.4.

(1)           Default and Other Notices

To Agent and Lenders, within five (5) Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may reasonably request.

(m)          Lease Amendments

To Agent within five (5) Business Days after the receipt thereof, copies of all material amendments to any of the five (5) largest real estate leases (by the value of annual payments of the real estate so leased) or to any real estate lease to which Don Wheeler or John Engquist is a lessor.

(n)           Other Documents

To Agent Lenders, such “other financial and other information respecting any Credit Party’s business or financial condition as Agent or any Lender shall, from time to time, reasonably request.

ANNEX F (Section 4.1(b))

to

CREDIT AGREEMENT

COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following:

(a)           To Agent, upon its request, and in no event less frequently than ten (10) Business Days after the end of each Fiscal Month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by me applicable Borrower as of the last day of the immediately preceding Fiscal Month or the date two (2) days prior to the date of any such request:

(i)            a Borrowing Base Certificate with respect to each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)           with respect to each Borrower, a summary of Parts and Tools Inventory and Equipment Inventory by branch location and type with a supporting perpetual Parts and Tools Inventory and Equipment Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii)          with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iv)          with respect to each Borrower, a report describing outstanding Equipment Inventory rentals for such period and the Equipment Inventory subject thereto.

(b)           To Agent, on a weekly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to each Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding week or the date 2 days prior to the date of any such request;

(c)           To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:

(i)            a reconciliation of the Accounts trial balance of each Borrower to such Borrower’s most recent Borrowing Base Certificate, general ledger and monthly Financial

F-1

Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)           a reconciliation of the perpetual inventory by branch location of each Borrower to such Borrower’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii)          an aging of accounts payable and a reconciliation of mat accounts payable aging to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iv)          a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(d)           To Agent, at the tune of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

(e)           Each Borrower, at its own expense, shall deliver to Agent the results of each physical verification, if any, that such Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Parts and Tools Inventory or Equipment Inventory (and, if an Event of Default has occurred and is continuing, each Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

(f)            Each Borrower, at its own expense, shall deliver to Agent monthly, a fleet utilization report, prepared on a “days rented” basis, or on such other basis or format as is reasonably acceptable to the Agent;

(g)           Each Borrower, at its own expense, shall deliver to Agent the Equipment Inventory Appraisal, the P&E Appraisal and such other appraisals of its assets as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, reasonably satisfactory to Agent; and

(h)           Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any Borrower or any other Credit Party as Agent shall from time to time request in its reasonable discretion.

F-2

ANNEX G (Section 6.10)

to

CREDIT AGREEMENT

FINANCIAL COVENANTS

Neither H&E Holdings nor any Subsidiary thereof shall breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a)           Maximum Senior Debt to Tangible Assets Ratio. H&E Holdings and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter, a Senior Debt to Tangible Assets Ratio as of the last day of such Fiscal Quarter of not more than 1.10 to 1.00 for such Fiscal Quarter.

(b)           Maximum Leverage Ratio. H&E Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

4.60 to 1.00	for each Fiscal Quarter ending on or prior to December 31, 2004;
4.25 to 1.00	for each Fiscal Quarter ending thereafter.

(c)           Maximum Adjusted Leverage Ratio. H&E Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, an Adjusted Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

4.60 to 1.00	for each Fiscal Quarter ending on or prior to December 31, 2004;
4.40 to 1.00	for each Fiscal Quarter ending thereafter.

(d)          Minimum Utilization Rate of Equipment Inventory Ratio. H&E Holdings and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Utilization Rate of Equipment Inventory Ratio for the 12-month period then ended of not less than 28% for such Fiscal Quarter.

(e)           Minimum Adjusted Interest Coverage Ratio. H&E Holdings and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, an Adjusted Interest Coverage Ratio for the 12-month period then ended of not less than the following:

1.45 to 1.00	for each Fiscal Quarter ending on or prior to March 31, 2004;
1.50 to 1.00	for each Fiscal Quarter ending on or after June 30, 2004 and on or prior to December 31, 2004;
1.60 to 1.00	for each Fiscal Quarter ending thereafter.

G-1

(f)            Maximum P&E Capital Expenditures.  H&E Holdings and its Subsidiaries on a consolidated basis shall not make P&E Capital Expenditures during any Fiscal Year that exceed in the aggregate $5,000,000 for such Fiscal Year.

Unless otherwise specifically provided herein, any accounting term used in the Agreement has the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers’ and their Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. “Accounting Changes” means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by any Borrower’s certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

G-2

ANNEX H (Section 9.10(a))

to

CREDIT AGREEMENT

LENDERS’ WIRE TRANSFER INFORMATION

Name:	General Electric Capital Corporation
Bank:	Bankers Trust Company
New York, New York
ABA#:	021001033
Account #:	50232854
Account Name:	GECC/CAF Depository
Reference:	CFC [4121]

Name:	Bank of America Business, N.A.
Bank:	Bank of America, N.A.
ABA #:	121-000-358
Account #:	1235303848
Account Name:	Bank of America Business Credit
Reference:	H&E Equipment

Name:	Fleet Capital Corporation
Bank:	Fleet National Bank
ABA #:	011-900-571
Account #:	936-933-7579
Account Name:	For Credit To: Fleet Capital NE Collections
Reference:	H&E Finance

Name:	LaSalle Business Credit, IDC.
Bank:	LaSalle National Bank
ABA #:	071000505
Account #:	5800333378
Account Name:	LaSalle Business Credit, Inc.
Reference:	Head & Engquist Participation

Name:	ORIX Financial Services, Inc.
Bank:	Mellon Bank
ABA #:	043-000-261
Account #:	050-2481
Account Name;	ORIX Financial Services, Inc.
Reference:	H&E Equipment Services

H-1

Name:	PNC Bank National Association
Bank:	PNC Bank
ABA #:	031207607
Account #:	196039957830
Account Name:	PNC Business Credit
Reference:	H&E Equipment Services

H-2

ANNEX I (Section 11.10)

to

CREDIT AGREEMENT

NOTICE ADDRESSES

(A)          If to Agent or GE Capital, at:

General Electric Capital Corporation

Capital Funding, Inc.

335 Madison Avenue

12th Floor

New York, NY 10017

Attention: H&E Equipment Services L.L.C. Account Manager

Telephone No.: (212)370-8047

Telecopier No.: (212)682-6031

with copies to:

General Electric Capital Corporation

Capital Funding, Inc.

777 Long Ridge, Building B, First Floor

Stamford, CT 06927

Attention: Corporate Counsel

Telephone No.: (203)357-3159

Telecopier No.: (203) 703-1777

and:

General Electric Capital Corporation
201 High Ridge Road

Stamford, CT 06927-5100

Attention: Corporate Counsel

Telephone No.: (203) 316-7552

Telecopier No.: (203) 316-7889

and:

Clifford Chance Rogers & Wells LLP

200 Park Avenue

New York, NY 10166

Attention: Robert S. Finley

Telephone No.: (212) 878-3194

Telecopier No.: (212) 878-8375

and

General Electric Capital Corporation, Commercial Equipment Finance

44 Old Ridgebury Road

Danbury, CT 06810

Attention: Steve Kopitskie

Telephone No.: (203) 796-2393

Telecopier No.: (212) 796-2352

(B)          If to a Lender other than GE Capital, at the following, as applicable:

PNC Bank, National Association

One PNC Plaza

249 Fifth Avenue - 6th Floor

Pittsburgh, PA 15222

Attention: Doug Hoffman

Telephone No.: (412) 768-1333

Telecopier No.: (212) 768-4369

LaSalle Business Credit, Inc.

One Centerpointe Drive

Suite 500

Lake Oswego, OR 97035

Attention: David G. Wilson

Telephone No.: (503) 431-6142

Telecopier No.: (503) 684-4665

Fleet Capital Corporation

1633 Broadway

29th Floor

New York, NY 10019

Attention: David Fiorito

Telephone No.: (646) 366-4374

Telecopier No.: (646) 366-4395

Orix Financial Services, Inc.

1177 Avenue of the Americas

10th Floor

New York, NY 10036

Telephone No.: (212) 739-1716

Telecopier No.: (212) 739-1523

Bank of America, N.A.

335 Madison Avenue

6th Floor

New York, NY 10017

Attention: Ed Kahn

Telephone No.: (212) 503-7370

Telecopier No.: (212) 503-7340

(C)          If to any Credit Party, to Borrower Representative at:

H&E Equipment Services L.L.C.

11100 Mead Road, Suite 200

Baton Rouge, LA 70816

Attention: Terry Eastman

Telecopier No.: (225) 298-5232

Telephone No.: (225) 298-5332

ANNEX J (from Annex A – Commitments definition)

to

CREDIT AGREEMENT

Lender(s):

General Electric Capital Corporation
Revolving Loan Commitment:	$50,000,000
Swing Line Commitment:	$10,000,000

PNC Bank. National Association
Revolving Loan Commitment	$20,000,000

LaSalle Business Credit, Inc.
Revolving Loan Commitment:	$15,000,000

Fleet Capital Corporation
Revolving Loan Commitment:	$30,000,000

Orix Financial Services, Inc.
Revolving Loan Commitment:	$10,000,000

Bank of America, N.A.
Revolving Loan Commitment:	$25,000,000

J-1

EXHIBIT 1.6B(a)
to
CREDIT AGREEMENT
[FORM OF LEASE]

[LOGO]	RENTAL AGREEMENT NO:

A Division of ICM Equipment Company L.L.C. (hereinafter “ICM”)

4010 South 22nd Street - Phoenix, AZ 85040 - 602-232-0608 PHOENIX - TUCSON - ALBUQUERQUE - FARMINGTON - EL PASO

ACCT NO.		FED. I.D. NO.		SHIPPED FROM			CREDIT APPROVAL
				S			OPEN
				H			ACCT
I
				P			C.O.D.

T
O
DATE	CUST. ORD. NO.	ORDERED BY		TELEPHONES		SALESMAN

RENTAL ITEM
MAKE	MODEL		SERIAL NUMBER	I.D. NO.	DESCRIPTION		REPLACEMENT VALUE

DIAL INSTRUCTIONS:

RENTAL TIME			DELIVERY/RETURN
DATE	SERV. METER			OUT	RETURN
		IN	VIA		VIA
		OUT	DATE		DATE
		TOTAL	B/L NO.		B/L NO.

STANDARD USAGE IS HOURS PER DAY. 40 HOURS PER WEEK, OR 176 HOURS PER MONTH. OVERTIME USAGE IS DETERMINED BY SERVICE METER HOUR READINGS. THE CONTRACT SHALL EXTEND BE-YOND THE TERM, AT THE SAME TERMS, IF THE LESSEE HOLDS THE MACHINE OVER THE SPECIFIED TERM OF THE LEASE.

INSPECTION
IMATED RETURN DATE					OUT		ITEM	RETURN
RENTAL CHARGES							MAST
DAYS		@ $					GLASS
WEEKS		@ $					OUT RIGGERS
MONTH		@ $					HEADACHE BALL
OVERTIME		@ $					HOCK BLOCK
SAFETY OPERATION MANUAL
SICAL DAMAGE WAIVER		$

LESSEE MUST CHECK ENGINE OIL, WATER AND FUEL DAILY LESSEE AUTHORIZES THE DELETION OF ANY SAFETY EQUIPMENT AND ACCEPTS ALL LIABILITY FOR ANY INJURY OR LOSS INCURRED. LESSEE IS RESPONSIBLE FOR ALL TIRE MAINTENANCE, FUEL, MISSING PARTS AND ALL DAMAGE OTHER THAN NORMAL WEAR. LESSEE IS RESPONSIBLE FOR THE PHYSICAL CLEANLINESS OF LEASED EQUIPMENT AND THE EVENT UNCLEAN EQUIPMENT IS RETURNED IT WILL BE CLEANED BY LESSOR AT THE LESSEES EXPENSE.

IF LESSEE RETURNS EQUIPMENT WITH LESS THAN A FULL TANK OF FUEL IT WILL BE REFUELED AND CHARGED TO LESSEE.

OPERATOR TRAINING RECEIVED
FORKS
GAUGES
PAGE							SEAT
LP TANK
STATE SALES TAX		$ %					BATTERY
FILING FEE		$					COOLANT
AL DAMAGE WAIVER (off highway usage only) WILL INITIAL BLOW TO DECLINE THE OPTIONAL AL DAMAGE WAIVER AT THE RATE SHOWN UNDER RENTAL CHARGES SECTION FOR EACH EK MONTH OR FRACTION THEREOF: DECLINE							BRAKES CABLES FUEL TANK FULL BATTERY COOLANT BRAKES CABLES FUEL TANK FULL LIGHTS
THE TERMS AND CONDITIONS ARE SO IN THE SPECIAL INSTRUCTIONS ABOVE. THE HAS NO OPTION TO PURCHASE THE EQUIP-RENTED ON THIS RENTAL AGREEMENT.			LESSEE IS RESPONSIBLE FOR THE MAINTENANCE OF THIS EQUIPMENT WHILE IN THEIR POSSESSION: ANY DAMAGE TO THIS EQUIPMENT RESULTING FROM IMPROPER CARE OR MAINTENANCE WILL BE CHARGED DIRECTLY TO LESSEE.		T I R E S	LF LR.	RF: RR:

HEREBY LEASES THE REFERENCED ENT ACCORDING TO THE RENTAL TERMS CONDITIONS HEREIN AND ON THE REVERSE.			RECOMMENDED SERVICE INTERVALS FOR THIS EQUIPMENT ARE:

LESSEE CUSTOMERS SIGNATURE					ICM OUT CHECK		ICM RETURN CHECK

LESSOR- ICM EQUIPMENT CO.			FILE COPY		CUST. OUT CHECK		CUST RETURN CHECK

NO WARRANTIES EXIST EXCEPT AS EXTENDED DIRECTLY IN WRITING BY MANUFACTURER OF EQUIPMENT TO USE. LESSOR DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED CONCERNING THE EQUIPMENT LEASED, INCLUDING, WITHOUT LIMITATION, DISCLAIMER OF ANY WARRANTY OR MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR ACCURACY OF MANUFACTURER’S PRINTED MATERIAL. LESSOR WILL ENDEAVOR TO ASSIST LESSEE IN SECURING ANY RIGHTS AVAILABLE TO LESSEE UNDER MANUFACTURER’S WRITTEN WARRANTY AND LESSOR ADDITIONALLY RESERVES THE RIGHT TO EXTEND, AT ITS OPTION, POLICY ADJUSTMENTS TO LESSEE, BOTH WITHOUT WAIVING LESSOR’S DISCLAIMER HEREIN.

PLEASE RETURN EQUIPMENT ONLY DURING WORKING HOURS & ASK FOR RECEIPT

Lessee agrees to pay lessor for the right to use equipment, according to the rates written below, from the time the equipment leaves lessor’s yard until equipment is returned to lessor at the same location, except that, regardless of the term of use, the total of such payment shall not be less that that applicable to the minimum guaranteed lease period. All lease payments shall be paid at the lessor’s office in advance each month, the first month’s payment payable on lease date.  If total lease period is less that one month, proportionately higher rates become applicable.  This lease includes no purchase option, nor do lease payments create for lessee any equity in the equipment.  A late charge of 1½% per month (not to exceed the maximum rate allowed by law) on the outstanding balance of rent due will be charged on balances 30 days in arrears.

SPECIAL CONDITIONS, mutually agreeable to lessor to be written here and initiated by both:

Lessor hereby leases to Lessee, and Lessee hires and takes from Lessor the following described personal property (hereinafter, with all replacement parts, additions, repairs and accessories incorporated therein, and/or affixed thereto, referred to as “equipment”).

EQUIPMENT LEASE

ADDITIONAL DETAILS OF LEASE

Date & Time Charges begin: (fill in only if not same as below)

Date and Time Charges End: (fill in when equip. returned, and if more than one piece returned at different times give full details below)

Minimum Guaranteed Lease Period beginning on above date. (Lessee Initials			Consecutive Months )

Check Out Initials:	New Machine?

Hrs. Out		Hours In

Show Insurable Value of Equip. here if requested by lessee:

(Advise Sales Manager)

Parts Books	No	Yes

Operating Manuals	No	Yes

LESSEE	SHIP TO

F.O.B.	SHIP VIA:

Contract No.

EQUIPMENT	QTY.	Hourly	Daily - 8 Hrs.	Weekly - 40 Hrs.	Monthly - 160 Hrs.	Meter	Odometer

THIS LEASE IS SUBJECT TO ALL TERMS AND PROVISIONS ON THE FRONT AND BACK SIDES HEREOF. NO ORAL PROMISES OR REPRESENTATIONS SHALL BE BINDING. LESSEE HEREBY AUTHORIZES LESSOR OR ITS AGENT OR ASSIGNS TO SIGN AND EXECUTE ON ITS BEHALF ANY AND ALL NECESSARY UCC-1 FORMS TO PERFECT THE TRUE LEASE AND OR MONEY SECURITY INTEREST HEREIN ABOVE GRANTED TO LESSOR.

Plus all applicable sales, privilege, rental, lease, ad valorem & license taxes.

LESSOR:	HEAD & ENGQUIST EQUIPMENT, L.L.C.	LESSEE:

BY:	DATE:	BY:	DATE:

ITS:		ITS:

LESSOR WITNESS		LESSEE WITNESS

FORM 65 HL	ORIGINAL

Serving Your Equipment Needs For Over 50 Years as: South Texas Equipment Co. Coastal Equipment Co. Martin Equipment Co. H & E Hi-Lift H & E Rentals

NO WARRANTIES EXIST EXCEPT AS EXTENDED DIRECTLY IN WRITING BY MANUFACTURER OF EQUIPMENT TO USE. LESSOR DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED CONCERNING THE EQUIPMENT LEASED, INCLUDING, WITHOUT LIMITATION, DISCLAIMER OF ANY WARRANTY OR MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR ACCURACY OF MANUFACTURER’S PRINTED MATERIAL. LESSOR WILL ENDEAVOR TO ASSIST LESSEE IN SECURING ANY RIGHTS AVAILABLE TO LESSEE UNDER MANUFACTURER’S WRITTEN WARRANTY AND LESSOR ADDITIONALLY RESERVES THE RIGHT TO EXTEND, AT ITS OPTION, POLICY ADJUSTMENTS TO LESSEE, BOTH WITHOUT WAIVING LESSOR’S DISCLAIMER HEREIN.

PLEASE RETURN EQUIPMENT ONLY DURING WORKING HOURS & ASK FOR RECEIPT

Lessee agrees to pay lessor for the right to use equipment, according to the rates written below, from the time the equipment leaves lessor’s yard until equipment is returned to lessor at the same location, except that, regardless of the term of use, the total of such payment shall not be less than that applicable to the minimum guaranteed lease period. All lease payments shall be paid at the lessor’s office in advance each month, the first month’s payment payable on lease date.  If total lease period is less than one month, proportionately higher rates become applicable.  This lease includes no purchase option, nor do lease payments create for lessee any equity in the equipment.  A late charge of 1½% per month (not to exceed the maximum rate allowed by law) on the outstanding balance of rent due will be charged on balances 30 days in arrears.

SPECIAL CONDITIONS, mutually agreeable to lessor to be written here and initiated by both:

Lessor hereby leases to Lessee, and Lessee hires and takes from Lessor the following described personal property (hereinafter, with all replacement parts, additions, repairs and accessories incorporated therein, and/or affixed thereto, referred to as “equipment”).

EQUIPMENT LEASE

ADDITIONAL DETAILS OF LEASE

Date & Time Charges begin: (fill in only if not same as below)

Date and Time Charges End: (fill in when equip. returned, and if more than one piece returned at different times give full details below)

Minimum Guaranteed Lease Period beginning on above date. (Lessee Initials			Consecutive Months )

Check Out Initials:	New Machine?

Hrs. Out		Hours In
Show Insurable Value of Equip. here if requested by lessee:

(Advise Sales Manager)

Parts Books	No	Yes

Operating Manuals	No	Yes

LESSEE	SHIP TO

F.O.B.	SHIP VIA:

Contract No.

EQUIPMENT	QTY.	Hourly	Daily - 8 Hrs.	Weekly - 40 Hrs.	Monthly - 160 Hrs.	Meter	Odometer

THIS LEASE IS SUBJECT TO ALL TERMS AND PROVISIONS ON THE FRONT AND BACK SIDES HEREOF. NO ORAL PROMISES OR REPRESENTATIONS SHALL BE BINDING. LESSEE HEREBY AUTHORIZES LESSOR OR ITS AGENT OR ASSIGNS TO SIGN AND EXECUTE ON ITS BEHALF ANY AND ALL NECESSARY UCC-1 FORMS TO PERFECT THE TRUE LEASE AND OR MONEY SECURITY INTEREST HEREIN ABOVE GRANTED TO LESSOR.

Plus all applicable sales, privilege, rental, lease, ad valorem & license taxes.

IF LESSEE IS SUBCONTRACTOR, SECTIONS 1, 2 & 3 MUST BE COMPLETED.					LESSEE SIGNATURE				Date:

1.	Lessee Relation to Job Equipment will be used on:				LESSOR SIGNATURE				Date:

	☐	Owner	☐	General Contractors	3.	General Contractor:
						A.	Name:
	☐	Sub-Contractor	☐	Other (Explain)
Street Address:

							City:	State:	Zip:	Phone:

2.	Job Owner/Awarding Authority:					B.	Surety (Bonding Company):

	Name:						Street Address:

	Street Address:						City:	State:	Zip:	Phone:

	City:	State:	Zip:	Phone:

FORM#65

ORIGINAL

Equipment Rental and Sales Co.	RENTAL AGREEMENT	NO:
A Division of ICM Equipment Company L.L.C. (hereinafter “ICM”) 4010 South 22nd Street - Phoenix, AZ 85040 . 602-232-0600 PHOENIX . TUCSON . ALBUQUERQUE . FARMINGTON . EL PASO

ACC’T NO.	FED. I.D. NO.	SHIPPED FROM	CREDIT APPROVAL
L E S S E		S H I P T O	OPEN ACC’T C.O.D.

DATE	CUST. ORD. NO.	ORDERED BY	TELEPHONES		SALESMAN

RENTAL ITEM
MAKE	MODEL	SERIAL NUMBER	I.D. NO.	DESCRIPTION	REPLACEMENT VALUE

SPECIAL INSTRUCTIONS:

RENTAL TIME			DELIVERY / RETURN
DATE	SERV. METER		OUT	RETURN
		IN	VIA	VIA
		OUT	DATE	DATE
		TOTAL	B/L NO.	B/L NO.

INSPECTION
ESTIMATED RETURN DATE		OUT		ITEM	RETURN
RENTAL CHARGES

STANDARD USAGE IS 8 HOURS PER DAY. 40 HOURS PER WEEK, OR 176 HOURS PER MONTH. OVERTIME USAGE IS DETERMINED BY SERVICE METER HOUR READINGS. THE CONTRACT SHALL EXTEND BEYOND THE TERM, AT THE SAME TERMS, IF THE LESSEE HOLDS THE MACHINE OVER THE SPECIFIED TERM OF THE LEASE.

LESSEE MUST CHECK ENGINE OIL, WATER AND FUEL DAILY. LESSEE AUTHORIZES THE DELETION OF ANY SAFETY EQUIPMENT AND ACCEPTS ALL LIABILITY FOR ANY INJURY OR

MAST
GLASS
DAYS @ $				OUTRIGGERS
WEEKS @ $				HEADACHE BALL
MONTH @ $				HOOK BLOCK
OVERTIME @ $				OPERATING
PHYSICAL DAMAGE WAIVER $				WARNING
SIGNS-READABLE
SAFETY OPERATION
MANUAL
?ARTAGE:				OPERATOR TRAINING
RECEIVED
SAFETY OPERATION
STATE SALES TAX $ %				SIGNS & MANUALS
POINTED OUT TO LESSEE
SHEET METAL
CC1 FILING FEE $				OVERHEAD GUARD

PHYSICAL DAMAGE WAIVER (off highway usage only) LESSEE WILL INITIAL BELOW TO DECLINE THE OPTIONAL PHYSICAL DAMAGE WAIVER AT THE RATE SHOWN UNDER RENTAL CHARGES SECTION FOR EACH WEEK MONTH OR FRACTION THEREOF.

DECLINE

LOSS INCURRED. LESSEE IS REPONSIBLE FOR ALL TIRE MAINTENANCE, FUEL. MISSING PARTS AND ALL DAMAGE OTHER THAN NORMAL WEAR. LESSEE IS RESPONSIBLE FOR THE PHYSICAL CLEANLINESS OF LEASED EQUIPMENT AND IN THE EVENT UNCLEAN EQUIPMENT IS RETURNED IT WILL BE CLEANED BY LESSOR AT THE LESSEE’S EXPENSE.

LOAD BACK REST
FORKS
GAUGES
PAINT
SEAT
LP TANK
BATTERY
OIL
COOLANT
BRAKES
CABLES
[ILLEGIBLE]ESS THE TERMS AND	IF LESSEE RETURNS EQUIPMENT			BOOM
CONDITIONS ARE SO	WITH LESS THAN A FULL TANK			JIB
[ILLEGIBLE]ED IN THE SPECIAL	OF FUEL IT WILL BE REFUELED			FUEL TANK FULL
INSTRUCTIONS ABOVE. THE	AND CHARGED TO LESSEE.			LIGHTS
LESSEE HAS NO OPTION TO		TIRES	LF:	RF:
PURCHASE THE EQUIPMENT	LESSEE IS RESPONSIBLE FOR THE		LR:	RF:
RENTED ON THIS RENTAL	MAINTENANCE OF THIS
AGREEMENT.	EQUIPMENT WHILE IN THEIR
POSSESSION: ANY DAMAGE TO
LESSEE HEREBY LEASES THE REFERENCED EQUIPMENT ACCORDING TO THE RENTAL TERMS CONDITIONS HEREIN AND ON THE REVERSE	THIS EQUIPMENT RESULTING FROM IMPROPER CARE OR MAINTENANCE WILL BE CHARGED DIRECTLY TO LESSEE.

RECOMMENDED SERVICE INTERVALS FOR THIS EQUIPMENT ARE:

LESSEE - CUSTOMER’S SIGNATURE		ICM OUT CHECK	ICM RTURN CHECK

LESSOR - ICM EQUIPMENT CO.	FILE COPY	CUST. OUT CHECK	CUST RETURN CHECK

ICM RENTAL AGREEMENT TERMS AND CONDITIONS

Insurance

In those cases where licensed highway vehicles are rented, Lessee agrees to provide and maintain full automobile and general liability insurance naming Lessor as additional insured on all leased or rented Equipment during the life or lease of the rental agreement. The minimum liability limits on such insurance shall be One Million Dollars ($1,000,000.00), written on either a combined single limit or on a split limit basis for each contract of insurance.

In addition to the said liability coverages, the Lessee agree in all instances to provide and maintain full insurance coverage on all leased or rented Equipment, written to the full insurable value subject to such deductible as acceptable to the Lessor on the all risk form of insurance for physical loss and damage to said Equipment and shall insure against but not limited to the perils of fire, extended coverage, theft, vandalism, malicious mischief, collapse, water damage and such other perils as may be required by Lessor in its sole judgement.

Lessee further agrees to indemnify and hold Lessor harmless from any and all claims whatsoever relating to or arising from transportation, use or possession of rental Equipment for injury to persons or damage to property and from any and all expenses incurred in the defense of any such claims, including reasonable costs and attorney fees.

Insurance coverage as provided by Lessee and contract terms shall be evidence on a certificate of insurance and shall provide further that in the event the liability and/or physical loss policies are canceled prior to the expiration date shown on the certificate, the issuing insurance companies shall be required to provide Lessor with thirty (30) days written notice of such cancellation prior to the effective date of cancellation. The cost of any such insurance policies and endorsement shall be obligation of Lessee.

Physical Damage and Theft Waiver

Lessee may decline Physical Damage Wavier if it provides to Lessor an acceptable certificate of insurance, covering the Equipment and showing Lessor as a loss payee, or with a cash security deposit equal to the value of the Equipment. If Lessee declines the Physical Damage Wavier, Lessee will be responsible for the full value of any loss of or damage to the Equipment, regardless of fault, including any lost rental income to Lessor while Lessor repairs the Equipment. Physical Damage Waiver is not insurance. Lessee’s own insurance may cover all or part of such loss or damage.

If Lessee accepts the Physical Damage Waiver, Lessee will not be responsible for any loss or damage to the Equipment, subject to the deductible amount printed on the front page of this agreement from any cause except:

(1)                                  Loss or damage resulting from overloading, exceeding rated capacity, misuse, abuse or improper servicing of the Equipment.

(2)                                  Damage to tires and tubes from blow out, bruises, cuts, flats, or other causes.

(3)                                  Loss or damage resulting from use of Equipment in violation of the applicable manufacturer instruction manual.

(4)                                  Loss due to mysterious disappearance or wrongful conversion by a person entrusted with the Equipment.

(5)                                  Loss or damage resulting from over spray of concrete, paint, or any other material.

(6)                                  Damage to crane wire rope.

(7)                                  Damage to glass.

(8)                                  Any loss or damage to the Equipment if Lessee breaches any provision of this agreement.

(9)                                  Loss, damage or theft resulting from Lessee’s failure to protect and safeguard the Equipment adequately, (ie: security guard, fenced area).

Exposure to hazardous Materials or Waste:

Lessee shall not expose the Equipment to any hazardous material or waste. In the event the Equipment is exposed to any hazardous material or waste, Lessee shall immediately (1) notify Lessor, (2) remove the Equipment from such exposure and (3) completely clean and decontaminate the Equipment. If the Equipment cannot be completely cleaned, decontaminated and otherwise discharged from all adverse effects of such exposure, Lessee shall pay Lessor the full value of the Equipment, together with interest thereon from the date until the said sum is paid on full. Lessee indemnifies and hold Lessor harmless from any and all claims, actions, expenses, damages, costs and liabilities arising from any such exposure of the Equipment to hazardous material or waste, including reasonable costs and attorney fees. This indemnification survives and continues after the term of the lease.

Equipment Conditions:

Lessee acknowledges that it is full familiar with the Equipment covered by this agreement and that it fully understands the operating instructions and warning and caution signs. Lessee also acknowledges that it is aware of the limitations of the Equipment and agrees not to exceed them. Lessee agrees to show the operating instructions and warning and caution signs and explain the Equipment’s limitations to any and all persons who may operate the Equipment. Lessee shall use the Equipment in a careful and proper manner and shall comply with all laws, ordinances and regulations relating to the possession, use or maintenance of the Equipment. If Lessee is not fully familiar with the Equipment covered by this agreement, or the operating instructions or warning and caution signs, it hereby acknowledges that it has asked for and received complete operating instructions and explanation regarding warning and caution signs. Lessee acknowledges receipt of all manufactures’ operational manuals pertaining to the Equipment and has thoroughly studied and has understood the same. Lessee is solely responsible to advise any persons operating the Equipment or in the vicinity of the Equipment of all safety operating procedures and safety precautions.

Any repairs which become necessary to said Equipment shall be done by the Lessor at any time unless permission has been given in writing to the Lessee to do such repairs. The cost of all repairs to be borne by Lessee.

Lessee will pay for all fuel and oil used during the term of this lease and will MAINTAIN PROPER OIL AND COOLANT LEVELS AT ALL TIMES.

The Lessee agrees and guarantees to return the Equipment in as good condition as when received and if otherwise to pay the expense of putting in such condition. This guarantee is absolute and may not be excused by theft, act of God, or for any other reason whatsoever.

This Equipment furnished by Lessor is understood to be in good order at the time of shipment and upon receipt, if the Lessee finds otherwise, Lessor shall be notified within 48 hours after arrival, and the Lessor as the right to put the same in good order at its expense, but will not be responsible for any expenses contracted without its written consent. Failure to send notification will be construed to mean acceptance by the Lessee and shall necessitate maintenance of all the Equipment in good condition by the Lessee throughout the term of the lease. LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO (1) THE CONDITION OF THE EQUIPMENT LEASED, (2) ANY VISIBLE OR HIDDEN DEFECTS IN MATERIAL, WORKMANSHIP OR CAPACITY OF THE EQUIPMENT, (3) MERCHANTABILITY, OR (4) WHETHER THE EQUIPMENT WILL BE FIT FOR ANY PARTICULAR PURPOSE.

The Lessee shall be liable to Lessor for any loss or damage of Equipment or parts, or injury of breakage same during the renal period.

In no event shall Lessor be held responsible for injury, delays or damages consequential or otherwise, resulting by reason of the use or condition of said Equipment, or by reason of delays on part of Lessor or railroads or trucking companies in making delivery or loss or damage to Equipment in transit or from strikes or other contingencies beyond its control or from any cause whatsoever. Lessee’s remedies are limited to those contained in this agreement.

If at any time, Lessor in its sole discretion determines its rights to the Equipment are endangered or that the Equipment is being used beyond its capacity or in any manner improperly cared for or abused or if there shall be any default by Lessee in the terms and conditions of this lease, Lessor may upon notice REPOSSESS the Equipment and cancel this lease.

The Equipment described is to be used at the address shown on the face of this agreement and said Equipment is not to be removed from that location except with written consent of Lessor.

Upon request by Lessor, Lessee shall provide to Lessor the following information: (a) a copy of the contract governing all projects on which the Equipment is used, (b) a copy of the payment bond, if any, issued pursuant to the contract and (c) the name and location of all projects where the Equipment has been used. Lessee agrees to promptly provide to Lessor on request, any and all other information whatsoever, as Lessor shall in its sole judgement deem appropriate. Failure to provide such information shall be deemed a default of this lease.

Charges:

The rental period shall begin at the time when the Equipment is loaded at shipping point and end when Equipment is properly loaded for return. Lessee shall pay all drayage charges to the place of work and return to Lessor’s yard, or to such place as Lessor shall designate, it being understood, however, that Lessee shall be put to no greater expense in return of Equipment than if the Equipment were returned to the place from which if was originally obtained.

All amounts charged on rental and leases will be due on date of receipt of invoice or later date as specified on invoice and a FINANCE CHARGE will be imposed on this account if said account is not paid on or before the date the amount becomes due.

Balance due is determined pursuant to invoice. Lessee will incur no FINANCE CHARGE if the amount is paid in full when due. Rentals past due will incur interest from the due date at the rate 24% per annum. This is not however an agreement to accept periodic payments.

In the event of default in payment of any installment mentioned herein, Lessor may enter the premises, repossess said Equipment and lock or remove same from said work.

RENTAL DAY means the first to elapse of 24 hours or eight hours of Equipment use. Any period of Equipment used less than eight hours or any period of time less than 24 hours during which the Equipment is held by Lessee shall constitute a full Rental Day. RENTAL WEEK means the first to elapse of seven calendar days or 40 hours of Equipment use. RENTAL MONTH means the first to elapse of four weeks or 160 hours of Equipment use. If it is not clear which was to first to elapse of one of the stated periods of time or its corresponding periods of Equipment use, the later will be presumed. The rent charged under this lease is based on an eight hour day. If used in longer shifts, not exceeding sixteen hours, Lessee agrees to pay an increase of 50 percent in rental rate, or if run three shifts of eight hours each, twice the rate named. The Lessee agrees to notify Lessor of any increase in working schedule and permit Lessor to inspect job time records which will be used as a guide to estimating time.

Any holdover beyond the term of this lease as set forth above shall extend the term of the lease on the same terms and conditions as set for the herein except that during any holdover period Lessee may repossess the Equipment and terminate the lease, with or without default, upon 24 hour notice. On termination of this lease during any holdover period the rent for the entire lease period shall be computed on the lowest basis provided above and adjusted with Lessee accordingly.

Lessor shall have any and all remedies provided in this lease, at law or equity, including but not limited to the right to sue for damages, collection of unpaid rent, repossession and consequential damages for Lessee’s breach of this lease.

All remedies given Lessor hereunder are cumulative and the exercise of any one remedy by Lessor shall not be to the exclusion of any remedy.

In the event any sales, use or other personal property tax or assessment is hereafter levied by any public authority upon the transaction herein specified, or on the property which is the subject of this transaction or part thereof, then the Lessee agrees to pay any such taxes or assessments upon demand. This contract is made to be performed and any liability hereunder arises at Salt Lake City, Utah and this contract shall not be considered in full force until accepted by the company and executed by its proper officer in Salt Lake City, Utah.

This agreement shall not only be binding upon the parities hereto but shall insure to and be binding upon their heirs, successors in interest, personal representatives, and assigns. (where permission to assign by Lessor is given). Lessee’s rights under this lease are not assignable without Lessor’s written permission.

General Terms:

If any word, phrase, clause, sentence, or paragraph of this lease is or shall be invalid for any reason, the same shall be deemed severable from the remainder hereof and shall in no way affect or impair the validity of this lease or any other portion thereof.

It is hereby agreed that title to the Equipment above described remains in the Lessor and it is not intended hereby to vest any rights in the Lessee to said Equipment other than as specifically provided herein.

In the event that the Equipment set forth in this contract is damaged and requires repair at Lessor’s or any service facility, the terms and conditions as set forth herein continue during the period of repair.

Time is of the essence.

Lessee will execute any financing statements that are necessary to disclose the Lessor’s ownership interest in the Equipment. Lessee agrees to subordinate this rental agreement and its interests hereunder to Lessor’s lender.

This writing contains the entire agreement between the parties hereto, and any representation or agreement not contained herein shall be of no force or effect whatsoever. The termination or cancellation of this lease by Lessor, for any reason, shall not terminate or cancel Lessor’s right to pursue any remedies provided herein or at law or equity against Lessee.

This agreement is enforceable under the laws of the State of Utah and shall be enforced in the counts of the state of Utah.

In the event Lessor is reasonably required to hire an attorney in order to enforce the terms of this agreement, Lessee shall pay all reasonable costs and attorney fees so incurred.

EXHIBIT 6.7(d)(iii)(A)

to

CREDIT AGREEMENT

[FORM OF INTERCREDITOR AGREEMENT (FLOOR PLAN INVENTORY)]

INTERCREDITOR AGREEMENT
(FLOOR PLAN INVENTORY)

This Intercreditor Agreement (the “Agreement”) is entered into this             day of             , 2002, between [insert name of vendor/financer] (the “Company”), General Electric Capital Corporation, in its capacity as Administrative Agent under the Credit Agreement referred to below (together with any successor thereof under the Credit Agreement, the “Agent”) and Bank of New York, in its capacity as Collateral Agent under the Company’s Indenture as referred to below (together with any successor thereof under the Indenture, the “Collateral Agent”).

WHEREAS, Company is extending credit to H&E Equipment Services, L.L.C. (formerly, Head & Engquist Equipment, L.L.C. and ICM Equipment Company, L.L.C.) (the “Debtor”) and has acquired or will acquire a security interest in certain collateral now or hereafter owned or held by the Debtor and the proceeds thereof to secure repayment of such credit.

WHEREAS, the Agent is Administrative Agent for lenders party from time to time (the “Lenders”) to a Credit Agreement, dated as of June    , 2002 (as amended, modified, supplemented, replaced, restated or refinanced from time to time, the “Credit Agreement”) to which the Debtor is a party and pursuant to which the Lenders may advance loans and other financial accommodations from time to time;

WHEREAS, the present and future obligations of the Debtor under the Credit Agreement and related documents (the “Credit Agreement Obligations”) are secured by all present and future assets of the Debtor;

WHEREAS, it is a condition to the making of loans and other financial accommodations under the Credit Agreement that the Company execute and deliver this Agreement;

WHEREAS, Bank of New York is the “Collateral Agent” under (and as such term is defined in) the Company’s Senior Note Indenture with respect to    % Senior Secured Notes of the Debtor due 2012 (as amended, modified, supplemented, replaced or refinanced from time to time, the “Indenture”);

WHEREAS, the present and future obligations of the Debtor under the Indenture and Notes (as defined therein) (the “Note Obligations” and together with the Credit Agreement Obligations, the “Credit and Note Obligations”) are secured by a security interest (junior to that of the Agent) in all present and future assets of the Debtor; and

WHEREAS, the Company, the Agent and the Collateral Agent desire to enter into this Agreement to clarify the nature and extent of the respective security interests claimed by them.

NOW THEREFORE, the parties hereto agree as follows:

1.   Priority of Company Security Interests. (a)             Each of the Agent and the Collateral Agent hereby subordinates its security interest in the property of the Debtor subject to the agreement in this Paragraph 1 to the security interest therein of the Company (and the security interests of the Company in the property of the Debtor subject to the agreement in this Paragraph 1 shall be senior to those of the Agent and Collateral Agent therein), in each case to the extent the security interest of the Company secures financing provided by the Company to the Debtor and interest, fees and charges in connection therewith.

(b)           The property subject to the agreement in this Paragraph 1 is: (i) each item of the Debtor’s inventory as is acquired by the Debtor from the Company and financed by the Company pursuant to one or more agreements between the Company and the Debtor and as to which the Company has not received payment in full (an “Item of Inventory”), (ii) all cash proceeds arising directly (and not from other proceeds) (“Sale Proceeds”) from the sale by the Debtor of an Item of Inventory, but only during the Sale Priority Period, as defined below, and (iii) all proceeds (“Rental Proceeds”) arising from the rental by the Debtor of an Item of Inventory, including, chattel paper evidencing any agreement with respect to any such rental and proceeds of any such chattel paper, but only during the Rental Priority Period, as defined below; excluding, however, from clauses (i), (ii) and (iii), all proceeds (“Excluded Proceeds”) of all Items of Inventory, including, without limitation, all accounts, chattel paper, payment intangibles and other proceeds (other than Sale Proceeds during the Sale Priority Period and Rental Proceeds during the Rental Priority Period). The Company shall conspicuously legend all chattel paper arising from the sale or rental of any Item of Inventory to indicate the interest of the Agent and the Collateral Agent therein.

(c)           The Company shall be deemed to have been paid in full with respect to any Item of Inventory for the purposes of this Paragraph 1 when it shall have received payment in collected funds of the amount financed by the Company on such Item of Inventory, all interest thereon and finance and related charges with respect thereto and upon any such payment in full with respect to any Item of Inventory, the security interest of the Company in such Item of Inventory and all proceeds thereof shall terminate, notwithstanding anything to the contrary contained in any agreement between the Debtor and the Company.

(d)           The Agent and Collateral Agent may (i) except during a Sale Priority Period with respect to the Sale Proceeds of any sale of an Item of Inventory, receive and apply to any Credit and Note Obligations any Sale Proceeds free of any security interest from the rental of any Item of Inventory or claim of the Company (ii) except during any Rental Priority Period with respect to any Rental Proceeds receive and apply to any Credit and Note Obligations any Rental Proceeds free of any security interest or claim of the Company and (iii) at any time receive and apply to any Credit and Note Obligations any Excluded Proceeds.

(e)           The term “Sale Priority Period” shall mean with respect to the sale of any Item of Inventory, the period beginning on the date of such sale and ending on the 10th day following the date of consummation of such sale; provided, however, that in the event that the Company shall notify the Agent (if the Credit Agreement is in effect or any Credit Agreement Obligations are unpaid) and the Collateral Agent (if any Note Obligations are unpaid) in writing prior to the end of such period as to any sale of any Item of Inventory that the Company shall not have been been paid in full with respect to such Item of Inventory, then the Sale Priority Period as to the Sale Proceeds of such sale shall continue until the Company shall have been paid in full for such Item of Inventory. A sale shall be deemed to occur when title to the applicable Item of Inventory is deemed to pass to the buyer under the terms of such sale or applicable law.

(f)            The term “Rental Priority Period” shall mean, as to any Item of Inventory, the period beginning on the date that the Agent (if the Credit Agreement is in effect or any Credit Agreement Obligations are unpaid)and Collateral Agent (if any Note Obligations are unpaid) have received written notice that the Debtor is in default in its obligations to the Company and ending on the earlier of (i) the payment in full to the Company for such Item of Inventory and (ii) the receipt by the Agent (if the Credit Agreement is in effect or any Credit Agreement Obligations are unpaid) and the Collateral Agent (if any Note Obligations are unpaid) from the Company that such default is no longer continuing.

2.   Priority of the Agent’s and the Trustee’s Security Interests.  Company hereby subordinates its security interest in the property of the Debtor subject to the agreement in this Paragraph 2 to the respective security interests of the Agent and the Collateral Agent (and the respective security interests of the Agent and the Collateral Agent in the property subject to the agreement in this Paragraph 2 shall be senior to the security interests of the Company). The property subject to the agreement in this Paragraph 2 is all of the property of the Debtor, now owned or hereafter acquired, including all Excluded Proceeds, except for (i) each Item of Inventory, (ii) Sale Proceeds during the Sale Priority Period with respect thereto, and (iii) Rental Proceeds during the Rental Priority Period with respect thereto. The Company acknowledges that the Debtor has granted to the Agent for the benefit of the Agent and the Lenders and has granted to the Collateral Agent, for the benefit of the Collateral Agent and the holders of Notes, a security interest in all of the Debtor’s present and future assets and all proceeds thereof, and the Company consents to such grant. The Company further agrees that its agreements in this Intercreditor Agreement shall be enforceable by any Person that at the time is (i) the “Administrative Agent,” “Collateral Agent” or “Agent” under and as such terms are defined in the Credit Agreement, or (ii) the “Trustee”, “Collateral Agent” or “Joint Collateral Agent” under and as such terms are defined in the Indenture.

3.   Definitions.  Except as herein otherwise provided, priority shall be in accordance with the Uniform Commercial Code, and terms used in this Agreement that are defined in the Uniform Commercial Code shall have their meaning herein as so defined. The priorities set forth in Paragraph 1 and 2 shall apply irrespective of the time, order or method of attachment or perfection of the security interests referred to in such Paragraphs, and whether or not any term or condition of any documentation relating to the respective financings or note purchases provided by the Company, the Lenders or the holders of Notes is modified, waived, amended, extended or otherwise changed from time to time.

4.   Termination. This Agreement shall remain in effect until written notice is given to the other parties hereto of termination. No termination, however, shall impair the rights or priorities created or acquired hereunder by any of the parties hereto prior to the effective date of such termination or alter the relative priorities in any property owned by the Debtor as of the date of termination or any proceeds thereof.

5.   Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York.

6.   No Third Party Beneficiaries.  Except as provided in Paragraph 2, nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any person other than the parties hereto.

7.   Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

8.   Further Assurances.  Each of the parties hereto agrees to execute such UCC amendments and other documents as may be necessary to reflect of record the existence of this Agreement and the relative priorities established pursuant to this Agreement.

9.   Entire Agreement: Amendments.  This Agreement expresses the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supercedes all prior understandings and agreements of the parties regarding the same subject matter. This Agreement may not be amended or modified except by a writing signed by the parties hereto.

10.   Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

GENERAL ELECTRIC CAPITAL CORPORATION	[NAME OF VENDOR OR FINANCER]
as Administrative Agent

By:	By:

Name:	Name:

Title:	Title:

BANK OF NEW YORK,

not in its individual capacity but solely

as Collateral Agent under the Senior Note

Indenture of H&E Equipment Services, L.L.C.

referred to above

By:

Name:

Title:

Acknowledged

H&E Equipment Services, L.L.C.

By:

Name:

Title:

EXHIBIT 6.7(d)(iii)(B)
to
CREDIT AGREEMENT

[FORM OF INTERCREDITOR AGREEMENT (OFF BALANCE SHEET INVENTORY)]

INTERCREDITOR AGREEMENT
(OFF BALANCE SHEET INVENTORY)

This Intercreditor Agreement (the “Agreement”) is entered into this            day of            , 2002, between [insert name of off-balance-sheet financer] (the “Company”), General Electric Capital Corporation, in its capacity as Administrative Agent under the Credit Agreement referred to below (together with any successor thereof under the Credit Agreement, the “Agent”) and Bank of New York, in its capacity as Collateral Agent under the Company’s Indenture as referred to below (together with any successor thereof under the Indenture, the “Collateral Agent”).

WHEREAS, Company is leasing to H&E Equipment Services, L.L.C. (formerly, Head & Engquist Equipment, L.L.C.) (the “Debtor”) and may sell on credit terms and in connection therewith acquire a security interest in certain collateral now or hereafter owned or held by the Debtor and the proceeds thereof to secure repayment of such credit.

WHEREAS, the Agent is Administrative Agent for lenders party from time to time (the “Lenders”) to a Credit Agreement, dated as of June    , 2002 (as amended, modified, supplemented, replaced, restated or refinanced from time to time, the “Credit Agreement”) to which the Debtor is a party and pursuant to which the Lenders may advance loans and other financial accommodations from time to time;

WHEREAS, the present and future obligations of the Debtor under the Credit Agreement and related documents (the “Credit Agreement Obligations”) are secured by all present and future assets of the Debtor;

WHEREAS, it is a condition to the making of loans and other financial accommodations under the Credit Agreement that the Company execute and deliver this Agreement;

WHEREAS, Bank of New York is the “Collateral Agent” under (and as such term is defined in) the Company’s Senior Note Indenture with respect to      % Senior Secured Notes of the Debtor due 2012 (as amended, modified, supplemented, replaced or refinanced from time to time, the “Indenture”);

WHEREAS, the present and future obligations of the Debtor under the Indenture and Notes (as defined therein) (the “Note Obligations” and together with the Credit Agreement Obligations, the “Credit and Note Obligations”) are secured by a security interest (junior to that of the Agent) in all present and future assets of the Debtor; and

WHEREAS, the Company, the Agent and the Collateral Agent desire to enter into this Agreement to clarify the nature and extent of the respective security interests claimed by them.

NOW THEREFORE, the parties hereto agree as follows:

1.   Priority of Company Security Interests. (a)                                      Each of the Agent and the Collateral Agent hereby subordinates its security interest in the property of the Debtor subject to the agreement in this Paragraph 1 to the security interest therein of the Company (and the security interests of the Company in the property of the Debtor subject to the agreement in this Paragraph 1 shall be senior to those of the Agent and Collateral Agent therein), in each case to the extent the security interest of the Company secures financing provided by the Company to the Debtor and interest, fees and charges in connection therewith.

(b)                               The property subject to the agreement in this Paragraph 1 is: (i) each item of the Debtor’s inventory as is acquired by the Debtor from the Company and financed by the Company pursuant to one or more agreements between the Company and the Debtor and as to which the Company has not received payment in full (an “Item of Inventory”), (ii) all cash proceeds arising directly (and not from other proceeds) (“Sale Proceeds”) from the sale by the Debtor of an Item of Inventory, but only during the Sale Priority Period, as defined below, and (iii) all proceeds (“Rental Proceeds”) arising from the rental by the Debtor of an Item of Inventory, including, chattel paper evidencing any agreement with respect to any such rental and proceeds of any such chattel paper, but only during the Rental Priority Period, as defined below; excluding, however, from clauses (i), (ii) and (iii), all proceeds (“Excluded Proceeds”) of all Items of Inventory, including, without limitation, all accounts, chattel paper, payment intangibles and other proceeds (other than Sale Proceeds during the Sale Priority Period and Rental Proceeds during the Rental Priority Period). Until an Item of Inventory is acquired by the Debtor from the Company through the exercise by the Debtor of a purchase option, such Item of Inventory and any sale proceeds thereof shall not be subject to a security interest in favor of the Agent or Collateral Agent. The Company shall conspicuously legend all chattel paper arising from the sale or rental of any Item of Inventory to indicate the interest of the Agent and the Collateral Agent therein.

(c)                                The Company shall be deemed to have been paid in full with respect to any Item of Inventory for the purposes of this Paragraph 1 when it shall have received payment in collected funds of the amount financed by the Company on such Item of Inventory, all interest thereon and finance and related charges with respect thereto and upon any such payment in full with respect to any Item of Inventory, the security interest of the Company in such Item of Inventory and all proceeds thereof shall terminate, notwithstanding anything to the contrary contained in any agreement between the Debtor and the Company.

(d)                               The Agent and Collateral Agent may (i) except during a Sale Priority Period with respect to the Sale Proceeds of any sale of an Item of Inventory, receive and apply to any Credit and Note Obligations any Sale Proceeds free of any security interest from the rental of any Item of Inventory or claim of the Company (ii) except during any Rental Priority Period with respect to any Rental Proceeds receive and apply to any Credit and Note Obligations any Rental Proceeds free of any security interest or claim of the Company and (iii) at any time receive and apply to any Credit and Note Obligations any Excluded Proceeds.

(e)                                The term “Sale Priority Period” shall mean with respect to the sale by the Debtor of any Item of Inventory, the period beginning on the date of such sale and ending on the 15th day of the calendar month immediately following the calendar month in which consummation of such sale occurred; provided, however, that in the event that the Company shall notify the Agent (if the Credit Agreement is in effect or any Credit Agreement Obligations are unpaid) and the Collateral Agent (if any Note Obligations are unpaid) in writing prior to the end of such period as to any sale of any Item of Inventory that the Company shall not have been paid in full with respect to such Item of Inventory, then the Sale Priority Period as to the Sale Proceeds of such sale shall continue until the Company shall have been paid in full for such Item of Inventory. A sale shall be deemed to occur when title to the applicable Item of Inventory is deemed to pass to the buyer under the terms of such sale or applicable law.

(f)                                  The term “Rental Priority Period” shall mean, as to any Item of Inventory, (i) all periods prior to its acquisition by the Debtor pursuant to the exercise of a purchase option, and (ii) from and after its acquisition by the Debtor pursuant to the exercise of a purchase option, the period beginning on the date that the Agent (if the Credit Agreement is in effect or any Credit Agreement Obligations are unpaid)and Collateral Agent (if any Note Obligations are unpaid) have received written notice that the Debtor is in default in its obligations to the Company and ending on the earlier of (x) the payment in full to the Company for such Item of Inventory and (y) the receipt by the Agent (if the Credit Agreement is in effect or any Credit Agreement Obligations are unpaid) and the Collateral Agent (if any Note Obligations are unpaid) from the Company that such default is no longer continuing.

2.   Priority of the Agent’s and the Trustee’s Security Interests. Company hereby subordinates its security interest in the property of the Debtor subject to the agreement in this Paragraph 2 to the respective security interests of the Agent and the Collateral Agent (and the respective security interests of the Agent and the Collateral Agent in the property subject to the agreement in this Paragraph 2 shall be senior to the security interests of the Company). The property subject to the agreement in this Paragraph 2 is all of the property of the Debtor, now owned or hereafter acquired, including all Excluded Proceeds, except for (i) each Item of Inventory, (ii) Sale Proceeds during the Sale Priority Period with respect thereto, and (iii) Rental Proceeds during the Rental Priority Period with respect thereto. The Company acknowledges that the Debtor has granted to the Agent for the benefit of the Agent and the Lenders and has granted to the Collateral Agent, for the benefit of the Collateral Agent and the holders of Notes, a security interest in all of the Debtor’s present and future assets and all proceeds thereof, and the Company consents to such grant. The Company further agrees that its agreements in this Intercreditor Agreement shall be enforceable by any Person that at the time is (i) the “Administrative Agent,” “Collateral Agent” or “Agent” under and as such terms are defined in the Credit Agreement, or (ii) the “Trustee”, “Collateral Agent” or “Joint Collateral Agent” under and as such terms are defined in the Indenture.

3.   Definitions. Except as herein otherwise provided, priority shall be in accordance with the Uniform Commercial Code, and terms used in this Agreement that are defined in the Uniform Commercial Code shall have their meaning herein as so defined. The priorities set forth in Paragraph 1 and 2 shall apply irrespective of the time, order or method of attachment or perfection of the security interests referred to in such Paragraphs, and whether or not any term or condition of any documentation relating to the respective financings or note purchases provided by the Company, the Lenders or the holders of Notes is modified, waived, amended, extended or otherwise changed from time to time.

4.   Termination. This Agreement shall remain in effect until written notice is given to the other parties hereto of termination. No termination, however, shall impair the rights or priorities created or acquired hereunder by any of the parties hereto prior to the effective date of such termination or alter the relative priorities in any property owned by the Debtor as of the date of termination or any proceeds thereof.

5.   Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

6.   No Third Party Beneficiaries. Except as provided in Paragraph 2, nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any person other than the parties hereto.

7.   Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

8.   Further Assurances. Each of the parties hereto agrees to execute such UCC amendments and other documents as may be necessary to reflect of record the existence of this Agreement and the relative priorities established pursuant to this Agreement.

9.   Entire Agreement: Amendments. This Agreement expresses the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supercedes all prior understandings and agreements of the parties regarding the same subject matter. This Agreement may not be amended or modified except by a writing signed by the parties hereto.

10.   Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

GENERAL ELECTRIC	[NAME OF VENDOR OR FINANCER]
CAPITAL CORPORATION
as Administrative Agent

By:	By:

Name:	Name:

Title:	Title:

BANK OF NEW YORK,

not in its individual capacity but solely

as Collateral Agent under the Senior Note

Indenture of H&E Equipment Services, L.L.C.

referred to above

By:

Name:

Title:

Acknowledged

H&E Equipment Services, L.L.C.

By:

Name:

Title: